EXHIBIT 4.4




                       [         ] 200__-[ ], as Issuer




                        INDYMAC MBS, INC., as Depositor




           ____________________, as Trust Administrator and Servicer




                    ____________________________, as Seller




                                      and




          ____________________________________, as Indenture Trustee




                          ---------------------------

                         SALE AND SERVICING AGREEMENT




                           Dated as of _______, 200_

                          ---------------------------




                                 [ ] 200__-[ ]
                             MORTGAGE BACKED NOTES






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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----


                                   ARTICLE I

                                  DEFINITIONS

Section 1.01.  Definitions...................................................4
Section 1.02.  Calculations With Respect to the Mortgage Loans..............47
Section 1.03.  Calculations With Respect to Accrued Interest................47

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS

Section 2.01.  Creation and Declaration of Trust Estate; Conveyance of
                    Mortgage Loans..........................................47
Section 2.02.  Acceptance of Trust Estate; Review of Documentation..........53
Section 2.03.  Grant Clause.................................................54
Section 2.04.  Option to Contribute Derivative Instrument...................56

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

Section 3.01.  Representations and Warranties of the Depositor and
                    the Seller..............................................56
Section 3.02.  Discovery of Breach..........................................58
Section 3.03.  Repurchase, Purchase or Substitution of Mortgage Loans.......59

                                  ARTICLE IV

             ADMINISTRATION AND SERVICING OF MORTGAGE LOANS BY THE
                     SERVICER AND THE TRUST ADMINISTRATOR

Section 4.01.  Servicer to Perform Servicing Responsibilities...............59
Section 4.02.  Duties of the Servicer; Representations and Warranties.......60
Section 4.03.  Servicer Fidelity Bond and Servicer Errors and Omissions
                    Insurance Policy........................................62
Section 4.04.  Servicer's Financial Statements and Related Information......63
Section 4.05.  Power to Act; Procedures.....................................63
Section 4.06.  [Reserved]...................................................66
Section 4.07.  Establishment of and Deposits to Collection Account..........66
Section 4.08.  Application of Funds in the Collection Account...............68
Section 4.09.  Servicing of the Mortgage Loans..............................70
Section 4.10.  Reports to Trust Administrator...............................77
Section 4.11.  Reports to Indenture Trustee and Noteholders.................77

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Section 4.12.  Transfers of Mortgaged Property..............................80
Section 4.13.  Termination for Cause........................................81
Section 4.14.  Assumption of Servicing by Indenture Trustee, Successor
                    to Servicer.............................................83
Section 4.15.  [Reserved]...................................................85
Section 4.16.  Release of Mortgage Files....................................85
Section 4.17.  Documents, Records and Funds in Possession of Servicer
                    To Be Held for Indenture Trustee........................86
Section 4.18.  Opinion......................................................87
Section 4.19.  [Reserved]...................................................87
Section 4.20.  [Reserved]...................................................87
Section 4.21.  [Reserved]...................................................87
Section 4.22.  Indenture Trustee To Retain Possession of Certain
                    Insurance Policies and Documents........................87
Section 4.23.  Compensation to the Servicer.................................88
Section 4.24.  [Reserved]...................................................88
Section 4.25.  Reports to the Indenture Trustee.............................88
Section 4.26.  Annual Officer's Certificate as to Compliance................89
Section 4.27.  Inspection...................................................89
Section 4.28.  Merger or Consolidation......................................90
Section 4.29.  Resignation of Servicer......................................90
Section 4.30.  Assignment or Delegation of Duties by the Servicer...........90
Section 4.31.  Limitation on Liability of the Servicer and Others...........91
Section 4.32.  Indemnification; Third Party Claims..........................91
Section 4.33.  Alternative Index............................................92
Section 4.34.  Miscellaneous Servicing Provisions...........................92
Section 4.35.  Advance Facility.............................................92

                                   ARTICLE V

                       DEPOSITS AND PAYMENTS TO HOLDERS

Section 5.01.  The Collection Account.......................................93
Section 5.02.  Payments from the Collection Account.........................93
Section 5.03.  [Reserved]..................................................107
Section 5.04.  Control of the Trust Account and Deferred Interest..........107
Section 5.05.  Advances by Servicer........................................111
Section 5.06.  The Interest Rate Cap Agreements............................111
Section 5.07.  [ [Class AF-5B] Policy; Rights of the
                    [Class AF-5B] Insurer..................................113

                                  ARTICLE VI

                       ADMINISTRATION OF THE AGREEMENTS

Section 6.01.  Duties of the Trust Administrator...........................116
Section 6.02.  Duties of the Trust Administrator With Respect to
                    the Indenture, the Trust Agreement and this Agreement..119

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Section 6.03.  Records.....................................................119
Section 6.04.  Compensation................................................119
Section 6.05.  Additional Information to be Furnished to the Issuer........119
Section 6.06.  Independence of the Trust Administrator.....................119
Section 6.07.  No Joint Venture............................................120
Section 6.08.  Other Activities of Trust Administrator and the Depositor...120
Section 6.09.  Resignation and Removal of Trust Administrator..............120
Section 6.10.  Action upon Termination, Resignation or Removal of the
                    Trust Administrator....................................122

                                  ARTICLE VII

                          SERVICER EVENTS OF DEFAULT

Section 7.01.  Servicer Events of Default; Indenture Trustee To Act;
                    Appointment of Successor...............................122
Section 7.02.  Additional Remedies of Indenture Trustee Upon Servicer
                    Event of Default.......................................127
Section 7.03.  Waiver of Defaults..........................................127
Section 7.04.  Notification to Holders.....................................127
Section 7.05.  Directions by Noteholders and Duties of Indenture
                    Trustee During Servicer Event of Default...............127
Section 7.06.  Action Upon Certain Failures of the Servicer and Upon
                    Servicer Event of Default..............................128

                                 ARTICLE VIII

                                  TERMINATION

Section 8.01.  Termination.................................................128
Section 8.02.  Termination Prior to Maturity Date; Optional Redemption.....128
Section 8.03.  Certain Notices upon Final Payment..........................129

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

Section 9.01.  Binding Nature of Agreement; Assignment.....................129
Section 9.02.  Entire Agreement............................................129
Section 9.03.  Amendment...................................................129
Section 9.04.  Acts of Noteholders.........................................130
Section 9.05.  Recordation of Agreement....................................131
Section 9.06.  Governing Law...............................................131
Section 9.07.  Notices.....................................................131
Section 9.08.  Severability of Provisions..................................132
Section 9.09.  Indulgences; No Waivers.....................................133
Section 9.10.  Headings Not To Affect Interpretation.......................133

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Section 9.11.  Benefits of Agreement.......................................133
Section 9.12.  Special Notices to the Rating Agencies......................133
Section 9.13.  Counterparts................................................134
Section 9.14.  Execution by the Issuer.....................................134

                                   ARTICLE X

                            EXCHANGE ACT REPORTING

Section 10.01.  Filing Obligations.........................................135
Section 10.02.  Form 10-D Filings..........................................135
Section 10.03.  Form 8-K Filings...........................................136
Section 10.04.  Form 10-K Filings..........................................136
Section 10.05.  Sarbanes-Oxley Certification...............................137
Section 10.06.  Form 15 Filing.............................................137
Section 10.07.  Report on Assessment of Compliance and Attestation.........137
Section 10.08.  Use of Subcontractors......................................139
Section 10.09.  Amendments.................................................139



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                              ATTACHMENTS

Exhibit A-1        Form of Initial Certification
Exhibit A-2        Form of Interim Certification
Exhibit A-3        Form of Final Certification
Exhibit A-4        Form of Endorsement
Exhibit B          [Reserved]
Exhibit C          Form of Lost Note Affidavit
Exhibit D          Escrow Account Letter Agreement
Exhibit E-1        Form of Monthly Remittance Advice
Exhibit E-2        Standard Layout For Monthly Defaulted Loan Report
Exhibit E-3        Form 332 Realized Loss Report
Exhibit F-1        Form of Certification to be Provided to the Servicer
                   by the Trustee
Exhibit F-2        Form of Servicer Certification
Exhibit G          Item 1119 Party Schedule
Exhibit H          Form of Servicing Criteria to be Addressed in Assessment
                   of Compliance Statement
Exhibit I          Form of [Class AF-5B] Policy
[Exhibit J         Form of Subsequent Transfer Agreement]
Exhibit K          Form of Sarbanes-Oxley Certification (Replacement of
                   Servicer)





Schedule A                 Mortgage Loan Schedule




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                                       7



         This SALE AND SERVICING AGREEMENT, dated as of _______, 200_ (the "Agreement" or the "Sale and Servicing Agreement"), is by and among [ ] 200__-[ ], a Delaware statutory trust, as issuer (the "Issuer"), IndyMac MBS, INC., a Delaware corporation, as depositor (the "Depositor"), ____________________________________, as indenture trustee (the "Indenture
Trustee"), ____________________, as trust administrator (the "Trust Administrator") and servicer (the "Servicer"), and ____________________________, as seller (the "Seller").

                             PRELIMINARY STATEMENT

         WHEREAS, the Depositor has acquired all of the rights, title and interest of the Seller in certain conventional, adjustable rate, residential mortgage loans identified in Schedule A hereto (the "Mortgage Loans") on a servicing-retained basis from the Seller, and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Issuer hereunder for inclusion in the Trust Estate;

         WHEREAS, the Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

         WHEREAS, on the Closing Date, the Depositor will acquire the Notes and the Ownership Certificate from the Issuer as consideration for its transfer to the Issuer of the Mortgage Loans and the other property constituting the Trust Estate;

         WHEREAS, pursuant to the Indenture, the Issuer will pledge the Mortgage Loans and the other property constituting the Trust Estate to the Indenture Trustee as security for the Notes;

         WHEREAS, the Seller desires that the Servicer service the Mortgage Loans upon such transfer to the Issuer pursuant to this Agreement, and the Servicer has agreed to do so;

         WHEREAS, the Servicer shall be obligated under this Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Issuer, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement upon the occurrence and continuance of a Servicer Event of Default as provided herein;

         WHEREAS, the parties hereto acknowledge and agree that, at the direction of the Depositor, the Seller will assign all of its rights with respect to the Mortgage Loans (other than the servicing rights) to the Indenture Trustee;

         WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes, including (i) the Depository Agreement and
(ii) the Indenture (the Depository Agreement, the Indenture and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

         WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the

Indenture (the "Collateral") and (b) the undivided subordinate beneficial ownership interest in the Issuer represented by the Ownership Certificate;

         WHEREAS, the Issuer desires to have the Trust Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer or the Owner Trustee may from time to time reasonably request; and

         WHEREAS, the Trust Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer or the Owner Trustee on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:



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         The following table sets forth (or describes) the Class designation,
Note Interest Rate, initial Class Principal Amount and minimum denomination for each Class of Notes issued pursuant to the Indenture.

                                                    Initial
            Class                                Class Principal     Minimum
         Designation      Note Interest Rate         Amount       Denominations
         -----------      ------------------     ---------------  -------------
[Class AF-1A]............    Variable (1)        $ __________     $     25,000
[Class AF-1B]............    Variable (1)        $ __________     $     25,000
[Class AF-2].............    Variable (1)        $ __________     $     25,000
[Class AF-3].............    Variable (1)        $ __________     $     25,000
[Class AF-4].............    Variable (1)        $ __________     $     25,000
[Class AF-5A]............    Variable (1)        $ __________     $     25,000
[Class AF-5B]............    Variable (1)        $ __________     $     25,000
[Class AF-6].............    Variable (1)        $ __________     $     25,000
[Class MF-1].............    Variable (1)        $ __________     $    100,000
[Class MF-2].............    Variable (1)        $ __________     $    100,000
[Class MF-3].............    Variable (1)        $ __________     $    100,000
[Class MF-4].............    Variable (1)        $ __________     $    100,000
[Class MF-5].............    Variable (1)        $ __________     $    100,000
[Class MF-6].............    Variable (1)        $ __________     $    100,000
[Class MF-7].............    Variable (1)        $ __________     $    100,000
[Class MF-8].............    Variable (1)        $ __________     $    100,000
[Class BF]...............    Variable (1)        $ __________     $    100,000
[Class 2-AV-1]...........    Variable (1)        $ __________     $     25,000
[Class 2-AV-2]...........    Variable (1)        $ __________     $     25,000
[Class 3-AV-1]...........    Variable (1)        $ __________     $     25,000
[Class 3-AV-2]...........    Variable (1)        $ __________     $     25,000
[Class 3-AV-3]...........    Variable (1)        $ __________     $     25,000
[Class 3-AV-4]...........    Variable (1)        $ __________     $     25,000
[Class MV-1].............    Variable (1)        $ __________     $    100,000
[Class MV-2].............    Variable (1)        $ __________     $    100,000
[Class MV-3].............    Variable (1)        $ __________     $    100,000
[Class MV-4].............    Variable (1)        $ __________     $    100,000
[Class MV-5].............    Variable (1)        $ __________     $    100,000
[Class MV-6].............    Variable (1)        $ __________     $    100,000
[Class MV-7].............    Variable (1)        $ __________     $    100,000
[Class MV-8].............    Variable (1)        $ __________     $    100,000
[Class BV]...............    Variable (1)        $ __________     $    100,000
---------------
(1) See the definition of "Note Interest Rate" herein.


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                                  ARTICLE I

                                  DEFINITIONS

         Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accounts: Any or all of the Escrow Accounts, the Collection Account, the Interest Rate Cap Account and any other accounts created or maintained by the Trust Administrator or the Servicer pursuant to this Agreement.

         Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

         Accrual Period: With respect to any Payment Date and the Notes, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, beginning on the Closing Date) and ending on the day immediately preceding the related Payment Date.

         Additional Designated Information:  As defined in Section 10.02.

         Adjustable Rate Notes: The [Class AF-1A] Notes, the [Group AV] Notes and the Adjustable Rate Subordinate Notes.

         Adjustable Rate Cumulative Loss Trigger Event: With respect to a Payment Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in [Pool 2] and [Pool 3] from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Recoveries related to the Mortgage Loans in [Pool 2] and [Pool 3] received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Payment Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 2] and [Pool 3], as set forth below:

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    Payment Date                      Percentage
    ------------                      ----------

    _____ 200_ -- _____ 200_.........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each
                                      month thereafter through ______ 200_
    _____ 200_ -- _____ 200_.........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each
                                      month thereafter through ______ 200_
    _____ 200_ -- _____ 200_.........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each
                                      month thereafter through ______ 200_
    _____ 200_ and thereafter........ ____%


         Adjustable Rate Delinquency Trigger Event: With respect to any Payment Date on or after the Adjustable Rate Stepdown Date, an Adjustable Rate Delinquency Trigger Event exists if the Rolling [Sixty-Day] Delinquency Rate for outstanding Mortgage Loans in [Pool 2] and [Pool 3] equals or exceeds the product of (x) the Adjustable Rate Senior Enhancement Percentage for such Payment Date and (y) the applicable percentage listed below for the most senior class of outstanding [Group AV] Notes and Adjustable Rate Subordinate
Notes:

                         Class                       Percentage

            [Group AV]......................           _____%
            [Class MV-1]....................           _____%
            [Class MV-2]....................           _____%
            [Class MV-3]....................           _____%
            [Class MV-4]....................           _____%
            [Class MV-5]....................           _____%
            [Class MV-6]....................           _____%
            [Class MV-7]....................           _____%
            [Class MV-8]....................           _____%
            [Class BV]......................           _____%


         Adjustable Rate Excess Overcollateralization Amount: With respect to any Payment Date, an amount equal to the excess, if any, of the Adjustable Rate Overcollateralized Amount for such Payment Date over the Adjustable Rate Overcollateralization Target Amount for such Payment Date.

         Adjustable Rate Pool Excess Cashflow: With respect to any Payment Date the sum of (i) the amount remaining after the distribution of interest to Noteholders for such Payment Date pursuant to Section 5.02(c), (ii) the amount remaining after the distribution of principal to

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Noteholders for such Payment Date, pursuant to Section 5.02(e) and (iii) the
Adjustable Rate Overcollateralization Reduction Amount for such Payment Date, if any.

         Adjustable Rate OC Floor: For any Payment Date, an amount equal to ____% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 2] and [Pool 3] the [Pool 2] Pre-Funded Amount and the [Pool 3] Pre-Funded Amount.

         Adjustable Rate Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Adjustable Rate Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on such Payment Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for [Pool 2] and [Pool 3] on such Payment Date).

         Adjustable Rate Overcollateralization Reduction Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the Adjustable Rate Excess Overcollateralization Amount for such Payment Date and (ii) the aggregate Principal Remittance Amount for [Pool 2] and [Pool 3] for such Payment Date.

         Adjustable Rate Overcollateralization Target Amount: With respect to any Payment Date (a) prior to the Adjustable Rate Stepdown Date, an amount equal to ___% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 2] and [Pool 3], the [Pool 2] Pre-Funded Amount and the [Pool 3] Pre-Funded Amount, and (b) on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to ____% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for the current Payment Date and (ii) the Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger Event is in effect on any Payment Date, the Adjustable Rate Overcollateralization Target Amount will be the Adjustable Rate Overcollateralization Target Amount as in effect for the prior Payment Date.

         Adjustable Rate Overcollateralized Amount: With respect to any Payment Date, the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in [Pool 2] and [Pool 3] and any amount on deposit in the Pre-Funding Account in respect of [Pool 2] and [Pool 3] for such Payment Date exceeds (y) the sum of the aggregate Note Principal Amount of the [Group AV] Notes and the Adjustable Rate Subordinate Notes as of such Payment Date (after giving effect to distribution of the Principal Remittance Amounts for [Pool 2] and [Pool 3] to be made on such Payment Date and, in the case of the Payment Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account in respect of [Pool 2] and [Pool 3]).

         Adjustable Rate Senior Enhancement Percentage: With respect to a Payment Date on or after the Adjustable Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for the preceding Payment Date over (b) (i) before the Note Principal Amounts of the [Group AV] Notes have been reduced to zero, the sum of the Note Principal Amounts of the [Group AV] Notes, or (ii) after such time, the Note Principal Amount of the most senior Class of Adjustable Rate Subordinate Notes outstanding, as of the Business

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Day immediately preceding the Payment Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for the preceding Payment Date.

         Adjustable Rate Stepdown Date: The later to occur of (x) the Payment Date in ______ 200_ and (y) the first Payment Date on which the aggregate Note Principal Amount of the [Group AV] Notes (after calculating anticipated distributions on such Payment Date) is less than or equal to ____% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for such Payment Date.

         Adjustable Rate Subordinate Class Principal Distribution Amount: With respect to any Payment Date and any Class of Adjustable Rate Subordinate Notes, the excess of (1) the sum of (a) the aggregate Note Principal Amount of the [Group AV] Notes (after taking into account distribution of the [Group AV] Principal Distribution Amount for such Payment Date), (b) the aggregate Note Principal Amount of any Class(es) of Adjustable Rate Subordinate Notes that are senior to the subject Class (in each case, after taking into account distribution of the Adjustable Rate Subordinate Class Principal Distribution Amount(s) for such senior Class(es) of Notes for such Payment Date), and (c) the Note Principal Amount of the subject Class of Adjustable Rate Subordinate Notes immediately prior to such Payment Date over (2) the lesser of (a) the product of (x) [100]% minus the Stepdown Target Subordination Percentage for the subject Class of Notes and (y) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for such Payment Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] for such Payment Date minus the Adjustable Rate OC Floor; provided, however, that if such Class of Adjustable Rate Subordinate Notes is the only Class of Adjustable Rate Subordinate Notes outstanding on such Payment Date, that Class will be entitled to receive the entire remaining Principal Distribution Amount for [Pool 2] and [Pool 3] until the Note Principal Amount thereof is reduced to zero.

         Adjustable Rate Subordinate Notes: The [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BV] Notes.

         Adjustable Rate Trigger Event: With respect to any Payment Date on or after the Adjustable Rate Stepdown Date, either an Adjustable Rate Delinquency Trigger Event with respect to that Payment Date or an Adjustable Rate Cumulative Loss Trigger Event with respect to that Payment Date.

         Advance: With respect to each Servicer Remittance Date and each Mortgage Loan, an amount equal to the Scheduled Payment (with the interest portion of such Scheduled Payment adjusted to the Mortgage Loan Remittance
Rate) that was due on the Mortgage Loan on the Due Date in the related Collection Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

         Advance Facility:  As defined in Section 4.35(a) hereof.

         Advance Facility Notice:  As defined in Section 4.35(a) hereof.

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         Advancing Person:  As defined in Section 4.35(a) hereof.

         Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Collateral Balance: As of any date of determination, an amount equal to the Aggregate Loan Balance plus the amount on deposit in the Pre-Funded Account.

         Aggregate Loan Balance: As of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

         Agreement: This Sale and Servicing Agreement and all amendments and supplements hereto.

         Ancillary Income: All income derived from the Mortgage Loans, excluding Servicing Fees and Prepayment Premiums attributable to the Mortgage Loans and other amounts treated as payment proceeds of the Mortgage Loans, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

         Applied Realized Loss Amount: With respect to any Payment Date and
(i) [Pool 1] and the Fixed Rate Subordinate Notes, the amount, if any, by which, the aggregate Note Principal Amount of the Fixed Rate Notes (after all distributions of principal on such Payment Date) exceeds the sum of (x) the Stated Principal Balance of the Mortgage Loans in [Pool 1] for such Payment Date and (y) the amount on deposit in the Pre-Funding Account in respect of [Pool 1],, (ii) [Pool 2] and [Pool 3] and the Adjustable Rate Subordinate Notes, the amount, if any, by which, the aggregate Note Principal Amount of the Adjustable Rate Notes (after all distributions of principal on such Payment Date) exceeds the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and [Pool 3] and (y) the amount on deposit in the Pre-Funding Account in respect of [Pool 2] and [Pool 3] and (iii) [Pool 2] and the [Class 2-A-2] Notes, after the Note Principal Amounts of the Adjustable Rate Subordinate Notes have been reduced to zero, the amount, if any, by which, the aggregate Note Principal Amount of the [Group 2-AV] Notes (after all distributions of principal on such Payment Date) exceeds the sum of
(x) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and (y) the amount on deposit in the Pre-Funding Account in respect of [Pool 2].

         Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to the

Indenture Trustee for the benefit of Noteholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

         Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Issuer.

         Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

         Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

         Basis Risk Shortfall: With respect to any Class of Notes and any Payment Date, the amount by which (a) the amount of interest calculated at the
Note Interest Rate applicable to such Class for such date, determined without regard to the applicable Net Funds Cap for such date (but with regard to the Fixed Rate Cap) exceeds (b) the amount of interest calculated at the applicable Net Funds Cap.

         Bloomberg Screen LIBO Page: The display designated as page "BBAM" on the Bloomberg L.P. (or such other page as may replace the BBAM page on that service for the purpose of displaying London interbank offered rates of major banks).

         Book-Entry Notes:  As defined in the Indenture.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee is located, or the States of California, Delaware, Maryland or Minnesota are authorized or obligated by law or executive order to be closed.

         Cap Agreement Assignment Agreement: The assignment agreement dated as of the Closing Date among ________________________, the Issuer and the Cap Counterparty.

         Cap Counterparty: _____________________________, as counterparty under the Interest Rate Cap Agreements.

         Certificate:  The Ownership Certificate.

         Certificate Registrar: As defined in the Trust Agreement, the initial Certificate Registrar shall be the Trust Administrator.

         Certificateholder: Any registered holder of the Ownership
Certificate.

         Certification Party:  As defined in Section 10.05.

         Certifying Person:  As defined in Section 10.05.

         Civil Relief Act: The Servicemembers Civil Relief Act, as such may be amended from time to time, and any similar state laws.

         Class:  All Notes bearing the same class designation.

         Class A Notes: Collectively, the [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6], [Class 2-AV-1], [Class 2-AV-2]; [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes.

         [Class AF-1A] Cap Agreement: The interest rate cap agreement transaction evidenced by the related Confirmation (as assigned to the Trust pursuant to the Cap Agreement Assignment Agreement), with respect to the Class [AF-1A] Notes.

         [Class AF-1A] Cap Agreement Payment Date: With respect to the [Class AF-1A] Cap Agreement, the Business Day immediately preceding the related Payment Date, beginning with the Payment Date in ________ 200_ and ending with the Payment Date in ________ 200_.

         [Class AF-5B] Available Funds: With respect to any Payment Date, funds allocated from amounts available pursuant to this Agreement to make distributions on the [Class AF-5B] Notes on such Payment Date, other than any Insured Amounts.

         [Class AF-5B] Insurer: ________________ in its capacity as insurer under the [Class AF-5B] Policy, and any permitted successor or assign.

         [Class AF-5B] Insurer Contact Person: The officer designated by the Servicer to provide information to the [Class AF-5B] Insurer pursuant to
Section 5.07(i)].

         [Class AF-5B] Insurer Default:  As defined in Section 5.07(k).

         [Class AF-5B] Policy: The irrevocable Note Guaranty Insurance Policy, No. ______________, including any endorsements thereto, issued by ________ with respect to the [Class AF-5B] Notes, in the form attached hereto as Exhibit [I].

         [Class AF-5B] Premium: For any Payment Date is the fee payable to the [Class AF-5B] Insurer in respect of its services as [Class AF-5B] Insurer that accrues at the [Class AF-5B] Policy Premium Rate for the [Class AF-5B] Notes on a balance equal to the Note Principal Amount of the [Class AF-5B] Notes immediately prior to such Payment Date. The [Class AF-5B] Premium shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         [Class AF-5B] Policy Premium Rate: The "Premium Percentage" as defined in the [Class AF-5B] Policy.

         [Class AF-5B] Reimbursement Amount: As to any Payment Date, (i) all Insured Payments paid by the [Class AF-5B] Insurer, but for which the [Class AF-5B] Insurer has not been reimbursed prior to such Payment Date pursuant to
Section 5.02 hereof, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date such Insured Payments were made.

         Class B Notes:  Collectively, the Class [BF] and Class [BV] Notes.

         Class C Notes:  Collectively, the Class [CF] and Class [CV] Notes.

         Class M Notes: Collectively, the [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7] and [Class MV-8] Notes.

         Class P Notes:  Collectively, the Class [PF] and Class [PV] Notes.

         Class Principal Amount: With respect to each Class of Notes, the aggregate of the Note Principal Amounts of all Notes of such Class at the date of determination.

         Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

         Closing Date:  _______, 200_.

         Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         Collateral:  As defined in the Indenture.

         Collection Account: A separate account established and maintained by the Trust Administrator for the benefit of the Indenture Trustee pursuant to
Section 4.07.

         Collection Period: With respect to any Payment Date and Mortgage Loan, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

         Commission:  The U.S. Securities and Exchange Commission.

         Compensating Interest Payment: With respect to any Payment Date, an amount equal to the lesser of (x) the aggregate Prepayment Interest Shortfall Amount with respect to such Payment Date and (y) the Servicing Fee payable to the Servicer in respect of such Payment Date.

         Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

         Confirmation: Any of the Confirmations dated __________, 200_ evidencing a transaction between the Cap Counterparty and __________________, an affiliate of the Depositor, relating to the Interest Rate Cap Agreements.

         Control:  The meaning specified in Section 8-106 of the New York UCC.

         Corporate Trust Office: With respect to (i) the Trust Administrator, the principal corporate trust office of the Trust Administrator at which, at any particular time, its corporate trust business shall be administered, which office at the date of execution of this Agreement for purposes of transfers and exchanges and for presentment and surrender of the Notes and for payment thereof is located at ____________________, __________________, Attention:
__________________, and for all other purposes is located at
____________________,___________________________, Attention: ________________;
(ii) the Certificate Registrar, the principal office of the Certificate Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at the Corporate Trust Office of the Trust Administrator, or at such other address as the Certificate Registrar may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Certificate Registrar at the address designated by such successor Certificate Registrar by notice to the Noteholders and the Trust; and (iii) the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at _____________________, Attention: ___________________, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Trust, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Trust.

         Current Interest: With respect to any Class of Notes and any Payment Date, will equal the aggregate amount of interest accrued at the applicable
Note Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date, provided, however, that for any Class of Subordinate Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such Class and Payment Date.

         Cut-off Date: In the case of any Initial Mortgage Loan, the later of
(x) _________, 200_ and (y) the date of origination of such Mortgage Loan (the "Initial Cut-off Date"), and in the case of any Subsequent Mortgage Loan, the later of (x) the first day of the month of the related Subsequent Transfer Date and (y) the date of origination of such Subsequent Mortgage Loan (the related "Subsequent Cut-off Date"). When used with respect to any Mortgage Loan the "Cut-off Date" shall mean the related Cut-off Date.

         Cut-off Date Balance: The Aggregate Loan Balance as of the Cut-off
Date.

         Cut-off Date Collateral Balance:  The Cut-off Date Balance.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under Bankruptcy law or any similar proceeding.

         Deferred Interest: For any Class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for the Class, (b) any amounts due pursuant to clause (a) for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Note Interest Rate applicable to such Class.

         Deficiency Amount:  With respect to:

                  (a) any Payment Date prior to the Last Scheduled Payment Date, the sum of (i) the excess, if any, of the Current Interest on the [Class AF-5B] Notes net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Civil Relief Act, or similar state or local laws, over [Class AF-5B] Available Funds for such Payment Date, and (ii) for any Payment Date after the Note Principal Amount of the Fixed Rate Subordinate Notes has been reduced to zero, the excess, if any, of (A) the Note Principal Amount of the [Class AF-5B] Notes over
         (B) the sum of the aggregate Stated Principal Balance of the [Pool 1] Mortgage Loans, in each case taking into account all distributions to be made on such Payment Date;

                  (b) the Last Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Current Interest on the [Class AF-5B] Notes net of any interest shortfalls resulting from Prepayment Interest Shortfalls and any interest shortfalls resulting from the application of the Relief Act, or similar state or local laws over the [Class AF-5B] Available Funds for such Payment Date and (ii) the Note Principal Amount of the [Class AF-5B] Notes on such Last Scheduled Payment Date (after taking into account all distributions to be made to the [Class AF-5B] Notes on such Payment Date); and

                  (c) any date on which the redemption of the Notes has been directed or consented to by the [Class AF-5B] Insurer, the excess of
         (i) the amount required to pay the outstanding Note Principal Amount of the [Class AF-5B] Notes in full, together with accrued and unpaid interest thereon through the date of payment of the [Class AF-5B] Notes and (ii) the [Class AF-5B] Available Funds for that Payment Date.

         Definitive Notes:  As defined in the Indenture.

         Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

         Delinquency Rate: With respect to any calendar month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days Delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

         Delinquent: For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

         Depositor: IndyMac MBS, Inc., a Delaware corporation or its successors in interest.

         Depository Agreement: The agreement dated _______, 200_, among the Issuer and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

         Determination Date: With respect to each Payment Date, the 15th day of the month in which such Payment Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         Due Date: The day of the calendar month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to
Section 4.09(q), with respect to any Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Scheduled Payment is due on the first day of the immediately succeeding month (other than with respect to the calculation of the repurchase price).

         Due Period: [With respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs].

         EDGAR: The Commission's Electronic Data Gathering, Analysis and Retrieval system.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Rating Agencies. Eligible Accounts may bear interest.

         Eligible Institution:  Any of the following:

         (i) An institution whose:

                  (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1+" or long-term unsecured debt obligations are rated at least "AA-" by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

                  (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least "A-2" by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Account upon a downgrade; or

         (ii) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

         Eligible Investments: Any one or more of the following obligations or securities:

         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

         (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or the Trust Administrator or any agent of the Indenture Trustee or the Trust Administrator, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

         (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed [20]% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Collection Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

         (vi)     a Qualified GIC;

         (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

         (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee, the Servicer, the Trust Administrator, or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency to any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common trust estates, including any fund for which ____________________ (the "Bank") in its capacity other than as the Servicer, the Trust Administrator or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Bank, the Indenture Trustee, the Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Bank, the Indenture Trustee, the Trust Administrator, the Servicer or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. The Bank or an affiliate thereof is specifically authorized to charge and collect from the Issuer such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than [120]% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

         Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

         Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with Section 4.03.

         Errors and Omission Insurance Policy: Any Errors and Omission Insurance policy required to be obtained by the Servicer satisfying the requirements of this Agreement.

         Escrow Account: The separate escrow account established and maintained by the Servicer pursuant to Section 4.09(a) of this Agreement.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

         Excess [Class AF-1A] Cap Amount:  As defined in Section 5.06(c).

         Excess [Class 2AV] Cap Amount:  As defined in Section 5.06(d).

         Excess [Class 3AV] Cap Amount:  As defined in Section 5.06(e).

         Excess Subordinate Cap Amount:  As defined in Section 5.06(f).

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Exchange Act Reports: Any reports on Form 10-D, Form 8-K and Form 10-K required to be filed by the Depositor with respect to the Trust Fund under the Exchange Act.

         Extra Principal Distribution Amount: With respect to any Payment Date and (A) [Pool 1], the lesser of (1) the Fixed Rate Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Pool Excess Cashflow and the Credit Comeback Excess Amount available for payment thereof and (B) each of [Pool 2] and [Pool 3], the lesser of (1) the Adjustable Rate Overcollateralization Deficiency Amount and (2) the Adjustable Rate Pool Excess Cashflow available for payment thereof, to be allocated between [Pool 2] and [Pool 3], pro rata, based on the Principal Remittance Amount for each such Pool for such Payment Date.

         Fannie Mae or FNMA: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHA:  The Federal Housing Administration, an agency within HUD.

         FHA Approved Mortgagee: Those institutions which are approved by FHA to act as servicer and mortgagee of record pursuant to FHA Regulations.

         FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

         Fidelity Bond: Any fidelity bond to be maintained by the Servicer in accordance with Section 4.03.

         Financial Asset: The meaning specified in Section 8-102(a) of the New York UCC.

         Fixed Rate Cap: With respect to any Payment Date, a per annum rate equal to ___%.

         Fixed Rate Notes: The [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6] and [Class BF] Notes.

         Fixed Rate Cumulative Loss Trigger Event: With respect to a Payment Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Cumulative Loss Trigger Event occurs if (x) the aggregate amount of Realized Losses on the Mortgage Loans in [Pool 1] from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Recoveries related to [Pool 1] received through the last day of that Due Period) exceeds (y) the applicable percentage, for such Payment Date, of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 1] and the [Pool 1] Pre-Funded Amount, as set forth below:

  Payment Date                     Percentage
  ------------                     ----------

  _____ 200_ -- _____ 200_........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each month
                                   thereafter through ______ 200_
  _____ 200_ -- _____ 200_........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each month
                                   thereafter through ______ 200_
  _____ 200_ -- _____ 200_........  _____% with respect to ______ 200_, plus an additional 1/12th of ____% for each month
                                   thereafter through ______ 200_
  _____ 200_ and thereafter....... ____%


         Fixed Rate Delinquency Trigger Event: With respect to any Payment Date on or after the Fixed Rate Stepdown Date, a Fixed Rate Delinquency Trigger Event exists if the Rolling [Sixty-Day] Delinquency Rate for outstanding Mortgage Loans in [Pool 1] equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for such Payment Date and (y) the applicable percentage listed below for the most senior class of outstanding [Group AF] Notes and Fixed Rate Subordinate Notes:

                       Class                       Percentage

          [Group AF]......................          _______%
          [Class MF-1]....................          _______%
          [Class MF-2]....................          _______%
          [Class MF-3]....................          _______%
          [Class MF-4]....................          _______%
          [Class MF-5]....................          _______%
          [Class MF-6]....................          _______%
          [Class MF-7]....................          _______%
          [Class MF-8]....................          _______%
          [Class BF]......................          _______%


         Fixed Rate Excess Overcollateralization Amount: With respect to any Payment Date, an amount equal to the excess, if any, of the Fixed Rate Overcollateralized Amount for such Payment Date over the Fixed Rate Overcollateralization Target Amount for such Payment Date.

         Fixed Rate Pool Excess Cashflow: With respect to any Payment Date the sum of (i) the amount remaining after the distribution of interest to Noteholders and the payment of the Class [AF 5B] Premium and any Class [AF 5B] Reimbursement Amount to the [Class AF-5B] Insurer, in each case for such Payment Date pursuant to Section 5.02(b), and (ii) the amount remaining after the distribution of principal to Noteholders and the payment of any unpaid Class [AF 5B] Premium and any unpaid Class [AF 5B] Reimbursement Amount to the [Class AF-5B] Insurer, in each case for such Payment Date pursuant to Section 5.02(d) and (iii) the Fixed Rate Overcollateralization Reduction Amount for such Payment Date, if any.

         Fixed Rate OC Floor: An amount equal to ____% of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 1] and the [Pool 1] Pre-Funded Amount.

         Fixed Rate Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized Amount on such Payment Date (after giving effect to distributions in respect of the Principal Remittance Amount for [Pool 1] on such Payment Date).

         Fixed Rate Overcollateralization Reduction Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the Fixed Rate Excess Overcollateralization Amount for such Payment Date and (ii) the Principal Remittance Amount for [Pool 1] for such Payment Date.

         Fixed Rate Overcollateralization Target Amount: With respect to any Payment Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to ___% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 1] and the [Pool 1] Pre-Funded Amount (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to ____% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for the current Payment Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate Trigger Event is in effect on any Payment Date, the Fixed Rate Overcollateralization Target Amount will be the Fixed Rate Overcollateralization Target Amount as in effect for the prior Payment Date.

         Fixed Rate Overcollateralized Amount: With respect to any Payment Date, the amount, if any, by which (x) the aggregate Stated Principal Balance of the Initial Mortgage Loans in [Pool 1] for such Payment Date and any amount on deposit in the Pre-Funding Account in respect of [Pool 1] exceeds (y) the aggregate Note Principal Amount of the [Group AF] Notes and the Fixed Rate Subordinate Notes as of such Payment Date (after giving effect to distributions of the Principal Remittance Amount for [Pool 1] to be made on such Payment Date and, in the case of the Payment Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account in respect of [Pool 1]).

         Fixed Rate Senior Enhancement Percentage: With respect to a Payment Date on or after the Fixed Rate Stepdown Date, the fraction (expressed as a percentage) (1) the numerator of which is the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for the preceding Payment Date over (b) (i) before the Note Principal Amounts of the [Group AF] Notes have been reduced to zero, the sum of the Note Principal Amounts of the [Group AF] Notes, or (ii) after such time, the Note Principal Amount of the most senior Class of Fixed Rate Subordinate Notes outstanding, as of the related Servicer Advance Date, and (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for the preceding Payment Date.

         Fixed Rate Subordinate Class Principal Distribution Amount: With respect to any Payment Date and any Class of Fixed Rate Subordinate Notes the excess of (1) the sum of (a) the aggregate Note Principal Amount of the [Group AF] Notes (after taking into account distribution of the [Group AF] Principal Distribution Amount for such Payment Date), (b) the aggregate Note Principal Amount of any Class(es) of Fixed Rate Subordinate Notes that are senior to the subject Class (in each case, after taking into account distribution of the Fixed Rate Subordinate Class Principal Distribution Amount(s) for such senior Class(es) of Notes for such Payment Date), and (c) the Note Principal Amount of such Class of Fixed Rate Subordinate Notes immediately prior to the subject Payment Date over (2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject Class of Notes and
(y) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for such Payment Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for such Payment Date minus the Fixed Rate OC Floor; provided, however, that if such Class of Fixed Rate Subordinate Notes is the only Class of Fixed Rate Subordinate Notes outstanding on such Payment Date, that Class will be entitled to receive the entire remaining Principal Distribution Amount for [Pool 1] until the Note Principal Amount thereof is reduced to zero.

         Fixed Rate Stepdown Date: The later to occur of (x) the Payment Date in ______ 200_ and (y) the first Payment Date on which the aggregate Note Principal Amount of the [Group AF] Notes (after calculating anticipated distributions on such Payment Date) is less than or equal to ______% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for such Payment Date.

         Fixed Rate Subordinate Notes: The [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8] and [Class BF] Notes.

         Fixed Rate Trigger Event: With respect to any Payment Date on or after the Fixed Rate Stepdown Date, consists of either a Fixed Rate Delinquency Trigger Event with respect to that Payment Date or a Fixed Rate Cumulative Loss Trigger Event with respect to that Payment Date.

         Form 10-D Disclosure Item: With respect to any Person, any material litigation or governmental proceedings pending against such Person, or against any of the Trust Fund, the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee and the Servicer, if such Person has actual knowledge thereof.

         Form 10-K Disclosure Item: With respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations or relationships between such Person and any Item 1119 Party.

         Freddie Mac or FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Funding Period: The period from the Closing Date to and including the earlier to occur of (x) the date the amount in the Pre-Funding Account is less than $[25,000] and (y) ________ ___, 200_.

         Ginnie Mae or GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

         [Group 2-AV] Cap Agreement: The interest rate cap agreement transaction evidenced by the related Confirmation (as assigned to the Trust pursuant to the Cap Agreement Assignment Agreement), with respect to the [Class 2-AV-1] and [Class 2-AV-2] Notes.

         [Group 2-AV] Cap Agreement Payment Date: With respect to the [Group AV] Cap Agreement, the Business Day immediately preceding the related Payment Date, beginning with the Payment Date in __________ 200_ and ending with the Payment Date in _______200_.

         [Group 2-AV] Notes:  The [Class 2-AV-1] and [Class 2-AV-2] Notes.

         [Group 2-AV] Principal Distribution Amount: With respect to any Payment Date, the product of (x) the [Group AV] Principal Distribution Target Amount and (y) a fraction, the numerator of which is the [Group 2-AV] Principal Distribution Target Amount and the denominator of which is the sum of the [Group 2-AV] Principal Distribution Target Amount and [Group 3-AV] Principal Distribution Target Amount.

         [Group 2-AV] Principal Distribution Target Amount: With respect to any Payment Date, the excess of (1) the aggregate Note Principal Amount of the [Group 2-AV] Notes immediately prior to such Payment Date, over (2) the lesser of (x) _____% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] for such Payment Date minus ___% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 2] and the original [Pool 2] Pre-Funded Amount as of the Cut-off Date.

         [Group 3-AV] Cap Agreement: The interest rate cap agreement transaction evidenced by the related Confirmation (as assigned to the Trust pursuant to the Cap Agreement Assignment Agreement), with respect to the [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes.

         [Group 3-AV] Cap Agreement Payment Date: With respect to the [Group AV] Cap Agreement, the Business Day immediately preceding the related Payment Date, beginning with the Payment Date in __________ 200_ and ending with the Payment Date in _______200_.

         [Group 3-AV] Notes: The [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes.

         [Group 3-AV] Principal Distribution Amount: With respect to any Payment Date, the product of (x) the [Group AV] Principal Distribution Target Amount and (y) a fraction, the numerator of which is the [Group 3-AV] Principal Distribution Target Amount and the denominator of which is the sum of the [Group 2-AV] Principal Distribution Target Amount and the [Group 3-AV] Principal Distribution Target Amount.

         [Group 3-AV] Principal Distribution Target Amount: With respect to any Payment Date, the excess of (1) the aggregate Note Principal Amount of the [Group 3-AV] Notes immediately prior to such Payment Date, over (2) the lesser of (x) ____% of the aggregate Stated Principal

Balance of the Mortgage Loans in [Pool 3] for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 3] for such Payment Date minus ___% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 3] and the original [Pool 3] Pre-Funded Amount as of the Cut-off Date.

         [Group AF] Notes: The [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B] and [Class AF-6] Notes.

         [Group AF] Principal Distribution Amount: With respect to any Payment Date, the excess of (1) the aggregate Note Principal Amount of the [Group AF] Notes immediately prior to such Payment Date, over (2) the lesser of (x) ____% of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] for such Payment Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] and the original [Pool 1] Pre-Funded Amount as of the Cut-off Date for such Payment Date minus the Fixed Rate OC Floor.

         [Group AV] Notes:  The [Group 2-AV] and [Group 3-AV] Notes

         Guidelines:  As defined in Section 4.09(n).

         Holder or Noteholder: The registered holder of any Note or Ownership Certificate as recorded on the books of the Note Registrar or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Depositor, the Servicer, the Seller, the Trust Administrator or the Indenture Trustee or any Affiliate thereof (unless any such Person owns [100]% of a Class) shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee and Trust Administrator shall be protected in relying upon any such consent, only Notes and an Ownership Certificate which a Responsible Officer thereof has actual knowledge to be so held shall be disregarded. The Indenture Trustee and Trust Administrator may request and conclusively rely on certifications by the Depositor in determining whether any Note or Ownership Certificate is registered to an Affiliate of the Depositor.

         HUD: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

         Indenture: The Indenture dated as of _______, 200_, among the Issuer, the Trust Administrator and the Indenture Trustee, as such may be amended or supplemented from time to time.

         Indenture Event of Default: As defined in Section 5.01 of the
Indenture.

         Indenture Trustee: ____________________________________, not in its
individual capacity but solely as Indenture Trustee, or any successor in interest.

         Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, trustee, partner, director or Person performing similar functions.

         Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

         Insurance Policy: Any primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

         Insurance Proceeds: With respect to each Mortgage Loan (other than by the [Class AF-5B] Insurer under the [Class AF-5B] Policy), proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, if applicable, including the proceeds of any hazard or flood insurance policy reduced by expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

         Insured Payments: With respect to any Payment Date, the aggregate amount actually paid by the [Class AF-5B] Insurer to the Trust Administrator in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         Interest Carry Forward Amount: With respect to each Class of interest-bearing Notes and each Payment Date, the excess of (i) the Current Interest for such Class with respect to prior Payment Dates over (ii) the amount actually distributed to such Class with respect to interest on such prior Payment Dates.

         Interest Margin: For each Class of Notes and any Payment Date, the applicable percentage set forth for such class in the following table:

                                       Interest                Interest
                Class                 Margin (1)              Margin (2)
                -----                 ----------              ----------
        [AF-1A]...............           ____%                   ____%
        [AF-1B]...............           ____%                   ____%
        [AF-2]................           ____%                   ____%
        [AF-3]................           ____%                   ____%
        [AF-4]................           ____%                   ____%
        [AF-5A]...............           ____%                   ____%
        [AF-5B]...............           ____%                   ____%
        [AF-6]................           ____%                   ____%
        [MF-1]................           ____%                   ____%
        [MF-2]................           ____%                   ____%
        [MF-3]................           ____%                   ____%
        [MF-4]................           ____%                   ____%
        [MF-5]................           ____%                   ____%

        [MF-6]................           ____%                   ____%
        [MF-7]................           ____%                   ____%
        [MF-8]................           ____%                   ____%
        [BF]..................           ____%                   ____%
        [2-AV-1]..............           ____%                   ____%
        [2-AV-2]..............           ____%                   ____%
        [3-AV-1]..............           ____%                   ____%
        [3-AV-2]..............           ____%                   ____%
        [3-AV-3]..............           ____%                   ____%
        [3-AV-4]..............           ____%                   ____%
        [MV-1]................           ____%                   ____%
        [MV-2]................           ____%                   ____%
        [MV-3]................           ____%                   ____%
        [MV-4]................           ____%                   ____%
        [MV-5]................           ____%                   ____%
        [MV-6]................           ____%                   ____%
        [MV-7]................           ____%                   ____%
        [MV-8]................           ____%                   ____%
        [BV]..................           ____%                   ____%

-----------------------------------------------------------------------------
         (1) For any Payment Date occurring prior to the Stepup Date.

         (2) For any Payment Date occurring on or after the Stepup Date.

         Interest Rate Cap Account: A separate account established and maintained by the Trust Administrator for the benefit of the Noteholders pursuant to Section 5.06.

         Interest Rate Cap Agreement: The [Class AF-1A] Cap Agreement, the [Group 2-AV] Cap Agreement, the [Group 3-AV] Cap Agreement or the Subordinate Cap Agreement, as applicable.

         Interest Rate Cap Agreement Payment Date: A [Class AF-1A] Cap Agreement Payment Date, [Group 2-AV] Cap Agreement Payment Date, [Group 3-AV] Cap Agreement Payment Date or Subordinate Cap Agreement Payment Date, as the case may be.

         Interest Rate Cap Receipt: With respect to any Interest Rate Cap Agreement Payment Date, any amount received by the Trust Administrator from the Cap Counterparty under any Interest Rate Cap Agreement.

         Interest Remittance Amount: With respect to each Pool and any Payment Date, (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Pool during the related Collection Period by the Servicer or the Indenture Trustee (solely in its capacity as successor Servicer), minus, (x) to the extent provided under Section 4.08(ii) and (iii) herein, previously unreimbursed Advances due to the Servicer or the Indenture Trustee (solely in its capacity as successor Servicer), to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the Mortgage Loans in such Pool during the related Prepayment Period, (y) the related Servicing Fee with respect to such Mortgage Loans in such Pool and (z) all Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period, (2) any Compensating Interest Payments or payments in respect of Prepayment Interest Shortfalls paid by the Servicer pursuant to Section 4.23 with respect to the related Prepayment Period with respect to the Mortgage Loans in such Pool, (3) the portion of any Purchase Price or Substitution Amount paid with respect to the Mortgage Loans in such Pool during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans in such Pool during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) such Pool's pro rata share of any costs, expenses, fees or liabilities due to the Servicer, the Indenture Trustee, the Owner Trustee or the Trust Administrator to the extent provided in this Agreement, the Trust Agreement and the Indenture.

         Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

         Issuer: The Delaware statutory trust known as the "______ Mortgage Investment Trust 200_-__."

         Issuer Order or Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Trust Administrator.

         Item 1119 Party: The Depositor, the Seller, the Servicer, the Indenture Trustee, the Trust Administrator, the Owner Trustee, any originator identified in the Prospectus Supplement, the Cap Counterparty and any other material transaction party, as identified in Exhibit H hereto, as updated pursuant to Section 10.04.

         Last Scheduled Payment Date: With respect to the [Class AF-5B] Notes, the Payment Date occurring in __________ 20__.

         LIBOR: (a) With respect to the first Accrual Period, the per annum rate of ____%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator on the basis of the "Interest Settlement Rate" set by the British Bankers' Association (the "BBA") for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (b) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page or the Bloomberg Screen LIBO Page, in either case as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         (c) If LIBOR is determined under clause (b) above, on each LIBOR Determination Date, LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

                  (1) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of [0.03125]%).

                  (2) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

         (d) The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the Note Interest Rate applicable to each Class of Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

         LIBOR Business Day: Any day on which banks in London, England and The City of New York are open for conducting transactions in foreign currency and exchange.

         LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for any Notes.

         Limited Exchange Act Reporting Obligations: The obligations of the Servicer under Section 4.14 and Section 4.26 with respect to notice and information to be provided to the Depositor and Article X (except Section 10.07(a)(1) and (2)).

         Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover from or on account of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         Liquidation Expenses: Expenses that are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable primary mortgage insurance policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Section 4.05(e), 4.09(f) or 4.09(j).

         Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

         Loan Number and Borrower Identification Mortgage Loan Schedule: With respect to any Subsequent Transfer Date, the Loan Number and Borrower Identification Mortgage Loan Schedule delivered in connection with such Subsequent Transfer Date pursuant to Section 2.01(f). Each Loan Number and Borrower Identification Mortgage Loan Schedule shall contain the information specified in the definition of "Mortgage Loan Schedule" with respect to the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, and each Loan Number and Borrower Identification Mortgage Loan Schedule shall be deemed to be included in the Mortgage Loan Schedule.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value of the related Mortgaged Property.

         Majority Noteholders: Until such time as the sum of the Class Principal Amounts of all Classes of Notes has been reduced to zero, the holder or holders of in excess of [50]% of the aggregate Class Principal Amount of all Classes of Notes (accordingly, the holder of the Ownership Certificate shall be excluded from any rights or actions of the Majority Noteholders during such period); and thereafter, the holder of the Ownership Certificate.

         Material Defect: With respect to any Mortgage Loan, as defined in
Section 2.02(c) hereof.

         Maturity Date: With respect to any Class of Notes, the Payment Date in ____ 20__.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

         Moody's: Moody's Investors Service, Inc., or any successor in interest.

         Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01(g) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

         Mortgage Loan: A mortgage loan that is conveyed to the Issuer pursuant to this Agreement on the Closing Date (an "Initial Mortgage Loan") or a mortgage loan that is conveyed to the Issuer pursuant to a Subsequent Transfer Agreement on a Subsequent Transfer Date (a "Subsequent Mortgage Loan"), which mortgage loan includes, without limitation, the mortgage loan documents, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, any related REO Property, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan. The Initial Mortgage Loans subject to this Agreement are identified on the Mortgage Loan Schedule annexed hereto as Schedule A and have an aggregate Stated Principal Balance as of the Cut-off Date of $_________________. Any Subsequent Mortgage Loan conveyed pursuant to a Subsequent Transfer Agreement shall be added to the Mortgage Loan Schedule as of the Subsequent Transfer Date.

         Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the Mortgage Rate minus the Servicing Fee Rate.

         Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:
(i) the Mortgage Loan identifying number; (ii) the Mortgagor's name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the Index; (vii) the first Mortgage Rate adjustment date; (viii) the monthly payment of principal and interest at origination; (ix) the Servicing Fee Rate; and (x) whether such Mortgage Loan is subject to a Prepayment Premium for voluntary prepayments by the Mortgagor, the term during which such Prepayment Premiums are imposed and the method of calculation of the Prepayment Premium. The Servicer shall be responsible for providing the Indenture Trustee and the Servicer with all amendments to the Mortgage Loan Schedule.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

         Mortgaged Property: The underlying real property securing a Mortgage Loan.

         Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, as determined under the related Mortgage Note as reduced by the applications of the Civil Relief Act.

         Mortgagor:  The obligor on a Mortgage Note.

         NAS Factor: For any Payment Date set forth below, the percentage set forth in the following table:

           Payment Date                                             Percentage
           ---------------------------------------------------      ----------
           _____ 200_ - _______ 200_..........................         __%
           _____ 200_ - _______ 200_..........................         __%
           _____ 200_ - _______ 200_..........................         __%
           _____ 200_ - _______ 200_..........................         __%
           _____ 200_ and thereafter..........................         __%

         NAS Principal Distribution Amount: For any Payment Date, an amount equal to the product of (i) the [Class AF-6] Portion for such Payment Date,
(ii) any amounts distributed to the [Group AF] Notes pursuant to Section 5.02 for such Payment Date and (iii) the NAS Factor for such Payment Date.

         Net Funds Cap: With respect to any Payment Date, an annual rate equal to:

         (i) in the case of the [Group AF] Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 1] as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis;

         (ii) in the case of the [Group 2-AV] Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 2] as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis;

         (iii) in the case of the [Group 3-AV] Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 3] as of the first day of the related Collection Period, adjusted to reflect the accrual of interest on an actual/360 basis;

         (iv) in the case of each class of Fixed Rate Subordinate Notes, the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 1] as of the first day of the related Collection Period, weighted on the basis of the excess of the Pool Balance for [Pool 1] as of the first day of the related Collection Period over the aggregate of the Class Principal Amounts of the [Group AF] Notes immediately prior to that Payment Date, and adjusted to reflect the accrual of interest on an actual/360 basis; and

         (v) in the case of each class of Adjustable Rate Subordinate Notes, the weighted average of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 2] as of the first day of the related Collection Period and (b) the weighted average of the Net Mortgage Rates of the Mortgage Loans in [Pool 3] as of the first day of the related Collection Period, weighted on the basis of the excess of (x) in the case of clause (iii)(a), the excess of the Pool Balance for [Pool 2] as of the first day of the related Collection Period over the aggregate of the Class Principal Amounts of the [Group 2-AV] Notes immediately prior to that Payment Date and (y) in the case of clause (iii)(b), the excess of the Pool Balance for [Pool 3] as of the first day of the related Collection Period over the Class Principal Amount of the [Group 3-AV] Notes immediately prior to that Payment Date, and adjusted to reflect the accrual of interest on an actual/360 basis.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds received and retained in connection with the liquidation of such Mortgage Loan net of (i) Liquidation Expenses and (ii) any related unreimbursed Advances and Servicing Advances, if any.

         Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Servicing Fee Rate.

         Net Rate Carryover: With respect to any Class of interest bearing Notes and any Payment Date, the sum of (A) the excess of (i) the amount of interest that such Class would otherwise have accrued for such Payment Date had the Note Interest Rate for such Class and the related Accrual Period not been determined based on the applicable Net Funds Cap, over (ii) the amount of interest accrued on such Class at the applicable Net Funds Cap for such Payment Date and (B) the Net Rate Carryover for such Class for all previous Payment Dates not previously paid pursuant to Section 5.02, together with interest thereon at the then-applicable Note Interest Rate for such Class, without giving effect to the applicable Net Funds Cap.

         New York UCC: The Uniform Commercial Code as in effect in the State of New York.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Nonrecoverable Advance: Any Servicing Advance or Advance previously made or proposed to be made in respect of a Mortgage Loan by the Servicer which, in the reasonable discretion of the Servicer will not or, in the case of a proposed Servicing Advance or Advance, would not, ultimately be recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds or otherwise.

         Note: Any [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6], [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8], [Class BF], [Class 2-AV-1], [Class 2-AV-2], [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3], [Class 3-AV-4], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8], [Class BV], [Class PF], [Class PV], [Class CF] or [Class CV] Note.

         Note Interest Rate: With respect to each Class of Notes on any Payment Date, the least of (1) LIBOR plus the Interest Margin for such Class and such Payment Date, (2) the applicable Net Funds Cap for such Payment Date and (3) the Fixed Rate Cap.

         Note Principal Amount: With respect to any Note, the initial principal amount thereof on the Closing Date, less the amount of all principal payments previously paid with respect to such Note.

         Note Register and Note Registrar:  As defined in the Indenture.

         Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President or any Assistant Vice President of a Person.

         Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Indenture, the Depository Agreement, each Interest Rate Cap Agreement, the Cap Agreement Assignment Agreement and each other document contemplated by any of the foregoing to which the Depositor, the Seller, the Servicer, the Owner Trustee, the Trust Administrator, the Indenture Trustee or the Issuer is a party.

         Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Seller, the Trust Administrator, the Indenture Trustee and/or the Servicer, as applicable, and who may be in house or outside counsel to the Seller, the Servicer, the Depositor, the Servicer, the Trust Administrator or the Indenture Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning federal income tax or ERISA matters.

         Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

         Overcollateralization Amount: With respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such Payment Date exceeds

(y) the aggregate Class Principal Amount of the Notes, in each case after giving effect to payments on such Payment Date.

         Overcollateralization Deficiency Amount: With respect to any Payment Date, the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

         Ownership Certificate: An equity certificate representing a 100% undivided beneficial ownership interest in the Trust, substantially in the form attached as part of Exhibit A to the Trust Agreement.

         Owner Trustee: _____________________, a ____________________, and any
successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

         Owner Trustee Fee: The annual fee payable to the Owner Trustee by the Trust Administrator pursuant to the Fee Letter Agreement specified in Section
7.03 of the Trust Agreement during the term of this Agreement.

         Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

         Paying Agent: As defined in the Indenture. The initial Paying Agent shall be the Trust Administrator.

         Payment Date: The [25th] day of each month or, if such [25th] day is not a Business Day, the next succeeding Business Day, commencing in ________ 200_.

         Percentage Interest: The Percentage Interest evidenced thereby shall equal (i) with respect to the Ownership Certificate, the Percentage Interest on the face of such certificate; or (ii) with respect to any Note, the initial Note Principal Amount thereof, divided by the initial Class Principal Amount of all Notes of the same Class.

         Performance Certification:  As defined in Section 10.05.

         Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Plan: An employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan's or arrangement's assets by reason of their investment in the entity.

         Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3 101.

         Pool:  [Pool 1], [Pool 2] or [Pool 3] as applicable.

         [Pool 1]: The portion of the Mortgage Pool identified as [Pool 1].

         [Pool 1] Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as [Pool 1] Mortgage Loans on the Closing Date, which shall equal $_________________.

         [Pool 1] Senior Notes: The [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B] and [Class AF-6] Notes.

         [Pool 2]: The portion of the Mortgage Pool identified as [Pool 2].

         [Pool 2] Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as [Pool 2] Mortgage Loans on the Closing Date, which shall equal $___________________.

         [Pool 2] Senior Notes:  The [Class 2-AV-1] and [Class 2-AV-2] Notes.

         [Pool 2] Sequential Trigger Event: With respect to any Payment Date
(i) prior to the Payment Date in ______ 200_, if (x) the aggregate amount of Realized Losses on the Mortgage Loans in [Pool 2] from the Cut-off Date for each such Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Recoveries related to the Mortgage Loans in [Pool 2] received through the last day of that Due Period) exceeds (y) ______% of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans in [Pool 2] and the [Pool 2] Pre-Funded Amount or (ii) on or after the Payment Date in ______ 200_, if an Adjustable Rate Trigger Event is in effect.

         [Pool 3]: The portion of the Mortgage Pool identified as [Pool 3].

         [Pool 3] Pre-Funded Amount: The portion of the Pre-Funded Amount allocable for purchase of Subsequent Mortgage Loans as [Pool 3] Mortgage Loans on the Closing Date, which shall equal $__________________.

         [Pool 3] Senior Notes: The [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes.

         Pool Balance: With respect to each Pool and any Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Pool.

         Prepayment Interest Excess Amount: For any Servicer Remittance Date and any Principal Prepayment received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such Principal Prepayment.

         Preference Amount: Any payment of principal or interest on a [Class AF-5B] Note which has become Due for Payment and which was made to a Holder by or on behalf of the

Trust Fund, which has been deemed a preferential transfer and was previously recovered from the Holder pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

         Preference Claim:  As defined in Section 5.07(h).

         Pre-Funded Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $________________.

         Pre-Funding Account: The separate Eligible Account created and maintained by the Trust Administrator pursuant to this Agreement in the name of the Trust Administrator for the benefit of the Noteholders and designated "_______________________, in trust for registered holders of [ ] 200__-[ ]."
Funds in the Pre-Funding Account shall be held in trust for the Noteholders for the uses and purposes set forth in this Agreement.

         Prepayment Interest Shortfall Amount: With respect to any voluntary Principal Prepayment in full or in part by the Mortgagor on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the calendar month preceding the related Payment Date, the amount, if any, by which one month's interest at the Mortgage Rate minus the Servicing Fee for such Mortgage Loan on the amount of such Principal Prepayment exceeds the amount of interest received from such Mortgagor in respect of such Principal Prepayment.

         Prepayment Period: With respect to any Payment Date, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs (or, in the case of the initial prepayment period, beginning on the Cut-off Date) to and including the fifteenth day of the month in which such Payment Date occurs.

         Prepayment Premiums: Any prepayment fees and penalties to be paid by the Mortgagor on a Mortgage Loan in the case of a full or partial voluntary prepayment of such Mortgage Loan during the related Prepayment Period.

         Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

         Principal Deficiency Amount: With respect to any class of Subordinate Notes and any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the aggregate of the Principal Deficiency Amounts for the classes of Subordinate Notes, if any, that have a lower priority of payment than the subject class and (b) the Class Principal Amount of the subject class of Notes immediately prior to such Payment Date.

         Principal Distribution Amount: With respect to each Payment Date and a Pool, the sum of (i) the Principal Remittance Amount for such Pool for such Payment Date, (ii) the Extra Principal Distribution Amount for such Pool for such Payment Date and (iii) with respect to the Payment Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to such Pool.

         Principal Payment Amount: With respect to each Pool for any Payment Date, an amount equal to the Principal Remittance Amount for such Pool for such date minus the Aggregate Overcollateralization Release Amount attributable to such Pool for such Payment Date.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with the repurchase of a Mortgage Loan by the Seller, the Servicer or any other Person received in advance of such Mortgage Loan's scheduled Due Date.

         Principal Remittance Amount: With respect to any Payment Date and for each Pool, (a) the sum of (i) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Pool during the related Collection Period by the Servicer (less unreimbursed Advances due to the Servicer or the Indenture Trustee as successor Servicer, or any other successor Servicer, with respect to such Pool, and any unreimbursed Servicing Advances, in each case, to the extent allocable to principal and to the extent provided under Sections 4.08(i) and (ii)), (ii) all Principal Prepayments in full or in part received during the related Prepayment Period on the Mortgage Loans in such Pool, (iii) the Stated Principal Balance of each Mortgage Loan in such Pool that was purchased from the Trust Estate during the related Prepayment Period, (iv) the portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan relating to a Mortgage Loan in such Pool during the related Prepayment Period allocable to principal, (v) all Net Liquidation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other Recoveries collected with respect to such Mortgage Loans in such Pool during the related Prepayment Period, to the extent allocable to principal and (vi) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period, as reduced by (b) such Pool's pro rata share of: other costs, expenses, fees or liabilities reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator and the Servicer to the extent provided in this Agreement, the Trust Agreement and the Indenture and to the extent not reimbursed from the Interest Remittance Amount, or otherwise.

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Property Charges:  As defined in Section 4.09(d).

         Prospectus: The Prospectus Supplement, together with the accompanying prospectus dated _________, 200_.

         Prospectus Supplement: The prospectus supplement dated _____, 200_ relating to the Notes.

         Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of
(a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period during which such Mortgage Loan or REO Property is being so purchased;
(c) if applicable, the fair market value of the REO Property and all other property being purchased;

(d) any unreimbursed Servicing Advances with respect to such Mortgage Loan; and (e) any costs and damages incurred by the Trust Estate associated with any violation of applicable federal, state or local anti-predatory or anti-abusive lending laws with respect to the related Mortgage Loan. The Servicer shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Servicer under this Agreement, together with any accrued and unpaid Servicing Fee with respect to such Mortgage Loan.

         Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                  (i) be an obligation of an insurance company or other corporation whose long term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                  (ii) provide that the Trust Administrator on behalf of the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Trust Administrator shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trust Administrator;

                  (iv) provide that the Indenture Trustee's interest therein shall be transferable to any successor trustee hereunder; and

                  (v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account not later than the Business Day prior to any Payment Date.

         Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the related Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability is rated by each Rating Agency in its highest rating category or whose selection as an insurer will not adversely affect the rating of the Notes.

         [Qualified REIT Subsidiary: A direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.]

         Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Stated Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than [5]% less than, the outstanding Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than, and not more than [0.50]% higher than, the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) (a) has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (b) has an initial periodic rate cap not less than the Deleted Mortgage Loan and (c) has a subsequent periodic rate cap not less than the Deleted Mortgage Loan, (vii) has the same Due Date as the Deleted Mortgage Loan, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (ix) is current as of the date of substitution, (x) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xi) has been underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiii) is secured by the same property type as the Deleted Mortgage Loan, (xiv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Purchase Agreement, (xv) has the same first lien position as the Deleted Mortgage Loan,
(xvi) is covered by a primary mortgage insurance policy if the Deleted Mortgage Loan was so covered, (xvii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable to the Trust as the Deleted Mortgage Loan, (xviii) has a maturity date not later than the maturity date of the latest maturing Mortgage Loan in the Mortgage Pool as of the Closing Date, (xix) has the same Index as the Deleted Mortgage Loan, (xx) if originated on or after November 27, 2003, is not a "high cost" loan subject to the New Jersey Home Ownership Security Act of 2003 and (xxi) if originated on or after January 1, 2004 is not a "high-cost" loan subject to the New Mexico Home Loan Protection Act. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Stated Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

         Rating Agency:  Each of Moody's and S&P.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii)

Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Servicer with respect to such Mortgage Loan (other than Advances of principal) including Liquidation Expenses. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of Liquidation Expenses, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

         Record Date: With respect to each Payment Date and each Class of Notes, the Business Day prior to the related Payment Date, and with respect to any Class of Definitive Notes, the last Business Day of the month immediately preceding the month in which the Payment Date occurs (or, in the case of the first Payment Date, the Closing Date).

         Recovery: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Notes net of reimbursable expenses.

         Redemption Date: The first Payment Date on which
_____________________ is permitted to exercise its right to purchase the assets of the Trust pursuant to Section 8.02 hereof.

         Reference Banks: Leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page or the Bloomberg Screen LIBO Page on the Determination Date in question, (3) which have been designated as such by the Trust Administrator and (4) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Servicer, the Seller or any successor servicer.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         REIT: A real estate investment trust within the meaning of section 856 of the Code.

         Relevant UCC: The Uniform Commercial Code as in effect in the applicable jurisdiction.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.09(j).

         REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Reportable Event: Any event required to be reported on Form 8-K, and in any event, the following:

         (a) entry into a definitive agreement related to the Trust Fund, the Notes or the Mortgage Loans, or an amendment to an Operative Agreement, even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

         (b) termination of an Operative Agreement (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Depositor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

         (c) with respect to the Servicer only, if the Servicer becomes aware of any bankruptcy or receivership with respect to the Seller, the Depositor, the Servicer, the Trust Administrator, the Indenture Trustee, the Cap Counterparty, any enhancement or support provider contemplated by Items 1114(b) or 1115 of Regulation AB, or any other material party contemplated by
Item 1101(d)(1) of Regulation AB;

         (d) with respect to the Trust Administrator, the Servicer and the Depositor only, the occurrence of an early amortization, performance trigger or other event, including an event of default under this Agreement;

         (e)      any amendment to this Agreement;

         (f) the resignation, removal, replacement, substitution of the Servicer, the Trust Administrator or the Indenture Trustee;

         (g) with respect to the Servicer only, if the Servicer becomes aware that (i) any material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB that was previously applicable regarding one or more classes of the Notes has terminated other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement; (ii) any material enhancement specified in Item 1114(a)(1) through
(3) of Regulation AB or Item 1115 of Regulation AB has been added with respect to one or more classes of the Notes; or (iii) any existing material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation AB with respect to one or more classes of the Notes has been materially amended or modified; and

         (h) with respect to the Trust Administrator, the Servicer and the Depositor only, a required distribution to Holders of the Notes is not made as of the required Payment Date under this Agreement.

         Reporting Subcontractor: With respect to the Servicer, the [Indenture Trustee], or the Trust Administrator, any Subcontractor determined by such Person pursuant to Section 10.08(a) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

         Reserve Interest Rate: The rate per annum that the Trust
Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of

[0.03125]%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, (2) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such LIBOR Determination Date to leading European banks.

         Responsible Officer: Any vice president, any assistant vice president, any assistant secretary, any associate, any assistant treasurer, or any other officer of the Indenture Trustee or the Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above-designated officers and, in each case, having direct responsibility for the administration of the Operative Agreements and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page: The display designated as page "LIBOR01" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR01 page on that service for the purpose of displaying London interbank offered rates of major banks).

         Rolling [Sixty-Day] Delinquency Rate: With respect to any Payment Date on or after the Stepdown Date and any Pool or Pools, the average of the [Sixty-Day] Delinquency Rates for such Pool or Pools and such Payment Date and the two immediately preceding Payment Dates.

         Rolling Three Month Delinquency Rate: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding calendar months.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

         Sarbanes-Oxley Certification:  As defined in Section 10.05.

         Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Civil Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

         Securities Act:  The Securities Act of 1933, as amended

         Securities Intermediary: The Person acting as Securities Intermediary under this Agreement (which is ____________________), its successor in interest, and any successor Securities Intermediary appointed pursuant to
Section 5.04.

         Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

         Seller:  ____________________________.

         [Seller Shortfall Interest Requirement: With respect to the Business Day immediately preceding the Payment Date in each of ________ 200_, ________ 200_ and ________ 200_, is the sum of:

         (a) the product of: (1) the excess of the aggregate Stated Principal Balances for such Payment Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period, over the aggregate Stated Principal Balance for such Payment Date have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of such Mortgage Loans (including such Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for such Payment Date) and the denominator of which is 12; and

         (b)      the lesser of:

                  (i) the product of: (1) the amount on deposit in the Pre-Funding Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the Trust Fund at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for such Payment Date) and the denominator of which is 12; and

                  (ii) the excess of (x) the sum of the amount of Current Interest and Interest Carry Forward Amount due and payable on the interest-bearing Notes and the [Class AF-5B] Premium, in each case for such Payment Date, over (y) Interest Remittance Amount otherwise available to pay Current Interest and the Interest Carry Forward Amount on the interest-bearing Notes for such Payment Date (after giving effect to the addition of any amounts in clause (a) of this definition of Seller Shortfall Interest Requirement to Interest Remittance Amount for such Payment Date).

         Senior Enhancement Percentage: For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) in each case after giving effect to payments on such Payment Date and the denominator of which is the Aggregate Collateral Balance for such Payment Date.

         Senior Note: Any [Class AF-1A], [Class AF-1B], [Class AF-2], [Class AF-3], [Class AF-4], [Class AF-5A], [Class AF-5B], [Class AF-6], [Class 2-AV-1], [Class 2-AV-2], [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] or
[Class 3-AV-4] Note.

         Servicer: _________________________, or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

         Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 4.13 with respect to the Servicer.

         Servicer Remittance Date: The Business Day prior to each Payment Date, commencing in _________ 200_.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property. Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that a Servicing Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Servicing Advance.

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB.

         Servicing Fee: As to any Payment Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and
(b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

         Servicing Fee Rate: With respect to each Mortgage Loan, ___% per annum.

         Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Indenture Trustee by the Servicer.

         Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer's own portfolio, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Trust or any Person to which the Mortgage Loans may be transferred by the Trust, (c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Servicer or any affiliate of the Servicer has extended to any mortgagor or any affiliate of such mortgagor and (d) in accordance with the applicable state, local and federal laws, rules and regulations.

         Stated Principal Balance: With respect to any Payment Date, either
(a) in the case of any Mortgage Loan, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by the Servicer, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period), provided that the Stated Principal Balance of any Liquidated Mortgage Loan shall be zero and (b) in the case of any REO Property, the Stated Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the related Mortgage Loan).

         Stepdown Date: The later to occur of (1) the Payment Date in ________ 200_ and (2) the first Payment Date on which on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to _____%.

         Stepdown Target Subordination Percentage: For any Class of Subordinate Notes, the respective percentage indicated in the following table:

                                               Stepdown Target Subordination
                                                         Percentage
                                                         ----------

[MF-1]                                                     ____%
[MF-2]                                                     ____%
[MF-3]                                                     ____%
[MF-4]                                                     ____%
[MF-5]                                                     ____%
[MF-6]                                                     ____%
[MF-7]                                                     ____%
[MF-8]                                                     ____%
[BF]                                                       ____%
[MV-1]                                                     ____%
[MV-2]                                                     ____%
[MV-3]                                                     ____%
[MV-4]                                                     ____%
[MV-5]                                                     ____%
[MV-6]                                                     ____%
[MV-7]                                                     ____%
[MV-8]                                                     ____%
[BV]                                                       ____%

         Stepup Date: The first Payment Date after the Payment Date on which the Aggregate Collateral Balance is less than or equal to _____% of the sum of the Aggregate Collateral Balance as of the Cut-off Date.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Servicer, the Trust Administrator or the Indenture Trustee, as the case may be.

         Subordinate Cap Agreement: The interest rate cap agreement transaction evidenced by the related Confirmation (as assigned to the Trust pursuant to the Cap Agreement Assignment Agreement), with respect to the Subordinate Notes.

         Subordinate Cap Agreement Payment Date: With respect to the Subordinate Cap Agreement, the Business Day immediately preceding the related Payment Date, beginning with the Payment Date in _________ 200_ and ending with the Payment Date in __________ 200_.

         Subordinate Note: Any [Class MF-1], [Class MF-2], [Class MF-3], [Class MF-4], [Class MF-5], [Class MF-6], [Class MF-7], [Class MF-8], [Class BF], [Class MV-1], [Class MV-2], [Class MV-3], [Class MV-4], [Class MV-5], [Class MV-6], [Class MV-7], [Class MV-8] or [Class BV] Note.

         Subordinate Priority:  As defined in clause 6.02(d)(i).

         Subsequent Cut-off Date: As defined in the definition of Cut-off
Date.

         Subsequent Deposit: With respect to any Subsequent Transfer Date, an amount equal to the aggregate of all amounts in respect of (i) principal of the related Subsequent Mortgage Loans due after the related Subsequent Cut-off Date and received by the Servicer on or before such Subsequent Transfer Date and not applied in computing the Cut-off Date Principal Balance thereof and
(ii) interest on the such Subsequent Mortgage Loans due after such Subsequent Cut-off Date and received by the Servicer on or before the Subsequent Transfer Date.

         Subsequent Mortgage Loan: Any Mortgage Loan conveyed to the Trustee on a Subsequent Transfer Date, and listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f). When used with respect to a single Subsequent Transfer Date, "Subsequent Mortgage Loan" shall mean a Subsequent Mortgage Loan conveyed to the Trust Administrator on such Subsequent Transfer Date.

         Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit J hereto, executed and delivered by the Issuer, the Depositor, the Servicer and the Trust Administrator as provided in
Section 2.01(d).

         [Subsequent Transfer Date: For any Subsequent Transfer Agreement, the "Subsequent Transfer Date" identified in such Subsequent Transfer Agreement; provided, however, the Subsequent Transfer Date for any Subsequent Transfer Agreement must be a Business Day and may not be a date earlier than the date on which the Subsequent Transfer Agreement is executed and delivered by the parties thereto pursuant to Section 2.01(d).]

         [Subsequent Transfer Date Purchase Amount: With respect to any Subsequent Transfer Date, the "Subsequent Transfer Date Purchase Amount" identified in the related Subsequent Transfer Agreement which shall be an estimate of the aggregate Stated Principal Balances of the Subsequent Mortgage Loans identified in such Subsequent Transfer Agreement.]

         [Subsequent Transfer Date Transfer Amount: With respect to any Subsequent Transfer Date, an amount equal to the lesser of (i) the aggregate Stated Principal Balances as of the related Subsequent Cut-off Dates of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the related Loan Number and Borrower Identification Mortgage Loan Schedule delivered pursuant to Section 2.01(f) and (ii) the amount on deposit in the Pre-Funding Account.]

         Substitution Amount: The amount, if any, by which the Stated Principal Balance of a Deleted Mortgage Loan exceeds the Stated Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Stated Principal Balance, if applicable, plus unpaid interest thereon, any related unpaid Advances or Servicing Advances (including any interest on such unpaid Advances or Servicing Advances), unpaid Servicing Fees and unpaid Servicing Fees and the amount of any costs and damages incurred by the Trust Fund associated with a violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of such Deleted Mortgage Loan.

         Target Amount: With respect to any Payment Date, an amount equal to the Aggregate Collateral Balance as of such Payment Date minus the Targeted Overcollateralization Amount for such Payment Date.

         Telerate Page 3750: The display currently so designated as "Page 3750" on the Moneyline Telerate Service (or such other page selected by the Servicer as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

         Termination Price: The sum, as calculated by the Servicer, of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of the REO Property and all other property being purchased,
(d) any unreimbursed Servicing Advances, (e) any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts and (f) all other amounts to be paid or reimbursed to the Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee.

         Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

         Total Remittance Amount: With respect to any Payment Date, the sum of
(i) the Interest Remittance Amount for all Pools for such Payment Date and
(ii) Principal Remittance Amount for all Pools for such Payment Date.

         Total Principal Deficiency Amount: With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Aggregate Collateral Balance as of the last day of the related Collection Period.

         Trust or Trust Fund:  The Issuer.

         Trust Account Property: The Trust Account, all amounts and investments held from time to time in the Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

         Trust Account:  The Collection Account.

         Trust Agreement: The trust agreement dated _______, 200_, between the Depositor and the Owner Trustee, as amended and restated on _______, 200_, among the Depositor, the Trust Administrator and the Owner Trustee, as such may be amended or supplemented from time to time.

         Trust Estate: The assets of the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture, which assets consist of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, arising from or relating to any of the following: (a) the Mortgage Loans listed in the Mortgage Loan Schedule, and principal due and payable after the Cut-off Date, but not including interest and principal due and payable on any Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to such Mortgage Loans; (b) any Insurance Proceeds, REO Property, Liquidation Proceeds, REO Disposition Proceeds and other recoveries (in each case, subject to clause (a) above), (c) the Collection Account, any Escrow Account, the Interest Rate Cap Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any Insurance Policies, (e) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (f) the rights of the Trust under each Interest Rate Cap Agreement and (g) all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

         UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

         Unpaid Basis Risk Shortfall: With respect to any Payment Date and any Class of Notes, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from all previous Payment Dates, plus interest accrued thereon at the applicable Note Interest Rate (calculated without giving effect to the applicable Net Funds Cap).

         Unpaid Realized Loss Amount: For the [Class 2-AV-2] Notes and any Class of Subordinate Certificates and any Payment Date, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that Class remaining unpaid from prior Payment Dates minus (y) any increase in the Note Principal Amount of that Class due to the allocation of Recoveries to the Note Principal Amount of that Class [P]ursuant to Section 5.02.

         Voting Interests: The portion of the voting rights of all the Notes that is allocated to any Note for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, [99]% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to any Class of Notes will be based on the fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class as of the date of determination and the denominator of which is the aggregate Class Principal Amount of the Notes as of such date. At all times during the term of the Indenture and this Agreement, the holders of the Ownership Certificate will be allocated [1]% of the voting rights for so long as the Class remains outstanding. The voting rights allocation to any Class of Notes or the Ownership Certificate will be allocated among all holders of each such Class or Ownership Certificate in proportion to their respective Note Principal Amounts of such Notes or Percentage Interests of the Ownership Certificate.

         Section 1.02. Calculations With Respect to the Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans. Payments to be made by the Trust Administrator shall be based on information provided by the Servicer. The Trust Administrator shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

         Section 1.03. Calculations With Respect to Accrued Interest. Accrued interest, if any, on any Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS

         Section 2.01. Creation and Declaration of Trust Estate; Conveyance of Mortgage Loans.

         (a) Mortgage Loans. As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Ownership Certificate to the Depositor or its designee, and concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Issuer, without recourse, subject to Section 3.01, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor's right, title and interest in any REO Property and the proceeds thereof, the Depositor's rights under any Insurance Policies related to the Mortgage Loans, the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any proceeds of the foregoing, to have and to hold, in trust; and the Indenture Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Estate, as Indenture Trustee, in trust, for the benefit and use of the Noteholders and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, the Issuer has issued and delivered the Notes and the Ownership Certificate to or upon the order of the Depositor, in exchange for the Mortgage Loans and the other property of the Trust Estate.

         Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Purchase Agreement but without delegation of any of its obligations thereunder. The Issuer hereby accepts such assignment, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor. Upon the issuance of the Notes, ownership in the Trust Estate shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee, for the benefit of the Noteholders. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Indenture Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         The Depositor further agrees to cause ________________________ to assign all of its right, title and interest in and to the interest rate corridor transaction evidenced by each Confirmation to the Issuer, and all such right, title and interest shall be deemed to have been assigned by ________________________ to the Depositor and by the Depositor to the Issuer.

         (b) Subject to the execution and delivery of the related Subsequent Transfer Agreement as provided by Section 2.01(d) and the terms and conditions of this Agreement, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Issuer, without recourse, on each Subsequent Transfer Date, all the right, title and interest of the Depositor in and to the related Subsequent Mortgage Loans, including all interest and principal received and receivable by the Depositor on or with respect to such Subsequent Mortgage Loans after the related Subsequent Cut-off Date (to the extent not applied in computing the Cut-off Date Principal Balance thereof) or deposited into the Collection Account by the Servicer on behalf of such Seller as part of any related Subsequent Deposit as provided in this Agreement, other than principal due on such Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date and interest accruing prior to the related Subsequent Cut-off Date.

         Immediately upon the conveyance of the Subsequent Mortgage Loans referred to in the preceding paragraph, the Depositor sells, transfers, assigns, sets over and otherwise conveys to the Trustee for benefit of the Noteholders and the [Class AF-5B] Insurer, without recourse, all right title and interest in the Subsequent Mortgage Loans.

         (c) The Depositor has entered into this Agreement in consideration for the purchase of the Mortgage Loans by the Issuer and has agreed to take the actions specified herein.

         (d) On any Business Day during the Funding Period designated by the [Depositor] to the Issuer, the Depositor and trust Administrator shall complete, execute and deliver a Subsequent Transfer Agreement. After the execution and delivery of such Subsequent Transfer Agreement, on the Subsequent Transfer Date, the Trust Administrator shall set aside in the Pre-Funding Account an amount equal to the related Subsequent Transfer Date Purchase Amount.

         (e) The transfer of Subsequent Mortgage Loans on the Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

                  (1) the Trust Administrator will be provided Opinions of Counsel addressed to the Rating Agencies as with respect to the sale of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date (such opinions being substantially similar to the opinions delivered on the Closing Date to the Rating Agencies with respect to the sale of the Initial Mortgage Loans on the Closing Date), to be delivered as provided in Section 2.01(f);

                  (2) the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of the any ratings assigned to the Notes by the Ratings Agencies (without regard to the [Class AF-5B] Policy, in the case of the [Class AF-5B] Notes);

                  (3) the Depositor shall deliver to the Trust Administrator an Officer's Certificate confirming the satisfaction of each of the conditions set forth in this Section 2.01(e) required to be satisfied by such Subsequent Transfer Date;

                  (4) each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement, provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan set forth in this clause (4), the obligation under this Agreement of the applicable Seller, to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against such Seller respecting such breach available to Noteholders, the Depositor or the Trust Administrator;

                  (5) the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

                  (6) no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date was [30] or more days delinquent;

                  (7) following the conveyance of the Subsequent Mortgage Loans on such Subsequent Transfer Date, the characteristics of each Pool will not vary by more than the amount specified below (other than the percentage of Mortgage Loans secured by Mortgaged Properties located in the State of California, which will not exceed [50]% of the Mortgage Pool and the percentage of mortgage loans in the Credit Grade Categories of "C" or below, which will not exceed [10]% of the Mortgage Loans in each Pool) from the characteristics listed below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the Initial Cut-off Date and the characteristics for any Subsequent Mortgage Loans will be taken as of the Subsequent Cut-off Date; and

[Pool 1]

                                                                  Permitted
                                                                   Variance
Characteristic                                      Value          or Range
--------------                                      -----          --------
Average Stated Principal Balance.................  $______            __%
Weighted Average Mortgage Rate...................   _____%           ____%
Weighted Average Original Loan-to-Value Ratio....   _____%            _%
Weighted Average Remaining Term to Maturity...... ___ months       _ months
Weighted Average Credit Bureau Risk Score........ ___ points       _ points


[Pool 2]
                                                                  Permitted
                                                                   Variance
Characteristic                                      Value          or Range
--------------                                      -----          --------
Average Stated Principal Balance.................  $______            __%
Weighted Average Mortgage Rate...................   _____%           ____%
Weighted Average Original Loan-to-Value Ratio....   _____%            _%
Weighted Average Remaining Term to Maturity...... ___ months       _ months
Weighted Average Credit Bureau Risk Score........ ___ points       _ points


[Pool 3]
                                                                  Permitted
                                                                   Variance
Characteristic                                      Value          or Range
--------------                                      -----          --------
Average Stated Principal Balance.................  $______            __%
Weighted Average Mortgage Rate...................   _____%           ____%
Weighted Average Original Loan-to-Value Ratio....   _____%            _%
Weighted Average Remaining Term to Maturity...... ___ months       _ months
Weighted Average Credit Bureau Risk Score........ ___ points       _ points

                  (8) none of the Sellers or the Depositor is insolvent and neither of the Sellers nor the Depositor will be rendered insolvent by the conveyance of Subsequent Mortgage Loans on such Subsequent Transfer Date.

         The Trustee shall not be required to investigate or otherwise verify compliance with these conditions, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         (f) Within [six] Business Days after each Subsequent Transfer Date, upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Section 2.01(e)(1) and (e)(8), (2) delivery to the Trustee by the [Depositor] (on behalf of each Seller) of a Loan Number and Borrower Identification Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the Mortgage Pool into which each Subsequent Mortgage Loan was conveyed, (3) deposit in the Collection Account by the Servicer on behalf of the Sellers of the applicable Subsequent Deposit, and (4) delivery to the Trust Administrator by the Depositor of an Officer's Certificate confirming the satisfaction of each of the conditions precedent set forth in this Section 2.01(f), the Trustee shall pay the Depositor the Subsequent Transfer Date Transfer Amount from such funds that were set aside in the Pre-Funding Account pursuant to
Section 2.01(d). The positive difference, if any, between the Subsequent Transfer Date Transfer Amount and the Subsequent Transfer Date Purchase Amount shall be re-invested by the Trust Administrator in the Pre-Funding Account.

         The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer's Certificate.

         Within [thirty] days after each Subsequent Transfer Date, the Depositor shall deliver to the Trustee a letter of a nationally recognized firm of independent public accountants stating whether or not the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date conform to the characteristics described in Section 2.01(e)(6) and (7).

         (g) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Indenture Trustee the following documents or instruments with respect to each Mortgage Loan (each a "Mortgage File") so transferred and assigned:

                  (i) the original Mortgage Note, endorsed either (A) in blank or (B) in the form of the Form of Endorsement set forth in Exhibit A-4 hereto, or with respect to any lost Mortgage Note, an original Lost Note Affidavit, in the form set forth in Exhibit C hereto, stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                  (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Indenture Trustee;

                  (iii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by an Officer's Certificate of the Depositor to be a true and complete copy of the original submitted for recording;

                  (iv) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) so long as ____________________________________ is the Indenture Trustee, to
         "____________________________________, as Indenture Trustee of the
         ______ Mortgage Investment Trust 200_-__", without recourse or (C) to the order of the Indenture Trustee;

                  (v) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments or, in the case of an intervening assignment that has been lost, a written Opinion of Counsel for the Seller that such original intervening assignment is not required to enforce the Indenture Trustee's interest in the Mortgage Loans;

                  (vi) the original or a certified copy of lender's title insurance policy (or, in lieu thereof, a commitment to issue such title insurance policy, with an original or a certified copy of such title insurance policy to follow as soon after the Closing Date as reasonably practicable) or attorney's opinion of title and abstract of title;

                  (vii) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, or as to any such agreement which cannot be delivered prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Indenture Trustee is a true copy and that the original of such agreement has been forwarded to the public recording office; and

                  (viii) the original of any security agreement or equivalent instrument executed in connection with the Mortgage or as to any security agreement or equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Indenture Trustee is a true copy and that the original of such document has been forwarded to the public recording office.

         The Depositor and the Seller acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Indenture Trustee, for the benefit of the Noteholders, of the Mortgage Notes and the Mortgages.

         (h) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Seller delivers an Opinion of Counsel (which must be Independent counsel) acceptable to the Rating Agencies, to the effect that recording in such states is not required to protect the Indenture Trustee's interest in the related Non-MERS Mortgage Loans.

         (i) In instances where a Title Insurance Policy is required to be delivered to the Indenture Trustee under clause (b)(vi) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Indenture Trustee as promptly as practicable after the execution and delivery hereof, but in any case within [180] days of the Closing Date.

         (j) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Indenture Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.07 have been so deposited. All original documents that are not delivered to the Indenture Trustee shall be held by the Servicer in trust for the benefit of the Indenture Trustee and the Noteholders.

         Section 2.02. Acceptance of Trust Estate; Review of Documentation.

         (a) Subject to the provisions of Section 2.01, the Issuer acknowledges receipt of the assets transferred by the Depositor of the assets included in the Trust Estate and has directed that the documents referred to in Section 2.01 and all other assets included in the definition of "Trust Estate" be delivered to the Indenture Trustee on its behalf.

         The Indenture Trustee, by execution and delivery hereof, acknowledges receipt by it of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee under this Section 2.02. The Indenture Trustee will execute and deliver to the Depositor and the Servicer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit A-1.

         (b) Within [45] days after the Closing Date with respect to the Initial Mortgage Loans and within [90] days after the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Indenture Trustee will, for the benefit of Noteholders, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Depositor and the Servicer an Interim Certification in the form annexed hereto as Exhibit A-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and
(ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. The Indenture Trustee shall not have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser or for the perfection or priority of any document.

         (c) If in the course of the review described in paragraph (b) above the Indenture Trustee discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule, as applicable (each, a "Material Defect"), the Indenture Trustee discovering such Material Defect shall identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Depositor and the Servicer. Within [90] days of its receipt of such notice, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer's Certificate confirming that such cure has been effected). If the Seller does not so cure such Material Defect, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage

Loan were not purchased from the Trust Estate, constitute a Realized Loss, and such loss is attributable to the failure of the Seller to cure such Material Defect, the Seller shall repurchase the related Mortgage Loan from the Trust Estate at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Seller to cure a Material Defect if, as determined by the Seller acting in good faith, absent such Material Defect, such loss would not have been incurred. The Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 3.03. The failure of the Indenture Trustee to deliver the Interim Certification within [45] days after the Closing Date or [90] days after the Subsequent transfer Date shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Estate.

         (d) Within [180] days following the Closing Date with respect to the Initial Mortgage Loans and within [180] days following the Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Indenture Trustee shall deliver to the Depositor and the Servicer a Final Certification substantially in the form attached as Exhibit A-3 evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

         (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Estate, the Indenture Trustee or the Noteholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

         (f) For purposes of the determinations required to be made by the Indenture Trustee pursuant to paragraphs (a) through (d) of this Section 2.02, the Indenture Trustee shall be entitled to conclusively rely upon the diskette, tape or other electronic media provided by or on behalf of the Seller with respect to the Mortgage Loans as to whether (i) any guarantee was executed in connection with any Mortgage Loan, (ii) any assumption, modification or substitution agreement was executed in connection with any Mortgage Loan, (iii) primary mortgage guaranty insurance is required with respect to any Mortgage Loan or (iv) any security agreement or equivalent instrument was executed in connection with any Mortgage Loan.

         Section 2.03. Grant Clause.

         (a) It is intended that the conveyance by the Depositor to the Issuer of the Mortgage Loans, as provided for in Section 2.01, be construed as a sale by the Depositor to the Issuer of the Mortgage Loans and other assets in the Trust Estate for the benefit of the Noteholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and other assets in the Trust Estate, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC (or the Relevant UCC if not the New York UCC); (b) the conveyances provided for in Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all amounts from time to time held or invested in the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C); (c) the possession by the Indenture Trustee or any other agent of the Issuer of Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and any other Relevant UCC (including, without limitation, Section 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law.

         (b) The Depositor and, at the Depositor's direction, the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and file any UCC financing statements that are necessary to perfect the Indenture Trustee's security interest in or lien on the Mortgage Loans, as evidenced by an Officer's Certificate of the Depositor, and furnish a copy of each such filed financing statement to the Trust Administrator. The Trust Administrator shall prepare and file, at the expense of the Issuer, all filings necessary to maintain the effectiveness of any original filings necessary under the Relevant UCC to perfect the Indenture Trustee's security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) to the extent that a Responsible Officer of the Trust Administrator has received written notice of such change or transfer, such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Issuer, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

         Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving [30] days' prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement and the Indenture, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 2.03(b).

         (c) The Depositor shall not take any action inconsistent with the sale by the Depositor of all of its right, title and interest in and to the Trust Estate and shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other property of the Issuer is held by the Issuer. In addition, the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Estate by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Estate is held by the Issuer on behalf of the Noteholders.

         Section 2.04. Option to Contribute Derivative Instrument.

         At any time on or after the Closing Date, the Seller shall have the right to contribute to, and deposit into, the Trust a derivative contract or comparable instrument (a "Derivative Instrument"). The Derivative Instrument may have a notional amount in excess of the sum of the beneficial interests in the Trust. Any such instrument shall constitute a fully prepaid agreement. The Trust Administrator shall have no tax reporting duties with respect to any such Derivative Instrument.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         Section 3.01. Representations and Warranties of the Depositor and the Seller.

         (a) The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Trust Administrator, the Servicer and the Seller as of the Closing Date or such other date as is specified, that:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the transfer by the Depositor to the Trust Estate of each Mortgage Loan, the Depositor had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Initial Mortgage Loans to the Trust Estate;

                  (iv) As of the Subsequent Transfer Date, the Depositor has transferred all right, title and interest in the Subsequent Mortgage Loans to the Trust Estate

                  (v) The Depositor has not transferred the Mortgage Loans to the Trust Estate with any intent to hinder, delay or defraud any of its creditors;

                  (vi) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business as presently being conducted; and

         (b) The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Trust Administrator, the Servicer and the Depositor as of the Closing Date or such other date as is specified, that:

                  (i) the Seller is a ______________, duly organized validly existing and in good standing under the laws of the _____________, and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller;

                  (ii) the Seller has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) the Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) the execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the articles of incorporation or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound;

                  (v) no litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement; and

                  (vi) [the Seller has been organized in conformity with the requirements for qualification as a REIT; the Seller has filed an election to be treated as a REIT for federal income tax purposes; and the Seller currently qualifies as, and it proposes to operate in a manner that will enable it to continue to qualify as, a REIT.]

         (c) The Seller hereby represents and warrants to the Issuer, the Indenture Trustee for the benefit of Noteholders, the Trust Administrator, the Servicer and the Depositor as of the Closing Date with respect to the Initial Mortgage Loans and the Subsequent Transfer Date with respect to the Subsequent Transfer Date or such other date as is specified, with respect to the Mortgage Loans, the representations and warranties set forth in Schedule II of the Mortgage Loan Purchase Agreement.

         (d) To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of a representation or warranty of the Seller under subsection (c) above or the Mortgage Loan Purchase Agreement, the only right or remedy of the Indenture Trustee or any Certificateholder hereunder shall be their rights to enforce the obligations of the Seller under any applicable representation or warranty made by it. The Indenture Trustee on behalf of the Issuer acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 3.01(a)(ii)) under any circumstances.

         Section 3.02. Discovery of Breach. It is understood and agreed that the representations and warranties (i) of the Depositor set forth in Section 3.01(a), (ii) of the Seller set forth in Section 3.01(b) and (c) and (iii) of the Servicer pursuant to Section 4.02 of this Agreement, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Indenture Trustee and shall continue throughout the term of this Agreement. With respect to the representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Depositor, the Seller, the Trust Administrator, the Indenture Trustee or the Servicer that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the Mortgage Loans or the interests of the Noteholders or the Indenture Trustee therein, notwithstanding such Seller's lack of knowledge with respect to the substance of such representation or warranty, remedies for breach will apply to such inaccuracy. Any breach of the representation and warranty set forth in clauses
(g), (ss), (tt) and (vv) of Schedule II of the Mortgage Loan Purchase Agreement shall be deemed to materially and adversely affect the interest of the Trust in that Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty. Upon discovery by any of the Depositor, the Servicer, the Trust Administrator or the Indenture Trustee of a breach of any of such representations and warranties made by the Seller that adversely and materially affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within [60] days of the discovery by the Seller of a breach of any representation or warranty given to the

Indenture Trustee by the Seller or the Seller's receipt of written notice of such a breach, the Seller shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Indenture Trustee at the Purchase Price or (c) substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan.

         Section 3.03. Repurchase, Purchase or Substitution of Mortgage Loans.

         (a) With respect to any Mortgage Loan repurchased by the Seller pursuant to Section 3.02(b) of this Agreement, the principal portion of the funds in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account. Upon receipt by the Trust Administrator of the full amount of the Purchase Price for a Deleted Mortgage Loan and notification thereof has been made to the Indenture Trustee the Indenture Trustee shall release or cause to be released and reassign to the Depositor or the Seller, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement and the Indenture, which instruments shall be prepared by the Servicer and the Indenture Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its custodian) in exchange for a Deleted Mortgage Loan: (i) the Depositor or the Seller, as applicable, must deliver to the Indenture Trustee the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller and the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Indenture Trustee, at the expense of the Depositor and at the direction and with the cooperation of the Servicer shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Indenture Trustee (on behalf of the Issuer) to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

                                  ARTICLE IV

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
                  BY THE SERVICER AND THE TRUST ADMINISTRATOR

         Section 4.01. Servicer to Perform Servicing Responsibilities.

         (a) Possession of Servicing Files. The Servicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this

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Agreement and each Servicing File delivered to the Servicer shall be held in trust by the Servicer for the benefit of the Issuer and the Indenture Trustee. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Indenture Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Indenture Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Indenture Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Indenture Trustee in such custodial capacity only. The Servicing File retained by the Servicer pursuant to this Agreement shall be identified in accordance with the Servicer's file tracking system to reflect the ownership of the related Mortgage Loan by the Indenture Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

         (b) Books and Records. All rights arising out of the Mortgage Loans shall be vested in the Indenture Trustee, subject to the Servicer's rights to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Servicer is entitled as set forth herein, including but not limited to Section 4.07(d) and Section 4.23 shall be received and held by them in trust for the benefit of the Indenture Trustee pursuant to the terms of this Agreement.

         Section 4.02. Duties of the Servicer; Representations and Warranties.

         (a) For and on behalf of the Issuer, the Indenture Trustee and the Noteholders, the Servicer shall service the Mortgage Loans from and after the Closing Date in accordance with the provisions of this Article IV. The Servicer hereby represents and warrants to the Depositor, the Issuer, the Indenture Trustee and the Trust Administrator, as of the Closing Date, that:

                  (i) it is validly existing and in good standing as a _____________________ and as Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Servicer;

                  (ii) the execution and delivery of this Agreement by the Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Servicer's charter or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Servicer's ability to perform its obligations under this Agreement;

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                  (iii) this Agreement constitutes, assuming due
         authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) the Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

                  (v) the Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Servicer of its obligations under this Agreement;

                  (vi) no litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                  (vii) the Servicer, or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or FHLMC-approved seller/servicer;

                  (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

                  (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

                  (x) the Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 4.03 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

                  (xi) the information about the Servicer under the heading "The Servicer" in the Prospectus Supplement does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

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         (b) It is understood and agreed that the representations and warranties set forth in this Section 4.02 shall survive the execution and delivery of this Agreement. The Servicer shall indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Trust Administrator and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Section 4.02. It is understood and agreed that the enforcement of the obligation of the Servicer set forth in this Section to indemnify the foregoing parties as provided in this Section constitutes the sole remedy (other than as set forth in Section 7.01) of such parties respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Servicer as Servicer hereunder, and any termination of this Agreement.

         Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by the Depositor, the Issuer, the Indenture Trustee or the Trust Administrator or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

         Section 4.03. Servicer Fidelity Bond and Servicer Errors and Omissions Insurance Policy.

         (a) The Servicer, at its expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on the Servicer's behalf, and covering errors and omissions in the performance of the Servicer's obligations hereunder. The Servicer's Errors and Omissions Insurance Policy and the Servicer Fidelity Bond shall be in such form and amount that would be consistent with coverage customarily maintained by servicers of mortgage loans similar to the Mortgage Loans and shall by its terms not be cancelable without [thirty] days' prior written notice to the Indenture Trustee. The Servicer shall provide the Depositor and the Indenture Trustee, upon request, with a copy of such policy and fidelity bond. The Servicer shall (i) require the Servicer to maintain an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with the provisions of this
Section 4.03 of this Agreement, (ii) cause the Servicer to provide to the Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in this Section 4.03 of the Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Indenture Trustee upon request.

         (b) The Servicer shall promptly report to the Indenture Trustee and the Trust Administrator any material changes that may occur in the Servicer's Fidelity Bond or the Servicer's Errors and Omissions Insurance Policy and shall furnish either such party, on request, with certificates evidencing that such bond and insurance policy are in full force and effect. The Servicer shall promptly report to the Indenture Trustee and the Trust Administrator all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be

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disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Servicer shall promptly furnish a copy of such report to the Indenture Trustee and the Trust Administrator. Any amounts relating to the Mortgage Loans collected by the Servicer under any such bond or policy shall be promptly remitted by the Servicer to the Trust Administrator for deposit into the Collection Account.

         Section 4.04. Servicer's Financial Statements and Related Information. For each year this Agreement is in effect, the Servicer shall deliver to the Trust Administrator, the Indenture Trustee, each Rating Agency and the Depositor a copy of its annual unaudited financial statements on or prior to May 31 of each year, beginning May 31, 200_. Such financial statements shall include a balance sheet, income statement, statement of retained earnings, statement of additional paid in capital, statement of changes in financial position and all related notes and schedules and shall be in comparative form, certified by a nationally recognized firm of Independent Accountants to the effect that such statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

         Section 4.05. Power to Act; Procedures.

         (a) Servicer to Service. The Servicer, acting directly or through one or more sub-servicers as provided in this Section 4.05 shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with the Servicing Standard.

         (b) The Servicer shall not take any action that is inconsistent with or prejudices the interests of the Issuer, the Indenture Trustee or the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Issuer, the Indenture Trustee and the Noteholders under this Agreement and the Indenture. The Servicer shall represent and protect the interests of the Issuer, the Indenture Trustee and the Noteholders in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Indenture Trustee when the Servicer believes it appropriate in its best judgment and in accordance with the Servicing Standard, to execute and deliver, on behalf of itself and the Noteholders, the Trust Administrator, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall furnish the Servicer, upon request, with any powers of attorney (on the standard form used by the Indenture Trustee) empowering the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Indenture Trustee shall execute and deliver such other documents as the Servicer may request, necessary or appropriate to enable the Servicer to service the Mortgage Loans and carry out its duties hereunder, and to

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allow the Servicer to service the Mortgage Loans in each case in accordance with the Servicing Standard (and the Indenture Trustee or the Trust Administrator shall have no liability for misuse of any such powers of attorney by the Servicer). If the Servicer or the Indenture Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Indenture Trustee or that the Indenture Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, then upon request of the Indenture Trustee, the Servicer shall join with the Indenture Trustee in the appointment of a co-trustee pursuant to Section 6.10 of the Indenture. In no event shall the Servicer, without the Indenture Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Indenture Trustee's name without indicating the Servicer's representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Indenture Trustee to be registered to do business in any state. The Servicer shall indemnify the Indenture Trustee for any and all costs, liabilities and expenses incurred by the Indenture Trustee in connection with the negligent or willful misuse of such powers of attorney by the Servicer. In the performance of its duties hereunder, the Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Indenture Trustee, be deemed to be the agent of the Indenture Trustee.

         (c) In servicing and administering the Mortgage Loans, the Servicer shall employ procedures and exercise the same care that it customarily employs and exercises in servicing and administering loans for its own account, giving due consideration to the Servicing Standard where such practices do not conflict with this Agreement. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than [120] days; provided, however, that the maturity of any Mortgage Loan shall not be extended past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any extension described in clause (ii) above, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.05 on the basis of the amortization schedule of such Mortgage Loan without modification thereof by reason of such extension. Such waiver, modification, postponement or indulgence may be made if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Issuer, the Indenture Trustee and the Noteholders. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, make an Advance in accordance with Section 5.05 in an amount equal to the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other Advances made pursuant to Section 4.35. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, the Issuer and the Indenture Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Indenture Trustee shall execute and deliver to the Servicer powers of attorney (on the standard form used by the Indenture Trustee) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Indenture Trustee, necessary or appropriate to enable

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the Servicer to carry out its servicing and administrative duties under this
Agreement; provided that the Indenture Trustee shall not be liable for the actions of the Servicer under any such powers of attorney.

                  In servicing and administering the Mortgage Loans, the Servicer shall adhere to the Servicing Standard. Notwithstanding the appointment of any sub-servicer pursuant to Section 4.05, the Servicer shall remain liable for the performance of all of the servicing obligations and responsibilities under this Agreement.

         (d) Servicer Discretion. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion, subject to the terms of this Agreement, to sell defaulted Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee and the Noteholders under this Agreement.

         (e) Collection and Liquidation of Mortgage Loans. Continuously from the Closing Date, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                 The Servicer shall use its best efforts, consistent with the Servicing Standard to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.05(a). The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not otherwise postponed, deferred or waived pursuant to
Section 4.09 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as (1) shall be consistent with the Servicing Standard and (2) the Servicer shall determine prudently to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders. In the event that any payment due under any Mortgage Loan is not otherwise postponed, deferred or waived pursuant to Section 4.05(a) and remains delinquent for a period of [105] days or any other default continues for a period of [105] days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure

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proceedings. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Sections 4.08(i) and 4.09(j) or as otherwise provided in
Section 4.08(iii).

                  Notwithstanding the generality of the preceding paragraph, the Servicer shall take such actions generally in accordance with the Servicer's established default timeline and in accordance with the Servicing Standard with respect to each Mortgage Loan and Mortgagor for which there is a delinquency until such time as the related Mortgagor is current with all payments due under the Mortgage Loan.

         Section 4.06. [Reserved]

         Section 4.07. Establishment of and Deposits to Collection Account.

         (a) On the Closing Date, the Trust Administrator shall open and shall thereafter maintain a segregated account held in trust in the name of the Securities Intermediary (the "Collection Account"), entitled "Collection Account, _________________________________, as Indenture Trustee, in trust for
Holders of the [ ] 200__-[ ], Mortgage Backed Notes, Series 200_-__." The Collection Account shall relate solely to the Notes issued by the Issuer, and funds deposited in the Collection Account shall not be commingled with any other monies.

         (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Trust Administrator shall establish a new Collection Account that is an Eligible Account within [10] days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

         (c) The Trust Administrator shall give to the Servicer and the Indenture Trustee prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Trust Administrator shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Indenture Trustee. On each Payment Date, the entire amount on deposit in the Collection Account relating to the Mortgage Loans (subject to permitted withdrawals set forth in Section 4.08), other than amounts not included in Interest Remittance Amount or Principal Remittance Amount to be paid to Noteholders for such Payment Date, shall be applied to make the requested payment of principal and/or interest on each class of Notes.

         The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and shall deposit in the Collection Account on a daily basis, but not more than [two] Business Days after receipt by the Servicer and retain therein, the following collections received by the Servicer and payments made by the Servicer after the related Cut-off Date (other than scheduled payments of principal and interest due on or before the related Cut-off Date), as applicable:

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                                   (1) all payments on account of principal on
                           the Mortgage Loans, including all Principal
                           Prepayments and all Prepayment Premiums;

                                   (2) all payments on account of interest on
                           the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

                                   (3) all Liquidation Proceeds (net of
                           Liquidation Expenses);

                                   (4) all Insurance Proceeds including
                           amounts required to be deposited pursuant to
                           Section 4.09(f) (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.09(f));

                                   (5) all Condemnation Proceeds that are not
                           applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.09(i);

                                   (6) with respect to each Principal
                           Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of payment. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor, up to a maximum amount per month in the aggregate of the Servicing Fee, actually received for such month for the Mortgage Loans;

                                   (7) all Advances made by the Servicer
                           pursuant to Section 5.05;

                                   (8) any amounts received from the Seller,
                           the Depositor or any other person giving representations and warranties with respect to the Mortgage Loans, in connection with the repurchase of any Mortgage Loan;

                                   (9) any amounts required to be deposited by
                           the Servicer pursuant to Section 4.09(f) in connection with the deductible clause in any blanket hazard insurance policy;

                                   (10) any amounts received with respect to
                           or related to any REO Property or REO Disposition Proceeds pursuant to Section 4.09(j); and

                                   (11) any other amounts required to be
                           deposited in the Collection Account pursuant to this Agreement.

         The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in

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the nature of the Servicing Fee, Prepayment Interest Excess Amounts and
Ancillary Income need not be deposited by the Servicer into the Collection Account.

         The Servicer agrees that it shall not create, incur or subject any Mortgage Loans, or any funds that are deposited in any Collection Account or Escrow Account, or any funds that otherwise are or may become due or payable to or for the benefit of the Indenture Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

         (d) Funds in the Collection Account may be invested by the Trust Administrator in Eligible Investments selected by and at the written direction of the Trust Administrator, which shall mature not later than [one] Business Day prior to the next Payment Date (or on the Payment Date with respect to any Eligible Investment of the Trust Administrator or any other fund managed or advised by it or any Affiliate) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Servicer in trust for the benefit of the Indenture Trustee and the Noteholders. All income and gain realized from any Eligible Investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order from time to time, subject to Section 4.08 and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage Loans need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional servicing compensation. If the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

         Section 4.08. Application of Funds in the Collection Account. The Trust Administrator may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

                  (i) to reimburse the Servicer for any previously unreimbursed Advances or Servicing Advances, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds, Condemnation Proceeds, REO Disposition Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the applicable Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Noteholders;

                  (ii) to reimburse the Servicer following a final liquidation of a Mortgage Loan for any previously unreimbursed Advances made by any such party (A) that such party determines in good faith will not be recoverable from amounts representing late

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         recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds, Condemnation Proceeds, REO Disposition Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Noteholders;

                  (iii) to reimburse the Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to
         Section 4.09(i) in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the applicable Servicing Fee Rate for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to the Servicer out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Servicer's right thereto shall be prior to the rights of the Noteholders;

                  (iv) to pay to the Depositor or the Seller or any other Person, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not paid on the date on which the related repurchase was effected, and to pay to the applicable party any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

                  (v) to the extent not paid by the Servicer, to pay any Insurance Premium with respect to a Mortgage Loan;

                  (vi) to pay to the Servicer income earned on the investment of funds on deposit in the Collection Account;

                  (vii) on each Payment Date, to make payment to the Noteholders in the amounts and in the manner provided for in Section
         5.02 for the related Payment Date (to the extent collected by the Servicer);

                  (viii) on each Payment Date, to make payment to the Ownership Certificate, all Prepayment Premiums received during the immediately preceding Prepayment Period;

                  (ix) to make payment to itself, the Servicer, the Indenture Trustee, the Owner Trustee and others pursuant to any provision of this Agreement, the Trust Agreement or the Indenture;

                  (x) to withdraw funds deposited in error in the Collection Account;

                  (xi) to clear and terminate the Collection Account pursuant to Article VIII; and

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

                  (xii) to reimburse a successor servicer (solely in its capacity as successor servicer), for any fee or advance occasioned by a termination of the Servicer, and the assumption of such duties by the Indenture Trustee as successor servicer or a successor servicer appointed by the Indenture Trustee pursuant to Section 7.01, in each case to the extent not reimbursed by the terminated Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Servicer or the Indenture Trustee thereto shall be prior to the rights of the Noteholders.

                  In connection with withdrawals pursuant to subclauses (i) and (iv) above, the Servicer's or such other Person's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Trust Administrator shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclauses.

         Section 4.09. Servicing of the Mortgage Loans.

         (a) Establishment of and Deposits to Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled "_________________________ in trust for ____________________________________, as Indenture Trustee, for [ ] 200__-[ ]." The Escrow Accounts shall be established with an Eligible Institution. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 4.09(b). The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit D hereto. A copy of such certification or letter agreement shall be furnished to the Servicer.

                  The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

                  (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

                  (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

                  The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.09(b). The Servicer shall be entitled to retain any interest earnings paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or the interest earnings paid thereon are insufficient for such purposes.

         (b) Permitted Withdrawals from Escrow Account. Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

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

                  (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

                  (ii) to reimburse the Servicer for any Servicing Advance of an Escrow Payment made by the Servicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) to refund to any Mortgagor any funds found to be in excess of the amounts required to be escrowed under the terms of the related Mortgage Loan;

                  (iv) to the extent permitted by applicable law, for transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

                  (v) for application to restoration or repair of the Mortgaged Property in accordance with Section 4.09(i);

                  (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

                  (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

                  The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this 4.02(g), reimbursable from the Escrow Accounts or Collection Account to the extent not collected from the related Mortgagor, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Servicer knows, or in servicing the Mortgage Loans in accordance with the Servicing Standard should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance or cause to be advanced funds (which will constitute a Servicing Advance) necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

         (c) Notification of Adjustments. On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and applicable regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and applicable regulations regarding interest rate adjustments. The Servicer also shall provide timely notification to the Trustee of all applicable data and information regarding such interest rate adjustments and the Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate or a monthly payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Collection Account from its own funds

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

the amount of any loss caused thereby without reimbursement therefor; provided, however, the Servicer shall not be liable with respect to any interest rate adjustments made by any servicer prior to the Servicer.

         (d) Payment of Taxes, Insurance and Other Charges.

                  (i) With respect to each Mortgage Loan which provides for Escrow Payments, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) ("Property Charges") and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer shall effect timely payment of all such charges (which will constitute Servicing Advances) irrespective of each Mortgagor's faithful performance in the payment of the same or the making of the Escrow Payments if necessary to avoid a lien or loss on the Mortgaged Property.

                  (ii) To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall make Servicing Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Servicer determines to be in the best interest of the Trust; provided, that in any event the Servicer shall pay such charges on or before any date by which payment is necessary to preserve the lien status of the Mortgage. The Servicer shall pay any late fee or penalty (which will constitute Servicing Advances) which is payable due to any delay in payment of any Property Charge and necessary to avoid a lien on or loss on Mortgage Property.

         (e) Protection of Accounts. The Servicer may transfer the Escrow Account to a different Eligible Institution from time to time. Such transfer shall be made only upon obtaining the consent of the Servicer, which consent shall not be unreasonably withheld.

                  The Servicer shall bear any expenses, losses or damages sustained by the Indenture Trustee if the Escrow Account is not an Eligible Accounts.

         (f) Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer acceptable under the Servicing Standard against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan plus accrued interest thereon and the good faith estimate of the Servicer of the related Liquidation Expenses to be incurred in connection therewith and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. The Servicer

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

shall be under no obligation to require any Mortgagor to obtain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  If upon origination of the Mortgage Loan the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration shall be in effect with a generally acceptable insurance carrier acceptable under the Servicing Standard in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Servicing Standard that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within [thirty] days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf.

                  The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with the Servicing Standard.

                  In the event that the Servicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Servicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor's attention the desirability of protection of the Mortgaged Property.

                  All policies required hereunder shall name the Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least [30] days' prior written notice of any cancellation, reduction in amount or material change in coverage.

                  The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are generally acceptable under the Servicing Standard. The Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Servicer shall notify the Mortgagor of the

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

expiration of any such insurance and, prior to force placing any insurance, will permit the Mortgagor a grace period (not to exceed [60] days) to obtain renewal coverage.

                  Pursuant to Section 4.07, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.08.

         (g) Maintenance of Mortgage Impairment Insurance. In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.09(f) and otherwise complies with all other requirements of Section 4.09(f), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.09(f). Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section 4.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.09(f), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer's funds, without reimbursement therefor. Upon request of the Indenture Trustee, the Servicer shall cause to be delivered to such person a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without [30] days' prior written notice to the Indenture Trustee.

         (h) Inspections. The Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, the Servicer shall inspect the Mortgaged Property and/or take such other actions as may be necessary or appropriate in accordance with the Servicing Standard or as may be required by the primary mortgage guaranty insurer. The Servicer shall keep a written report of each such inspection.

         (i) Restoration of Mortgaged Property. The Servicer need not obtain the approval of the Indenture Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with the Servicing Standard. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

                  (i) the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

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

                  (ii) the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics' and materialmen's liens; and

                  (iii) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

         (j) Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee or its nominee (which shall include the Servicer) in trust for the benefit of the Noteholders, or in the event the Indenture Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer (with a copy delivered to the Indenture Trustee) from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the Indenture Trustee.

                  The Servicer shall manage, conserve, protect and operate each REO Property for the Indenture Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Issuer, the Indenture Trustee and the Noteholders.

                  The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above, which may be in the form of a blanket policy. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Collection Account subject to withdrawal pursuant to Section
4.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.09(f), and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Servicer's funds, without reimbursement therefor.

                  The proceeds of sale of the REO Property shall be promptly deposited in the Collection Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself pursuant to Section 4.08 for any related unreimbursed

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

Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section or Section 5.05.

         The Servicer shall make Servicing Advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.09(f), such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property or pursuant to Section 4.08(iii). The Servicer shall make monthly remittances on each Servicer Remittance Date of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.09(j) and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         (k) Liquidation Reports. Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Indenture Trustee pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Indenture Trustee a monthly liquidation report with respect to such Mortgaged Property.

         (l) Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to
Section 6050J of the Code.

         (m) Prepayment Premiums. The Servicer or any designee of the Servicer shall not waive any Prepayment Premium with respect to any Mortgage Loan that contains a Prepayment Premium and that prepays during the term of the premium. If the Servicer or its designee fails to collect the Prepayment Premium upon any prepayment of any Mortgage Loan that contains a Prepayment Premium, the Servicer shall pay to the Trust Administrator at such time (by deposit to the Collection Account) an amount equal to amount of the Prepayment Premium that was not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Premium without paying the Issuer the amount of the Prepayment Premium if (i) the Mortgage Loan is in default (defined as [61] days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinancing by the Servicer or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (iii) the collection of the Prepayment Premium would be in violation of applicable federal, state or local laws or would be deemed "predatory" thereunder.

         (n) Compliance with Safeguarding Customer Information Requirements. The Servicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on February 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the "Guidelines").

         (o) Presentment of Claims and Collection of Proceeds. The Servicer shall prepare and present on behalf of the Indenture Trustee and the Noteholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary

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to realize recovery under such policies. Any proceeds disbursed to the
Servicer in respect of such policies or bonds shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition requisite to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

         (p) [Reserved].

         (q) Due Dates Other Than the First of the Month. Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.09(q). Any Scheduled Payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of that month. For example, a Scheduled Payment due on August 15 shall be considered to be due on September 1. Any Scheduled Payment due and collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Collection Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Collection Account begin with the Scheduled Payment due on the first of the month following the Cut-off Date.

         (r) Credit Reporting. For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.

         Section 4.10. Reports to Trust Administrator.

                  Not more than [75] days after the end of each calendar year, commencing December 31, 200_, the Servicer shall provide (as such information becomes reasonably available to the Servicer) to the Trust Administrator such information concerning the Mortgage Loans as is necessary for the Trust Administrator to prepare the reports required by Section 4.11(c). Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trust Administrator pursuant to any requirements of the Code as from time to time are in force. The Servicer shall also provide to the Trust Administrator such information as may be requested by it and required for the completion of any tax reporting responsibility of the Trust Administrator within such reasonable time frame as shall enable the Trust Administrator to timely file each Schedule Q (or other applicable tax report or return) required to be filed by it.

         Section 4.11. Reports to Indenture Trustee and Noteholders.

         (a) On each Payment Date, the Trust Administrator shall make available to the Indenture Trustee and each Noteholder, a report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer):

                  (i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating

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

         separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

                  (ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest and the calculation thereof;

                  (iii) the amount, if any, of any payment to the Holder of the Ownership Certificate;

                  (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of the Servicer with respect to such Payment Date, (B) the aggregate amount of such Advances actually made, and
         (C) the amount, if any, by which (A) above exceeds (B) above;

                  (v) the total number of Mortgage Loans, the aggregate Stated Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the Class Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above;

                  (vii) the amount of all Prepayment Premiums distributed to the Ownership Certificate;

                  (viii) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

                  (ix) the amount of the Servicing Fee paid during the Collection Period to which such payment relates;

                  (x) the number and aggregate Stated Principal Balance of Mortgage Loans, as reported to the Trust Administrator by the Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs,
         (f) in bankruptcy and (g) that are REO Properties;

                  (xi) the aggregate Stated Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became an REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

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

                  (xii) with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each Deleted Mortgage Loan and of each Qualifying Substitute Mortgage Loan;

                  (xiii) the aggregate outstanding Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to the payments made on such Payment Date;

                  (xiv) the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

                  (xv) the Interest Remittance Amount and the Principal Remittance Amount applicable to such Payment Date;

                  (xvi) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Collection Account and the amounts actually paid);

                  (xvii) any Overcollateralization Deficiency Amount after giving effect to the payments made on such Payment Date; and

                  (xviii) LIBOR with respect to such Payment Date.

         In the case of information furnished pursuant to subclauses (i), (ii) and (vi) above, the amounts shall (except in the case of the report delivered to the holder of the Ownership Certificate) be expressed as a dollar amount per $[1,000] of original principal amount of Notes.

         The Trust Administrator will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) available each month to the Rating Agencies and Noteholders via the Trust Administrator's website. The Trust Administrator's website can be accessed at ______________. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at ________________. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at ____________________, ________________________ (or for overnight deliveries at
_________________________), and indicating such. The Trust Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trust Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         The foregoing information and reports shall be prepared and determined by the Trust Administrator based solely on Mortgage Loan data provided to the Trust Administrator by the Servicer (in a format agreed to by the Trust Administrator and the Servicer) no later than the Payment Date. In preparing or furnishing the foregoing information, the Trust Administrator and the Servicer shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided to the Servicer, and neither the Trust Administrator nor the Servicer shall be obligated to verify,

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recompute, reconcile or recalculate any such information or data. The Trust
Administrator, the Indenture Trustee and the Servicer shall be entitled to conclusively rely on all of such data and information provided to the Servicer and shall have no liability for any errors in such data or information.

         (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, which request, if received by the Indenture Trustee shall be forwarded promptly to the Trust Administrator, the Trust Administrator shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by the Servicer, shall use reasonable efforts to obtain such information and documentation from the Servicer), to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Notes; provided, however, that the Trust Administrator shall be entitled to be reimbursed by such Noteholder for actual expenses incurred in providing such reports and access.

         (c) Within [90] days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trust Administrator shall have prepared and shall make available to each Person who at any time during the calendar year was a Noteholder of record, and make available to Security Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Noteholders pursuant to Section 4.11(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however, that this Section 4.11(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Issuer. The Trust Administrator shall be deemed to have satisfied such requirement if it forwards such information in any other format permitted by the Code. The Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports.

         (d) The Trust Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to Noteholders. The Servicer shall provide the Trust Administrator with such information as is necessary for the Trust Administrator to prepare such reports (and the Trust Administrator may rely solely upon such information).

         Section 4.12. Transfers of Mortgaged Property.

                  The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so.

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

                  If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the buyer of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the timing of principal or interest payments on the Mortgage Loan, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

                  To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Servicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 4.13. Termination for Cause.

                  Any of the following occurrences shall constitute an event of default (each, a "Servicer Event of Default") on the part of the Servicer:

                                   (1) any failure by the Servicer to remit
                           any payment required to be made under the terms of this Agreement which continues unremedied for a period of [two] Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the [____]; or

                                   (2) failure by the Servicer duly to observe
                           or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (except with respect to a failure related to a Limited Exchange Act Reporting Obligation) which continues unremedied for a period of [30] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the

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                           Servicer by the [____]; provided that the
                           [thirty-day] cure period shall not apply to the failure to comply with the requirements set forth in Section 10.04, Section 4.28 (with respect to notice to the Depositor), Section 4.29 (with respect to notice to the Depositor) or Article X, for which the grace period shall not exceed the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions); or

                                   (3) failure by the Servicer to maintain its
                           license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer's ability to service the Mortgage Loans; or

                                   (4) a decree or order of a court or agency
                           or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of [60] days; or

                                   (5) the Servicer shall consent to the
                           appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                                   (6) the Servicer shall admit in writing its
                           inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for [three] Business Days; or

                                   (7) the Servicer ceases to be a FHA
                           Approved Mortgagee; or

                                   (8) the Servicer attempts to assign the
                           servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer or attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties

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

                           hereunder or any portion thereof in a manner not permitted under this Agreement; or

                                   (9) the net worth of the Servicer shall be
                           less than $[15,000,000]; or

                                   (10) failure by the Servicer to duly
                           perform, within the required time period, its obligations under Section 10.04 which failure continues unremedied for a period of [7] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the [____].

                  In the event of a Servicer Event of Default related to the obligations set forth in Section 10.04, Section 4.28 (with respect to notice to the Depositor), Section 4.29 (with respect to notice to the Depositor) and
Article X, the Servicer may only be terminated at the direction of the Depositor.

                  Upon receipt by the Servicer of such written termination notice, all authority and power of the Servicer, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by [____], in accordance with Section [____]. Upon written request from the [____], the Servicer shall prepare, execute and deliver to the successor servicer any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Seller, the Indenture Trustee and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

                  The Depositor shall not be entitled to terminate the rights and obligations of the Servicer pursuant to subparagraph (2) if a failure of the Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

         Section 4.14. Assumption of Servicing by Indenture Trustee, Successor to Servicer.

         (a) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of any Servicer Event of Default under Section
7.01 of this Agreement), the Indenture Trustee shall thereupon assume all of the rights and obligations of such Servicer hereunder. The Indenture Trustee, its designee or any successor servicer appointed by the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest herein, except that the Servicer shall not thereby be relieved of any liability or obligations of the Servicer accruing prior to its replacement

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

as Servicer, and shall be liable to the Indenture Trustee, and hereby agrees to indemnify and hold harmless the Indenture Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys' fees) incurred by the Indenture Trustee as a result of such liability or obligations of the Servicer and in connection with the Indenture Trustee's assumption (but not its performance, except to the extent that costs or liability of the Indenture Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Servicer prior to its replacement as Servicer) of the Servicer's obligations, duties or responsibilities thereunder.

         (b) Any successor servicer shall have the characteristics set forth in clauses (i) and (ii) of the second paragraph of Section 4.28 and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Indenture Trustee. Any approval of a successor servicer by the Indenture Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust, be conditioned upon the receipt by the Seller, the Indenture Trustee and the Trust Administrator of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes. At least 15 calendar days prior to the effective date of any such appointment, (x) the Indenture Trustee shall provide written notice to the Depositor of such successor pursuant to this
Section 4.14 and (y) such successor servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor servicer. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement (including continuing to make Advances during such transition period pursuant to Section 5.05) and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 4.14(a) and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 4.02 and the remedies available to the Indenture Trustee and the Seller under Sections 4.14(b) and 4.02(b) and (c), it being understood and agreed that the provisions of such Sections 4.14(b) and 4.02(b) and (c)] shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement. No successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

                  Within a reasonable period of time, but in no event later than [30] days following the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Servicer shall cooperate with the Indenture Trustee or the Seller, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities

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

to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Any successor appointed as provided herein shall execute, acknowledge and deliver to the Indenture Trustee, the Servicer, the Trust Administrator and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 4.02(a) and provide for the same remedies set forth in such Section herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 4.02, 4.28 and 4.13 shall not affect any claims that the Seller, the Indenture Trustee or the Trust Administrator may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                  The Servicer shall deliver promptly to the successor servicer the funds in the Escrow Account(s) and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  Upon a successor's acceptance of appointment as such, it shall notify the Indenture Trustee, the Trust Administrator, the Seller and the Depositor of such appointment.

         (c) Costs. The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning Servicer if such termination or resignation is a result of an occurrence of a termination event under
Section 4.02(b) or 4.13, and (ii) to the extent not paid by such Servicer, and in all other cases, by the Trust.

         Section 4.15. [Reserved]

         Section 4.16. Release of Mortgage Files.

         (a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Indenture Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Trust Administrator pursuant to
Section 4.07 have been or will be so deposited) of a Servicing Officer and shall request the Indenture Trustee to deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Indenture

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

Trustee shall promptly release the related Mortgage File to the Servicer and the Indenture Trustee shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized to give, as agent for the Indenture Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall execute such documents as shall be prepared and furnished to the Indenture Trustee by the Servicer (in a form reasonably acceptable to the Indenture Trustee) and as are necessary for the prosecution of any such proceedings. The Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a trust receipt signed by a Servicing Officer, release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Indenture Trustee to the Servicer.

         Section 4.17. Documents, Records and Funds in Possession of Servicer To Be Held for Indenture Trustee.

         (a) The Servicer shall transmit to the Indenture Trustee such documents and instruments coming into the possession of the Servicer from time to time as are required by the terms hereof to be delivered to the Indenture Trustee. Any funds received by the Servicer in respect of any Mortgage Loan or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Indenture Trustee and the Noteholders subject to the Servicer's right to retain or withdraw amounts provided in this Agreement and to retain its Servicing Fee and other amounts as provided herein. The Servicer shall provide access to information and documentation regarding the Mortgage Loans to the Indenture Trustee, their respective agents and accountants at any time upon reasonable request and during normal business hours, and to Noteholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Servicer designated by it. In fulfilling such a request the Servicer shall not be responsible for determining the sufficiency of such information.

         (b) All Mortgage Files and funds collected or held by, or under the control of, the Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee's agent and bailee for purposes of

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perfecting the Indenture Trustee's security interest therein as provided by relevant Uniform Commercial Code or laws; provided, however, that the Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Servicer under this Agreement and shall be authorized to remit such funds to the Trust Administrator in accordance with this Agreement.

         (c) The Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Indenture Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Indenture Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, the Servicer that are collected by the Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which the Servicer is entitled to hereunder); and the Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Indenture Trustee, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Servicer shall be held by the Servicer for and on behalf of the Indenture Trustee as the Indenture Trustee's agent and bailee for purposes of perfecting the Indenture Trustee's security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

         Section 4.18. Opinion. On or before the Closing Date, the Servicer shall cause to be delivered to the Depositor, the Seller, the Indenture Trustee, the Issuer and the Trust Administrator one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, as to the due authorization, execution and delivery of this Agreement by the Servicer and the enforceability thereof.

         Section 4.19. [Reserved]

         Section 4.20. [Reserved]

         Section 4.21. [Reserved]

         Section 4.22. Indenture Trustee To Retain Possession of Certain Insurance Policies and Documents. The Indenture Trustee shall retain possession and custody of the originals of the primary mortgage insurance policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts payable in respect of the Notes have been paid in full and the Servicer otherwise has fulfilled its obligations under this Agreement, the Indenture Trustee shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Servicer shall promptly deliver or cause the Servicer to deliver to the Indenture Trustee, upon the execution or receipt thereof the originals of the primary mortgage insurance policies and any certificates of renewal thereof, and such other

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documents or instruments that constitute portions of the Mortgage File that come into the possession of the Servicer from time to time.

         Section 4.23. Compensation to the Servicer. [Pursuant to Section 4.07(d), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Servicer as compensation. Notwithstanding the foregoing, the Servicer shall deposit in the Collection Account, on or before the related Payment Date, an amount equal to the lesser of (i) its servicing compensation with respect to such Payment Date and (ii) the amount of any Compensating Interest Payment required to be paid by the Servicer with respect to such Payment Date pursuant to this Agreement. [As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall be paid in the aggregate the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly and retained by the Servicer, or as otherwise provided in Section 4.08(i)]. The obligation of the Issuer to pay the Servicing Fee is limited to, and the Servicing Fee is payable from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Scheduled Payment collected by the Servicer, or as otherwise provided in Section 4.08(i). Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer and is not required to be deposited in the Collection Account.

                  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

                  The Servicing Fee payable to or retained by the Servicer with respect to any Collection Period shall be reduced by the aggregate Prepayment Interest Shortfall Amount for the related Prepayment Period required to be deposited in the Collection Account on the related Servicer Remittance Date. The Servicer shall be obligated to remit on each Servicer Remittance Date the aggregate Prepayment Interest Shortfall Amount, only up to an amount equal to in the aggregate the Servicing Fee the Servicer is entitled to receive for such Collection Period.] The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.]

         Section 4.24. [Reserved]

         Section 4.25. Reports to the Indenture Trustee.

         (a) Not later than [30] days after each Payment Date, the Trust Administrator shall, upon request, forward to the Indenture Trustee a statement, deemed to have been certified by a officer of the Trust Administrator, setting forth the status of the Collection Account maintained by the Trust Administrator as of the close of business on the related Payment Date, indicating that all payments required by this Agreement to be made by the Trust Administrator have been made (or if any required payment has not been made by the Trust Administrator, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Trust Administrator. Copies of such statement shall be provided by the Trust Administrator, upon

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

request, to the Depositor, Attention: _______ 200_-__ and any Noteholders (or by the Indenture Trustee at the Trust Administrator's expense if the Trust Administrator shall fail to provide such copies to the Noteholders (unless (i) the Trust Administrator shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee has no actual knowledge of the Trust Administrator's failure to provide such statement)).

         (b) Not later than [two] Business Days following each Payment Date, the Trust Administrator shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Servicer in connection with similar transactions, "loan level" information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Servicer or by the Depositor.

         (c) All information, reports and statements prepared by the Servicer under this Agreement shall be based on information supplied to the Servicer without independent verification thereof and the Servicer shall be entitled to rely on such information.

         Section 4.26. Annual Officer's Certificate as to Compliance.

         (a) The Servicer shall deliver to the Indenture Trustee and the Depositor no later than the 15th of March of each calendar year, commencing in March 200_, an Officer's Certificate, certifying that with respect to the period ending on the immediately preceding December 31: (i) a review of the activities of such Person during the preceding calendar year or portion thereof has been made under such Servicing Officer's supervision and (ii) to the best of such Servicing Officer's knowledge, based on such review, such Person has fulfilled its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such Servicing Officer and the nature and status thereof.

         (b) Copies of such statements shall be provided to any Noteholder upon request, by the Servicer or by the Indenture Trustee at the Servicer's expense if the Servicer failed to provide such copies (unless (i) the Servicer shall have failed to provide the Indenture Trustee with such statement or (ii) the Indenture Trustee has no actual knowledge of the Servicer's failure to provide such statement).

         Section 4.27. Inspection.

                  The Servicer shall provide the Indenture Trustee, upon [five] Business Days' advance notice, during normal business hours, access to all records maintained by the Servicer in respect of its rights and obligations hereunder and reasonable access to officers of the Servicer responsible for such obligations. Upon request, the Servicer shall furnish to the Indenture Trustee its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 4.27, nothing in this Agreement shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 4.27 as a result of such obligation shall not constitute a breach of this Section 4.27.

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         Section 4.28. Merger or Consolidation. Any Person into which the
Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor to the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Servicer shall be a Person that shall be qualified and approved (or that have an Affiliate that is qualified and approved) to service mortgage loans for Fannie Mae or FHLMC and shall have a net worth of not less than $[15,000,000].

                  As a condition to the effectiveness of any merger or consolidation, at least 15 calendar days prior to the effective date of any merger or consolidation of the Servicer, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and
(y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the resignation of the Servicer.

         Section 4.29. Resignation of Servicer. Except as otherwise provided in Sections 4.28 and this Section 4.29 hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Indenture Trustee. No such resignation shall become effective until (a) the Indenture Trustee shall have assumed, or a successor servicer shall have been appointed by the Indenture Trustee and until such successor shall have assumed, the Servicer's responsibilities and obligations under this Agreement and (b) the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Servicer shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor servicer. Notice of such resignation shall be given promptly by the Servicer and the Depositor to the Indenture Trustee.

         Section 4.30. Assignment or Delegation of Duties by the Servicer. Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder, unless the Indenture Trustee and the Depositor shall have consented to such action; provided, however, that the Servicer shall have the right without the prior written consent of the Indenture Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Servicer relieve the Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Servicer to the Depositor and the Indenture Trustee. If, pursuant to any provision hereof,

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the duties of the Servicer are transferred to a successor servicer, the entire amount of compensation payable to the Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Servicer pursuant to Section 4.23 hereof, shall thereafter be payable to such successor servicer.

         Section 4.31. Limitation on Liability of the Servicer and Others.

         (a) The Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

         (b) No provision of this Agreement shall be construed to relieve the Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Servicer shall be determined solely by the express provisions of this Agreement, the Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Servicer and, in absence of bad faith on the part of the Servicer, the Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Servicer and conforming to the requirements of this Agreement.

         (c) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Indenture Trustee or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Notes or any other Operative Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.14.

         Section 4.32. Indemnification; Third Party Claims. The Servicer agrees to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer and hold them

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

harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer may sustain as a result of the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer shall immediately notify the Servicer if a claim is made by a third party with respect to this Agreement, the Mortgage Loans entitling the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee or the Servicer to indemnification under this Section 4.32, whereupon the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The failure to provide such immediate notice shall not affect the Servicer's obligation pursuant to this Section 4.32 to indemnify the Depositor, the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer, except to the extent that the Servicer is materially prejudiced by such failure to notify.

         Section 4.33. Alternative Index. In the event that the Servicer notifies the Servicer in writing that the Index for any Mortgage Loan, as specified in the related Mortgage Note, becomes unavailable for any reason, the Servicer shall select an alternative index in accordance with the terms of such Mortgage Note or, if such Mortgage Note does not make provision for the selection of an alternative index in such event, the Servicer shall, subject to applicable law, select an alternative index based on information comparable to that used in connection with the original Index and, in either case, such alternative index shall thereafter be the Index for such Mortgage Loan.

         Section 4.34. Miscellaneous Servicing Provisions.

         (a) Protection of Confidential Information. The Servicer shall keep confidential and shall not divulge to any party, without the Seller's prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, special servicers, auditors, taxing authorities or other governmental agencies.

         (b) No Personal Solicitation. For as long as the Servicer services the Mortgage Loans, it covenants that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related mortgagors. It is understood that promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 4.34(b).

         (c) Intention of the Parties. It is the intention of the Seller and the Servicer that the Seller is conveying, and the Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto, subject to the lien of the Indenture.

         Section 4.35. [Reserved].

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                                  ARTICLE V

                       DEPOSITS AND PAYMENTS TO HOLDERS

         Section 5.01. The Collection Account.

         (a) The Trust Administrator shall establish and maintain in the name of the Notes Intermediary the Collection Account as provided in Section 4.07, which account shall be pledged to the Indenture Trustee for the benefit of the Noteholders.

         (b) The Trust Administrator shall make withdrawals from the Collection Account only for the purposes set forth in Section 4.08.

         Section 5.02. Payments from the Collection Account.

         (a) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall withdraw from the Collection Account the Total Remittance Amount (to the extent such amount is on deposit in the Collection Account) and shall pay such amount as specified in this Section. All allocations and payments made between and with respect to [Pool 1], [Pool 2] and [Pool 3] in this Section shall be made concurrently.]

         (b) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Interest Remittance Amount for [Pool 1] for such date [in the following order of priority] in accordance with the report of the Trust Administrator:

                  (i) from the Interest Remittance Amount for [Pool 1], [concurrently] to the [Class AF-5B] Insurer, the [Class AF-5B] Premium for such Payment Date and to each Class of [Group AF] Notes, the Current Interest and Interest Carry Forward Amount for each such Class and such Payment Date, [pro rata], based on their respective entitlements,

                  (ii) from the remaining Interest Remittance Amount for [Pool 1], [sequentially]:

                           (a) to the [Class AF-5B] Insurer, any [Class AF-5B] Reimbursement Amount,

                           (b) to the [Class MF-1] Notes, the Current Interest for such Class,

                           (c) to the [Class MF-2] Notes, the Current Interest for such Class,

                           (d) to the [Class MF-3] Notes, the Current Interest for such Class,

                           (e) to the [Class MF-4] Notes, the Current Interest for such Class,

                           (f) to the [Class MF-5] Notes, the Current Interest for such Class,

                           (g) to the [Class MF-6] Notes, the Current Interest for such Class,

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

                           (h) to the [Class MF-7] Notes, the Current Interest for such Class,

                           (i) to the [Class MF-8] Notes, the Current Interest for such Class,

                           (j) to the Class [BF] Notes, the Current Interest for such Class, and

                           (k) [any remainder as part of the Fixed Rate Pool Excess Cashflow.]

         (c) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Interest Remittance Amount for [Pool 2] and [Pool 3] for such date [in the following order of priority] in accordance with the report of the Trust Administrator:

                  (i) [concurrently]:

                           (a) from Interest Remittance Amount for [Pool 2], [concurrently] to each Class of [Group 2-AV] Notes, the Current Interest and Interest Carry Forward Amount for each such Class and such Payment Date, [pro rata], based on their respective entitlements,

                           (b) from Interest Remittance Amount for [Pool 3], [concurrently] to each Class of [Group 3-AV] Notes, the Current Interest and Interest Carry Forward Amount for each such Class and such Payment Date, [pro rata], based on their respective entitlements,

                  (ii) from the remaining Interest Remittance Amount for [Pool 2] and [Pool 3], to each Class of [Group AV] Notes, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to Section 5.02(c)(i), [pro rata], based on the Note Principal Amounts thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such Class; provided that Interest Remittance Amount remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Note Principal Amounts of the Notes will be distributed to each Class of [Group AV] Notes with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Note Principal Amounts), [pro rata], based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

                  (iii) from the remaining Interest Remittance Amount for [Pool 2] and [Pool 3], [sequentially]:

                           (a) to the [Class MV-1] Notes, the Current Interest for such Class,

                           (b) to the [Class MV-2] Notes, the Current Interest for such Class,

                           (c) to the [Class MV-3] Notes, the Current Interest for such Class,

                           (d) to the [Class MV-4] Notes, the Current Interest for such Class,

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

                           (e) to the [Class MV-5] Notes, the Current Interest for such Class,

                           (f) to the [Class MV-6] Notes, the Current Interest for such Class,

                           (g) to the [Class MV-7] Notes, the Current Interest for such Class,

                           (i) to the [Class MV-8] Notes, the Current Interest for such Class,

                           (j) to the Class [BV] Notes, the Current Interest for such Class, and

                           (k) [any remainder as part of the Adjustable Rate Pool Excess Cashflow.]

         (d) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Principal Remittance Amount for [Pool 1] (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) for such date in accordance with the report of the Trust Administrator [as follows]:

                  (i) with respect to any Payment Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect, from the Principal Distribution Amount for [Pool 1], [sequentially]:

                           (A) to the [Class AF] Notes and to the [Class AF-5B] Insurer, in the order and priorities set forth in clause (3)(A) below,

                           (B) to the [Class MF-1] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (C) to the [Class MF-2] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (D) to the [Class MF-3] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (E) to the [Class MF-4] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (F) to the [Class MF-5] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (G) to the [Class MF-6] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (H) to the [Class MF-7] Notes, until the Note Principal Amount thereof is reduced to zero,

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

                           (I) to the [Class MF-8] Notes, until the Note Principal Amount thereof is reduced to zero,

                           (J) to the [Class BF] Notes, until the Note
                           Principal Amount thereof is reduced to zero, and

                           (K) [any remainder as part of the Fixed Rate Pool Excess Cashflow].

                  (ii) with respect to any Payment Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect from the Principal Distribution Amount for [Pool 1], [sequentially]:

                           (A) in an amount up to the [Group AF] Principal Distribution Amount, to the [Group AF] Notes in the order and priorities set forth in clause (iii)(B) below, until the Note Principal Amounts thereof are reduced to zero,

                           (B) to the [Class AF-5B] Insurer, any remaining [Class AF-5B] Premium and any remaining [Class AF-5B] Reimbursement Amount, in each case that has not been paid from Interest Remittance Amount for [Pool 1] for such Payment Date,

                           (C) to the [Class MF-1] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (D) to the [Class MF-2] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (E) to the [Class MF-3] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (F) to the [Class MF-4] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (G) to the [Class MF-5] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (H) to the [Class MF-6] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

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

                           (I) to the [Class MF-7] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (J) to the [Class MF-8] Notes, the Fixed Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (K) to the [Class BF] Notes, the Fixed Rate
                           Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero, and

                           (L) [any remainder as part of the Fixed Rate Pool Excess Cashflow].

                  (iii) On each Payment Date on which any principal amounts are to be distributed to the [Group AF] Notes and the [Class AF-5B] Insurer pursuant to clause (i)(A) or to the [Group AF] Notes pursuant to clause (ii)(A) above, such amounts shall be distributed to the [Group AF] Notes and, if applicable, the [Class AF-5B] Insurer, [in the following order of priority]:

                           (A) For each Payment Date prior to the Fixed Rate Stepdown Date or on which a Fixed Rate Trigger Event is in effect,

                                    (1) the NAS Principal Distribution Amount to the [Class AF-6] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (2) [concurrently], to the [Class AF-1A] and [Class AF-1B] Notes, [pro rata] based on their respective Note Principal Amounts, until their respective Note Principal Amounts are reduced to zero,

                                    (3) [sequentially], to the [Class AF-2],
                                    [Class AF-3] and [Class AF-4] Notes, in
                                    that order, in each case until the Note
                                    Principal Amount thereof is reduced to
                                    zero,

                                    (4) [concurrently], to the [Class AF-5A]
                                    Notes and the [Class AF-5B] Insurer, [pro rata] (based on, with respect to clause
                                    (x), the Note Principal Amount of the
                                    [Class AF-5A] Notes, and with respect to clause (y), the Note Principal Amount of the [Class AF-5B] Notes):

                                            (a) to the [Class AF-5A] Notes,
                                            until the Note Principal Amount
                                            thereof is reduced to zero, and

                                            (b) [sequentially]:

                                                     (i) to the [Class AF-5B]
                                                     Insurer, any remaining
                                                     [Class AF-5B] Premium
                                                     that has not been paid
                                                     from

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

                                                     Interest Remittance
                                                     Amount for [Pool 1] for
                                                     such Payment Date, and

                                                     (ii) to the [Class AF-5B]
                                                     Notes, until the Note
                                                     Principal Amount thereof
                                                     is reduced to zero,

                                    (5) to the [Class AF-6] Notes without
                                    regard to the NAS Principal Distribution
                                    Amount, until the Note Principal Amount
                                    thereof is reduced to zero, and

                                    (6) to the [Class AF-5B] Insurer, any
                                    remaining [Class AF-5B] Reimbursement
                                    Amount that has not been paid from
                                    Interest Remittance Amount for [Pool 1]
                                    for such Payment Date.

                           (B) For each Payment Date on or after the Fixed Rate Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect,

                                    (1) the NAS Principal Distribution Amount to the [Class AF-6] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (2) [concurrently], to the [Class AF-1A] and [Class AF-1B] Notes, [pro rata] based on their respective Note Principal Amounts, until their respective Note Principal Amounts are reduced to zero,

                                    (3) [sequentially], to the [Class AF-2],
                                    [Class AF-3] and [Class AF-4] Notes, in
                                    that order, in each case until the Note
                                    Principal Amount thereof is reduced to
                                    zero,

                                    (4) [concurrently], to the [Class AF-5A]
                                    Notes and the [Class AF-5B] Notes, [pro
                                    rata], based on the Note Principal Amounts thereof, until the Note Principal Amounts thereof are reduced to zero, and

                                    (5) to the [Class AF-6] Notes without
                                    regard to the NAS Principal Distribution
                                    Amount, until the Note Principal Amount
                                    thereof is reduced to zero.

         [Notwithstanding the foregoing order of priority, on any Payment Date on which the aggregate Note Principal Amount of the [Group AF] Notes is greater than the sum of the aggregate Stated Principal Balance of the Mortgage Loans in [Pool 1] and any amount on deposit in the Supplemental Loan Account in respect of [Pool 1], any principal amounts to be distributed to the [Group AF] Notes and the [Class AF-5B] Insurer shall be distributed first, [concurrently] to each Class of [Group AF] Notes, [pro rata], based on the Note Principal Amounts thereof, in each case until the Note Principal Amount thereof is reduced to zero, and second, to the [Class AF-5B] Insurer, any remaining [Class AF-5B] Premium and any remaining [Class AF-5B] Reimbursement Amount].]

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

         (e) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Principal Remittance Amount for [Pool 2] and [Pool 3] (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) for such date in accordance with the report of the Trust Administrator [as follows]:

                  (i) with respect to any Payment Date prior to the Adjustable Rate Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, [sequentially]:

                           (A) [concurrently]:

                                    (1) from the Principal Distribution Amount for [Pool 2], [sequentially]:

                                            (a) to each Class of [Group 2-AV]
                                            Notes, in the order and priorities
                                            set forth in Section 5.02(e)(iii)
                                            below, until the Note Principal
                                            Amounts thereof are reduced to
                                            zero; and

                                            (b) to each Class of [Group 3-AV]
                                            Notes (after the distribution of
                                            the Principal Distribution Amount
                                            from [Pool 3] as provided in
                                            Section 5.02(d)(1)(A)(ii)(a)
                                            below), in the order and
                                            priorities set forth in Section
                                            5.02(d)(4) below, until the Note
                                            Principal Amounts thereof are
                                            reduced to zero;

                                    (2) from the Principal Distribution Amount for [Pool 3], [sequentially]:

                                            (a) to each Class of [Group 3-AV]
                                            Notes, in the order and priorities
                                            set forth in Section 5.02(d)(4)
                                            below, until the Note Principal
                                            Amounts thereof are reduced to
                                            zero; and

                                            (b) to each Class of [Group 2-AV]
                                            Notes (after the distribution of
                                            the Principal Distribution Amount
                                            from [Pool 2] as provided in
                                            Section 5.02(e)(i)(A)(1)(a)
                                            above), in the order and
                                            priorities set forth in Section
                                            5.02(e)(3) below, until the Note
                                            Principal Amounts thereof are
                                            reduced to zero;

                           (B) from the remaining Principal Distribution Amounts for [Pool 2] and [Pool 3], [sequentially]:

                                    (1) to the [Class MV-1] Notes, until the Note Principal Amount thereof is reduced to zero,

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

                                    (2) to the [Class MV-2] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (3) to the [Class MV-3] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (4) to the [Class MV-4] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (5) to the [Class MV-5] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (6) to the [Class MV-6] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (7) to the [Class MV-7] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (8) to the [Class MV-8] Notes, until the Note Principal Amount thereof is reduced to zero,

                                    (9) to the [Class BV] Notes, until the
                                    Note Principal Amount thereof is reduced to zero, and

                                    (10) [any remainder as part of the
                                    Adjustable Rate Pool Excess Cashflow].

                  (ii) with respect to any Payment Date on or after the Adjustable Rate Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for [Pool 2] and [Pool 3],
                  [sequentially]:

                           (A) in an amount up to the [Group AV] Principal Distribution Target Amount, [pro rata] based on the related [Group AV] Principal Distribution Allocation Amount for the [Group 2-AV] Notes and the [Group 3-AV] Notes, respectively, [concurrently], to (I) each Class of [Group 2-AV] Notes, in an amount up to the [Group 2-AV] Principal Distribution Amount in the order and priorities set forth in clause (3) below, until the Note Principal Amounts thereof are reduced to zero and (II) each Class of [Group 3-AV] Notes, in an amount up to the [Group 3-AV] Principal Distribution Amount in the order and priorities set forth in clause (4) below, until the Note Principal Amounts thereof are reduced to zero; provided, however, that if the aggregate Note Principal Amount of the [Group 2-AV] Notes or [Group 3-AV] Notes is reduced to zero then any remaining unpaid [Group AV] Principal Distribution Target Amount will be distributed to the remaining [Group AV] Notes in the order and priorities set forth in clause (3) or clause (4) below, as the case may be,

                           (B) to the [Class MV-1] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (C) to the [Class MV-2] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (D) to the [Class MV-3] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (E) to the [Class MV-4] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (F) to the [Class MV-5] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero,

                           (G) to the [Class MV-6] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero

                           (H) to the [Class MV-7] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero

                           (I) to the [Class MV-8] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero

                           (J) to the [Class BV] Notes, the Adjustable Rate Subordinate Class Principal Distribution Amount for such Class until the Note Principal Amount thereof is reduced to zero, and

                           (K) [any remainder as part of the Adjustable Rate Pool Excess Cashflow].

                  (iii) On each Payment Date on which any principal amounts are to be distributed to the [Group 2-AV] Notes, such amounts shall be distributed [concurrently], to the [Class 2-AV-1] and [Class 2-AV-2] Notes [pro rata], based on the Note Principal Amounts thereof, in each case until the Note Principal Amount thereof is reduced to zero; provided, however, that if a Group [2] Sequential Trigger Event is in effect, then any principal amounts to be distributed to the [Class 2-AV] Notes will be distributed [sequentially], to the [Class 2-AV-1] and [Class 2-AV-2] Notes, in that order, in each case until the Note Principal Amount thereof is reduced to zero.

                  (iv) On each Payment Date on which any principal amounts are to be distributed to the [Group 3-AV] Notes, such amounts shall be distributed [sequentially], to the [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes, in that order, in each case until the Note Principal Amount thereof is reduced to zero; provided, however, that on any Payment Date on which (x) the aggregate Note Principal Amount of the [Group AV] Notes is greater than the sum of the aggregate Stated Principal Balance of the Adjustable Rate Mortgage Loans and (y) the aggregate Note Principal Amount of the [Group 3-AV] Notes is greater than the sum of the aggregate Stated Principal Balance of the [Pool 3] Mortgage Loans, any principal amounts to be distributed to the [Group 3-AV] Notes will be distributed [pro rata], based on the Note Principal Amounts thereof, in each case until the Note Principal Amount thereof is reduced to zero.]

         (f) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Fixed Rate Pool Excess Cashflow for such date and, in the case of clauses (1), (3), (5), (7),
(9), (11), (13), (15), (17) and (19) below, any amounts in the Credit Comeback Excess Account available for such Payment Date, shall be paid to the Classes of Notes [in the following order of priority], in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Fixed Rate Pool Excess Cashflow:

                  (i) to the Holders of the Class or Classes of [Group AF] Notes and Fixed Rate Subordinate Notes then entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution Amount for [Pool 1], payable to such Holders as part of the Principal Distribution Amount for [Pool 1] pursuant to Section 5.02(d) above; provided, however, that Credit Comeback Excess Cashflow (if any) shall only be distributed pursuant to this clause, if the Fixed Rate Overcollateralization Target Amount has at any previous time been met;

                  (ii) to the Holders of the [Class MF-1] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (iii) to the Holders of the [Class MF-1] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (iv) to the Holders of the [Class MF-2] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (v) to the Holders of the [Class MF-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (vi) to the Holders of the [Class MF-3] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (vii) to the Holders of the [Class[MF-3] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (viii) to the Holders of the [Class MF-4] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (ix) to the Holders of the [Class MF-4] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (x) to the Holders of the [Class MF-5] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xi) to the Holders of the [Class MF-5] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xii) to the Holders of the [Class MF-6] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xiii) to the Holders of the [Class MF-6] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xiv) to the Holders of the [Class MF-7] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xv) to the Holders of the [Class MF-7] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xvi) to the Holders of the [Class MF-8] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xvii) to the Holders of the [Class MF-8] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xviii) to the Holders of the [Class BF] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xix) to the Holders of the [Class BF] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xx) to each Class of [Class AF] Notes and Fixed Rate Subordinate Notes (in the case of the [Class AF-1A] Notes after application of [Class AF-1A] Cap Agreement to cover Net Rate Carryover), [pro rata] based on the Note Principal Amounts thereof, to the extent needed to pay any unpaid Net Rate Carryover for each such Class; and then any Fixed Rate Pool Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Note Principal Amounts of the Notes shall be distributed to each Class of [Class AF] Notes and Fixed Rate Subordinate Notes with respect to which there remains any unpaid Net Rate Carryover, [pro rata], based on the amount of such unpaid Net Rate Carryover;

                  (xxi) if the Adjustable Rate Overcollateralization Target Amount has at any previous time been met, to the Holders of the Class or Classes of [Class AV] Notes and

         Adjustable Rate Subordinate Notes then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount as described under Section 5.02(e) above, in an amount equal to the Extra Principal Distribution Amount for [Pool 2] and [Pool 3] not covered by the Adjustable Rate Pool Excess Cashflow allocated [pro rata] based on the Extra Principal Distribution Amount for [Pool 2] and [Pool 3] not covered by the Adjustable Rate Pool Excess Cashflow;

                  (xxii) to the holders of the [Class 2-AV-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class 2-AV-2] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxiii) to the Holders of the [Class MV-1] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-1] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxiv) to the Holders of the [Class MV-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-2] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxv) to the Holders of the [Class MV-3] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-3] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxvi) to the Holders of the [Class MV-4] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-4] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxvii) to the Holders of the [Class MV-5] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-5] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxviii) to the Holders of the [Class MV-6] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-6] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxix) to the Holders of the [Class MV-7] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-7] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxx) to the Holders of the [Class MV-8] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MV-8] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow;

                  (xxxi) to the Holders of the [Class BV] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class BV] Notes remaining undistributed after application of the Adjustable Rate Pool Excess Cashflow; and

                  (xxxii) any amounts remaining shall be paid by the Trust Administrator to the Ownership Certificate.

         (g) [On each Payment Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay the Adjustable Rate Pool Excess Cashflow to the Classes of Notes [in the following order of priority]:

                  (i) to the Holders of the Class or Classes of [Group AV]Notes and Adjustable Rate Subordinate Notes then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for [Pool 2] and [Pool 3], payable to such Holders of each such Class as part of the Principal Distribution Amount for [Pool 2] and [Pool 3] pursuant to
         Section 5.02(e) above;

                  (ii) [pro rata], to the Holders of the [Class 2-AV-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (iii) to the Holders of the [Class MV-1] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (iv) to the Holders of the [Class MV-1] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (v) to the Holders of the [Class MV-2] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (vi) to the Holders of the [Class MV-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (vii) to the Holders of the [Class MV-3] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (viii) to the Holders of the [Class MV-3] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (ix) to the Holders of the [Class MV-4] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (x) to the Holders of the [Class MV-4] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xi) to the Holders of the [Class MV-5] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xii) to the Holders of the [Class MV-5] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xiii) to the Holders of the [Class MV-6] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xiv) to the Holders of the [Class MV-6] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xv) to the Holders of the [Class MV-7] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xvi) to the Holders of the [Class MV-7] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xvii) to the Holders of the [Class MV-8] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xviii) to the Holders of the [Class MV-8] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xix) to the Holders of the [Class BV] Notes, in an amount equal to any Interest Carry Forward Amount for such Class;

                  (xx) to the Holders of the [Class BV] Notes, in an amount equal to the Unpaid Realized Loss Amount for such Class;

                  (xxi) to each Class of [Group AV] Notes and Adjustable Rate Subordinate Notes (in each case after application of amounts received under the applicable Interest Rate Cap Agreement to cover Net Rate Carryover), [pro rata] based on the Note Principal Amounts thereof, to the extent needed to pay any Net Rate Carryover for each such Class remaining after application of amounts under the applicable Interest Rate Cap Agreement; provided that any Adjustable Rate Pool Excess Cashflow remaining after such allocation to pay Net Rate Carryover based on the Note Principal Amounts of the Notes shall be distributed to each Class of [Group AV]Notes and Adjustable Rate Subordinate Notes with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Note Principal Amounts), [pro rata], based on the amount of such unpaid Net Rate Carryover;

                  (xxii) if the Fixed Rate Overcollateralization Target Amount has at any previous time been met, to the Holders of the Class or Classes of [Group AF] Notes and Fixed Rate Subordinate Notes then entitled to receive distributions in respect of principal, payable to such Holders as part of the Principal Distribution Amount pursuant to
         Section 5.02(d) above, in an amount equal to the Extra Principal Distribution Amount for [Pool 1] not covered by the Fixed Rate Pool Excess Cashflow or Credit Comeback Excess Cashflow;

                  (xxiii) to the Holders of the [Class MF-1] Notes, in an amount equal to the Unpaid Realized Loss Amount for the ]Class MF-1] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxiv) to the Holders of the [Class MF-2] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-2] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxv) to the Holders of the [Class MF-3] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-3] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxvi) to the Holders of the [Class MF-4] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-4] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxvii) to the Holders of the [Class MF-5] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-5] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxviii) to the Holders of the [Class MF-6] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-6] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxix) to the Holders of the [Class MF-7] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-7] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxx) to the Holders of the [Class MF-8] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class MF-8] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow;

                  (xxxi) to the Holders of the [Class BF] Notes, in an amount equal to the Unpaid Realized Loss Amount for the [Class BF] Notes remaining undistributed after application of the Fixed Rate Pool Excess Cashflow and Credit Comeback Excess Cashflow; and

                  (xxxii) any amounts remaining shall be paid by the Trust Administrator to the Ownership Certificate.

         (h) On the Redemption Date, the Trust Administrator (or the Paying Agent on behalf of the Trust Administrator) shall pay to each Class of Notes the related Termination Price therefor, as set forth in the Indenture.

         Section 5.03. [Reserved].

         Section 5.04. Control of the Trust Account and Deferred Interest.

         (a) The Depositor and the Issuer hereby appoint ____________________ as Securities Intermediary with respect to the Trust Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Account and the Security Entitlements to all Financial Assets credited to the Trust Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Account and all proceeds thereof. Amounts held from time to time in the Trust Account will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Noteholders. Upon the termination of the Issuer or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders shall be deemed to have appointed ____________________ as Securities Intermediary. ____________________ hereby accepts such appointment as Securities Intermediary.

         (b) With respect to the Trust Account Property credited to the Trust Account, the Securities Intermediary agrees that:

                  (i) with respect to any Trust Account Property that is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                  (ii) the sole assets permitted in the Trust Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                  (iii) any such Trust Account Property that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Trust Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee with respect thereto over which the Securities Intermediary or such other institution has Control;

         (c) The Securities Intermediary hereby confirms that (A) the Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Trust Account, (B) all Trust Account Property in respect of the Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to the Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Trust Account be registered in the name of the Depositor or the Issuer, payable to the order of the Depositor or the Issuer or specially endorsed to the Depositor or the Issuer, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

         (d) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Trust Account shall be treated as a Financial Asset;

         (e) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee (or the Trust Administrator on its behalf) directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Depositor, the Issuer or any other Person. If at any time the Indenture Trustee or the Trust Administrator notifies the Securities Intermediary in writing that the Issuer has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor or the Issuer directing transfer or redemption of any Financial Asset relating to the Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

         (f) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Trust Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets credited to the Trust Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Account and (ii) the face amount of any checks which have been credited to the Trust Account but are subsequently returned unpaid because of uncollected or insufficient funds);

         (g) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to the Trust Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

         (h) The rights and powers granted under the Indenture and herein to the Indenture Trustee have been granted in order to perfect its security interest in the Trust Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

         (i) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement

Orders related to the Trust Account issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, without further consent by the Depositor; (2) until termination of the Issuer or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent, or the Trust Administrator on its behalf; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to the applicable account.

         (j) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee, the Trust Administrator and the Servicer to make withdrawals and payments from the Trust Account for the purpose of permitting the Servicer, the Trust Administrator or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

         (k) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be necessary to perfect the interests created by this Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

                  (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, Notes and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer's and the Indenture Trustee's security interest in the Trust Account Property; and

                  (ii) make the necessary filings of financing statements or amendments thereto within [five] days after the occurrence of any of the following: (1) any change in its corporate name or any trade name or its jurisdiction of organization; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

                  (iii) Neither the Depositor nor the Issuer shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving [30] days prior written notice of such action to its immediate and mediate transferee, including the Indenture Trustee. Before effecting such change, each of the Depositor or the Issuer proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Indenture Trustee, in the Trust Account Property. In connection with the transactions contemplated by the Operative Agreements relating to the Trust Account Property, each of the Depositor and the Issuer authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any

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         amendments to financing statements, any continuation statements, or any other statements or filings described in this Section 5.04.

         None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Securities Intermediary.

         Section 5.05. Advances by Servicer.

         (a) Subject to this Section 5.05, Advances shall be made in respect of each Servicer Remittance Date as provided herein. If, on any Determination Date, the Servicer determines that any Scheduled Payments due during the related Collection Period have not been received, such Servicer shall advance such amount to the extent provided in this Section 5.05. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.07(d). Notwithstanding anything to the contrary herein, in the event the Servicer determines in its reasonable judgment that an Advance is a Nonrecoverable Advance, the Servicer shall be under no obligation to make such Advance.

         (b) In the event that the Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.05, the Indenture Trustee, as successor Servicer, shall, on or before the related Payment Date, deposit in the Collection Account an amount equal to the excess of (a) Advances required to be made by the Servicer that would have been deposited in such Collection Account over (b) the amount of any Advance made by the Servicer with respect to such Payment Date; provided, however, that the Indenture Trustee as successor Servicer shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Indenture Trustee shall be entitled to be reimbursed from the Collection Account for Advances made by it pursuant to this Section 5.05 as if it were the Servicer and shall be entitled to receive all compensation and fees of the Servicer in accordance with Section 7.01(b).

         Section 5.06. The Interest Rate Cap Agreements.

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         (a) The Trust Administrator shall establish and maintain an Eligible
Account in its name, in trust for the benefit of the Noteholders, the Interest Rate Cap Account.

         (b) The Trust Administrator shall deposit any Interest Rate Cap Receipts received with respect to any Interest Rate Cap Agreement Payment Date into the Interest Rate Cap Account. Amounts on deposit in the Interest Rate Cap Account shall remain uninvested.

         (c) On each [Class AF-1A] Cap Agreement Payment Date, the Trust Administrator shall withdraw from the Interest Rate Cap Account any Interest Rate Cap Receipts from the [Class AF-1A] Cap Agreement to make payments in the order of priority and to the extent specified in Section 5.02(f)(iii)(1); provided, that on each Payment Date on which there is a payment received by the Trust Administrator under the [Class AF-1A] Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the Class [1A1] and Class [1A__] Notes (such amount, the "Excess [Class AF-1A] Cap Amount"), then the Trust Administrator shall pay (i) the Excess [Class AF-1A] Cap Amount to the Ownership Certificate and (ii) the excess of such Interest Rate Cap Receipts over the Excess [Class AF-1A] Cap Amount for such Payment Date in the order of priority and to the extent specified in Section 5.02(f)(iii)(1) of this Agreement.

         (d) On each [Group 2-AV] Cap Agreement Payment Date, the Trust Administrator shall withdraw from the Interest Rate Cap Account any Interest Rate Cap Receipts from the [Group 2-AV] Cap Agreement to make payments in the order of priority and to the extent specified in Section 5.02(f)(iii)(2); provided, that on each Payment Date on which there is a payment received by the Trust Administrator under the [Group 2-AV] Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the [Class 2-AV-1] and [Class 2-AV-1] Notes (such amount, the "Excess [Class 2-AV] Cap Amount"), then the Trust Administrator shall pay (i) the Excess [Group 2-AV] Cap Amount to the Ownership Certificate and (ii) the excess of such Interest Rate Cap Receipts over the Excess [Group 2-AV] Cap Amount for such Payment Date in the order of priority and to the extent specified in Section 5.02(f)(iii)(2) of this Agreement.

         (e) On each [Group 3-AV] Cap Agreement Payment Date, the Trust Administrator shall withdraw from the Interest Rate Cap Account any Interest Rate Cap Receipts from the [Group 3-AV] Cap Agreement to make payments in the order of priority and to the extent specified in Section 5.02(f)(iii)(2); provided, that on each Payment Date on which there is a payment received by the Trust Administrator under the [Group 3-AV] Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the [Class 3-AV-1], [Class 3-AV-2], [Class 3-AV-3] and [Class 3-AV-4] Notes (such amount, the "Excess [Group 3-AV] Cap Amount"), then the Trust Administrator shall pay (i) the Excess [Group 3-AV] Cap Amount to the Ownership Certificate and (ii) the excess of such Interest Rate Cap Receipts over the Excess [Group 3-AV] Cap Amount for such Payment Date in the order of priority and to the extent specified in Section 5.02(f)(iii)(2) of this Agreement.

         (f) On each Subordinate Cap Agreement Payment Date, the Trust Administrator shall withdraw from the Interest Rate Cap Account any Interest Rate Cap Receipts from the Subordinate Cap Agreement to make payments in the order of priority and to the extent specified in Section 5.02(f)(iii)(3); provided, that on each Payment Date on which there is a payment

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received by the Trust Administrator under the Subordinate Cap Agreement that is based on a notional amount in excess of the aggregate Class Principal Amount of the Subordinate Notes (such amount, the "Excess Subordinate Cap Amount"), then the Trust Administrator shall pay (i) the Excess Subordinate Cap Amount to the Ownership Certificate and (ii) the excess of such Interest Rate Cap Receipts over the Excess Subordinate Cap Amount for such Payment Date in the order of priority and to the extent specified in Section 5.02(f)(iii)(3) of this Agreement.

         (g) On the Payment Date in _________ 200_, after any amounts therefrom have been paid in accordance with Section 5.06(c), (d) and (e) above, any amounts remaining in the Interest Rate Cap Account shall be paid by the Trust Administrator to the Ownership Certificate, and the Interest Rate Cap Account shall be terminated by the Trust Administrator.

         Section 5.07. [[Class AF-5B] Policy; Rights of the [Class AF-5B]
Insurer.

         (a) If, on the [third] Business Day before any Payment Date, the Trust Administrator determines that a there will be a Deficiency Amount for such Payment Date, the Trust Administrator shall determine the amount of any such deficiency and shall give notice to the [Class AF-5B] Insurer by telephone or telecopy of the amount of such deficiency, confirmed in writing by notice substantially in the form of Exhibit A to the [Class AF-5B] Policy, by ________, [New York time] on such [third] Business Day. The Trust Administrator's responsibility for delivering the notice to the [Class AF-5B] Insurer as provided in the preceding sentence is limited to the availability, timeliness and accuracy of the information provided by the Servicer.

         (b) In the event the Trust Administrator receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a [Class AF-5B] Note has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Administrator shall (i) promptly notify the [Class AF-5B] Insurer and (ii) comply with the provisions of the [Class AF-5B] Policy, to obtain payment by the [Class AF-5B] Insurer of such voided scheduled payment. In addition, the Trust Administrator shall mail notice to all Holders of the [Class AF-5B] Notes so affected that, in the event that any such Holder's scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the [Class AF-5B] Policy, a copy of which shall be made available to such Holders by the Trust Administrator. The Trust Administrator shall furnish to the [Class AF-5B] Insurer its records listing the payments on the affected [Class AF-5B] Notes, if any, that have been made by the Trust Administrator and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trust Administrator.

         (c) At the time of the execution hereof, and for the purposes hereof, the Trust Administrator shall establish a special purpose trust account in the name of the Trust Administrator for the benefit of Holders of the [Class AF-5B] Notes (the "[Class AF-5B] Policy Payments Account") over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The [Class AF-5B] Policy Payments Account shall be an Eligible Account. The Trust Administrator shall deposit any amount paid under the [Class AF-5B] Policy into the [Class AF-5B] Policy Payments Account and distribute such amount only for the purposes of making the payments to Holders of the [Class AF-5B] Notes, in respect of the related Deficiency Amount for which the related claim was made under the [Class AF-5B] Policy. Such amounts

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shall be allocated by the Trust Administrator to Holders of [Class AF-5B]
Notes affected by such shortfalls in the same manner as principal and interest payments are to be allocated with respect to such Certificates pursuant to
Section 5.02. It shall not be necessary for such payments to be made by checks or wire transfers separated from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Collection Account. However, any payments made on the [Class AF-5B] Notes from funds in the [Class AF-5B] Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the [Class AF-5B] Policy Payments Account shall not be invested by the Trust Administrator.

         (d) Any funds received from the [Class AF-5B] Insurer for deposit into the [Class AF-5B] Policy Payments Account pursuant to the [Class AF-5B] Policy in respect of a Payment Date or otherwise as a result of any claim under the [Class AF-5B] Policy shall be applied by the Trust Administrator directly to the payment in full (i) of the related Deficiency Amount on such Payment Date or (ii) of other amounts payable under the [Class AF-5B] Policy. Funds received by the Trust Administrator as a result of any claim under the [Class AF-5B] Policy shall be used solely for payment to the Holders of the [Class AF-5B] Notes and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trust Administrator, the Servicer or the Trust Fund. Any funds remaining in the [Class AF-5B] Policy Payments Account on the [first] Business Day after each Payment Date shall be remitted promptly to the [Class AF-5B] Insurer in accordance with the instructions set forth in Section 5.02.

         (e) The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the [Class AF-5B] Insurer and deposited into the [Class AF-5B] Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any [Class AF-5B] Notes and (B) the amount of funds available to make distributions on the [Class AF-5B] Notes pursuant to Section 5.02. The [Class AF-5B] Insurer shall have the right to inspect such records at reasonable times during normal business hours upon [three] Business Days' prior notice to the Trust Administrator.

         (f) The Trust Administrator acknowledges, and each Holder of a [Class AF-5B] Note by its acceptance of the [Class AF-5B] Note agrees, that, without the need for any further action on the part of the [Class AF-5B] Insurer or the Trust Administrator, to the extent the [Class AF-5B] Insurer makes payments, directly or indirectly, on account of principal of or interest on any [Class AF-5B] Notes, the [Class AF-5B] Insurer will be fully subrogated to the rights of the Holders of such [Class AF-5B] Notes to receive such principal and interest from the Trust Fund. The Holders of the [Class AF-5B] Notes, by acceptance of the [Class AF-5B] Notes, assign their rights as Holders of the [Class AF-5B] Notes to the extent of the [Class AF-5B] Insurer's interest with respect to amounts paid under the [Class AF-5B] Policy. Anything herein to the contrary notwithstanding, solely for purposes of determining the [Class AF-5B] Insurer's rights, as applicable, as subrogee for payments distributable pursuant to Section 5.02, any payment with respect to distributions to the [Class AF-5B] Notes which is made with funds received pursuant to the terms of the [Class AF-5B] Policy shall not be considered payment of the [Class AF-5B] Notes from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Note Principal Amount of the [Class AF-5B] Notes within the meaning of Article V.

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         (g) Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the [Class AF-5B] Insurer of such Event of Default.

         (h) The Trust Administrator shall promptly notify the [Class AF-5B] Insurer of either of the following as to which it has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any distribution made with respect to the [Class AF-5B] Notes as to which it has actual knowledge. Each Holder of a [Class AF-5B] Note, by its purchase of [Class AF-5B] Notes, and the Trust Administrator hereby agrees that the [Class AF-5B] Insurer (so long as no [Class AF-5B] Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the [Class AF-5B] Insurer shall be subrogated to the rights of the Trust Administrator and each Holder of a [Class AF-5B] Note in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         (i) The Servicer shall designate a [Class AF-5B] Insurer Contact Person who shall be available to the [Class AF-5B] Insurer to provide reasonable access to information regarding the Mortgage Loans. The initial [Class AF-5B] Insurer Contact Person is to the attention of Secondary Marketing.

         (j) The Trust Administrator shall surrender the [Class AF-5B] Policy to the [Class AF-5B] Insurer for cancellation upon the reduction of the Note Principal Amount of the [Class AF-5B] Notes to zero.

         (k) For so long as there is no continuing default by the [Class AF-5B] Insurer under its obligations under the [Class AF-5B] Policy (a "[Class AF-5B] Insurer Default"), each Holder of a [Class AF-5B] Note agrees that the [Class AF-5B] Insurer shall be treated by the Depositor, the Servicer and the Trust Administrator as if the [Class AF-5B] Insurer were the Holder of all of the [Class AF-5B] Notes, for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the [Class AF-5B] Notes hereunder.

         (l) With respect to this Section 5.07, the terms "Receipt" and "Received" shall mean actual delivery to the [Class AF-5B] Insurer, if any, prior to _______, [New York time], on a Business Day; delivery either on a day that is not a Business Day or after _____, [New York time], shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the [Class AF-5B] Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received. The [Class AF-5B] Insurer shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

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

         (m) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Rating Agencies or the [Class AF-5B] Noteholders shall also be sent at such time to the [Class AF-5B] Insurer.

         (n) The [Class AF-5B] Insurer shall be an express third party beneficiary of this Agreement for the purpose of enforcing the provisions hereof to the extent of the [Class AF-5B] Insurer's rights explicitly specified herein as if a party hereto.

         (o) All references herein to the ratings assigned to the Notes and to the interests of any Noteholders shall be without regard to the [Class AF-5B] Policy, in the case of the [Class AF-5B] Notes.]

                                  ARTICLE VI

                       ADMINISTRATION OF THE AGREEMENTS

         Section 6.01. Duties of the Trust Administrator.

         (a) The Trust Administrator agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Trust Administrator shall take such action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, this Agreement and the Indenture:

                  (i) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04 of the Indenture);

                  (ii) the duty to cause the Certificate Register to be kept if the Issuer assumes the duties of Certificate Registrar, and to give the Owner Trustee notice of any appointment of a new Certificate Registrar and the location, or change in location, of the Certificate Register (Section 3.03 of the Trust Agreement);

                  (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes (Sections 2.04 and 2.05 of the Indenture);

                  (iv) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book-entry system through the Clearing Agency (Section 2.12 of the Indenture);

                  (v) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02 of the Indenture);

                  (vi) the maintenance of an office for registration of transfer or exchange of the Ownership Certificate (Section 3.08 of the Trust Agreement);

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                  (vii) the calculation of accrual of original issue discount and the amortization of premium on the Notes (clause (v) of the fourth paragraph of Section 3.03 of the Indenture);

                  (viii) upon written notice or actual knowledge thereof, the notification to the Indenture Trustee and each Rating Agency of a Servicer Event of Default or a Servicer Event of Default under this Agreement (Section 3.07(d) of the Indenture);

                  (ix) upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee and each Rating Agency of each Indenture Event of Default under the Indenture (Section 3.19 of the Indenture);

                  (x) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01 of the Indenture);

                  (xi) causing the preparation of any continuation statements or amendments necessary to protect the Collateral (Section 3.05 of the Indenture);

                  (xii) the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.06 of the Indenture); and

                  (xiii) any other duties expressly required to be performed by the Trust Administrator under the Indenture or the Trust Agreement.

         (b) The Seller shall undertake the duties of the Issuer with respect to the following matters under the Indenture:

                  (i) to cause the preparation of Issuer Orders (and execute the same on behalf of the Issuer) (Sections 9.01 and 9.02 of the Indenture);

                  (ii) to obtain Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, to mail to the Noteholders notices with respect to their consent to such supplemental indentures (Sections 9.01, 9.02, 9.03 and 9.07 of the Indenture);

                  (iii) the preparation (but not the execution) of the annual Officer's Certificate regarding the Issuer's compliance with the terms of the Indenture (Section 3.09 of the Indenture); and

                  (iv) causing the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel (which shall not be at the expense of the Trust Administrator) with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections 4.01 and 11.01 of the Indenture);

                  (v) the compliance with any request of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Indenture Event of

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         Default shall have occurred and be continuing under the Indenture
         (Section 5.04 of the Indenture); and

                  (vi) causing the preparation of an Issuer Request and Officer's Certificate (and executing the same on behalf of the Issuer) and the obtaining of an Opinion of Counsel (which shall not be at the expense of the Trust Administrator), if necessary, for the release of the Collateral, as defined in the Indenture (Section 8.03 of the Indenture).

         (c) The Issuer will indemnify the Owner Trustee, the Seller and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

         (d) Subject to subsection (e) of this Section 6.01, and in accordance with the directions of the Owner Trustee, the Trust Administrator shall perform or supervise the performance of such other activities in connection with the Collateral (including the Operative Agreements) as are not covered by any of the foregoing provisions and as are expressly requested in writing by the Owner Trustee and are reasonably within the capability of the Trust Administrator.

         (e) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Trust Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         In carrying out the foregoing duties or any of its other obligations under this Agreement, the Trust Administrator shall be subject to the same standard of care and have the same rights, indemnifications and immunities as the Indenture Trustee under the Indenture, including, without limitation, the right to reimbursement and indemnification on behalf of the Issuer from funds in the Collection Account for all losses, costs and expenses of any kind or nature (including without limitation attorneys' fees and disbursements) incurred by the Trust Administrator (including without limitation in its various capacities as Paying Agent, Certificate Paying Agent, Certificate Registrar and Note Registrar) in connection with the performance of its duties hereunder or under any other Operative Agreement.

         The Trust Administrator in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

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         Section 6.02. Duties of the Trust Administrator With Respect to the
Indenture, the Trust Agreement and this Agreement.

         (a) The Trust Administrator shall take all appropriate action with respect to the following matters under the Indenture, the Trust Agreement and this Agreement:

                  (i) the duties of an authenticating agent for authentication of the Notes (Sections 2.01, 2.02, 2.05 and 2.10 of the Indenture);

                  (ii) the duties of Note Registrar to be kept (Sections 2.03, 2.04 and 2.07 of the Indenture);

                  (iii) to provide notices and instructions to the Clearing Agency (Section 2.11 of the Indenture);

                  (iv) the duties of Paying Agent (Sections 3.03, 4.01, 4.02 and 5.02 of the Indenture); and

                  (v) the duties of agent or attorney-in-fact for the purposes of filing amendments and continuation statements for the Issuer (Section 3.05 of the Indenture).

         (b) The Issuer will indemnify the Owner Trustee and the Trust Administrator, and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement or this Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement, the Indenture or this Agreement.

         Section 6.03. Records. The Trust Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Depositor at any time during normal business hours.

         Section 6.04. Compensation. The Trust Administrator will perform the duties and provide the services called for under Sections 6.01 and 6.02 above for such compensation as shall be agreed upon between the Trust Administrator and the Servicer.

         Section 6.05. Additional Information to be Furnished to the Issuer. The Depositor shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

         Section 6.06. Independence of the Trust Administrator. For all purposes of this Agreement, the Trust Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Trust Administrator shall have no authority to act for or represent the Issuer or the

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Owner Trustee in any way and shall not otherwise be deemed an agent of the
Issuer or the Owner Trustee.

         Section 6.07. No Joint Venture. Nothing contained in this Agreement
(i) shall constitute the Trust Administrator or the Depositor, respectively, and either of the Issuer or the Owner Trustee, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

         Section 6.08. Other Activities of Trust Administrator and the Depositor. Nothing herein shall prevent the Trust Administrator, the Depositor or their respective Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Trust Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

         Section 6.09. Resignation and Removal of Trust Administrator.

         (a) Subject to Section 6.09(d) hereof, the Trust Administrator may resign its duties hereunder by providing the Issuer with at least [60] days' prior written notice.

         (b) Subject to Section 6.09(d) hereof, the Issuer may remove the Trust Administrator without cause by providing the Trust Administrator with at least [60] days' prior written notice.

         (c) Subject to Section 6.09(d) hereof, the Issuer may remove the Trust Administrator immediately upon written notice of termination from the Issuer to the Trust Administrator if any of the following events shall occur; provided that in the event of a breach related to the obligations set forth in
Section 6.09(d) (with respect to notice to the Depositor) or Article X, the Trust Administrator may only be terminated at the direction of the Depositor:

                  (i) the Trust Administrator shall default in the performance of any of its duties under this Agreement ((except with respect to a failure related to a Limited Exchange Act Reporting Obligation) and, after notice of such default, shall not cure such default within [ten] days (or, if such default cannot be cured in such time, shall not give within [ten] days such assurance of cure as shall be reasonably satisfactory to the Issuer provided that the [ten-day] cure period shall not apply to the failure to comply with the requirements set forth in Section 6.09(d) (with respect to notice to the Depositor) or Article X, for which the grace period shall not exceed the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions)); or

                  (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within [60] days, in respect of the Trust Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Trust Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Trust Administrator's affairs; or

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                  (iii) the Trust Administrator shall commence a voluntary
         case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Trust Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

         The Trust Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section 6.09(c) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within [seven] days after the occurrence of such event.

         The Depositor shall not be entitled to terminate the rights and obligations of the Trust Administrator pursuant to subparagraph (c)(i) if a failure of the Trust Administrator to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

         (d) No resignation or removal of the Trust Administrator pursuant to this Section shall be effective until (i) a successor Trust Administrator shall have been appointed by the Issuer in accordance with the Trust Agreement, (ii) such successor Trust Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Trust Administrator is bound hereunder and (iii) the Depositor shall have received the information described in the following sentence. As a condition to the effectiveness of any such resignation, at least 15 calendar days prior to the effective date of such resignation, the Trust Administrator shall provide (x) written notice to the Depositor of any successor pursuant to this Section and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor trust administrator. If a successor Trust Administrator does not take office within [60] days after the retiring Trust Administrator resigns or is removed, the resigning or removed Trust Administrator or the Issuer may petition any court of competent jurisdiction for the appointment of a successor Trust Administrator.

         (e) The appointment of any successor Trust Administrator shall be effective only after receipt of a letter from each Rating Agency to the effect that such proposed appointment will not cause a reduction or withdrawal of the then current ratings of the Notes.

         (f) Subject to Sections 6.09(d) and 6.09(e) above, the Trust Administrator acknowledges that upon the appointment of a successor Servicer pursuant to Section 7.01, the Trust Administrator shall immediately resign and such successor Servicer shall automatically become the Trust Administrator under this Agreement. Any such successor Servicer shall be required to agree to assume the duties of the Trust Administrator under the terms and conditions of this Agreement and the other Operative Agreements in its acceptance of appointment as successor Servicer.

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         Section 6.10. Action upon Termination, Resignation or Removal of the
Trust Administrator. Promptly upon the effective date of termination of this Agreement or the resignation or removal of the Trust Administrator pursuant to
Section 6.09 hereof, the Trust Administrator shall be entitled to be paid all reimbursable expenses, including any reasonable out-of-pocket attorneys' fees, accruing to it to the date of such termination, resignation or removal. The Trust Administrator shall forthwith upon such termination pursuant to Section
6.09 deliver to the successor Trust Administrator all property and documents of or relating to the Collateral then in the custody of the Trust Administrator, or if this Agreement has been terminated, to the Depositor. In the event of the resignation or removal of the Trust Administrator pursuant to
Section 6.09, the Trust Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Trust Administrator.

                                 ARTICLE VII

                          SERVICER EVENTS OF DEFAULT

         Section 7.01. Servicer Events of Default; Indenture Trustee To Act; Appointment of Successor.

         (a) The occurrence of any one or more of the following events shall constitute a "Servicer Event of Default":

                  (i) Any failure by the Servicer to furnish to the Trust Administrator the Mortgage Loan data sufficient to prepare the reports described in Section 4.11(a) which continues unremedied for a period of [one] Business Day after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee by the Holders of not less than [25]% of the Class Principal Amount of each Class of Notes affected thereby; or

                  (ii) Any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer (except with respect to a failure related to a Limited Exchange Act Reporting Obligation) contained in this Agreement which continues unremedied for a period of [30] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or the Trust Administrator or to the Servicer and the Indenture Trustee by the Majority Noteholders; provided that the [thirty-day] cure period shall not apply to the failure to comply with the requirements set forth in Section 10.04,
         Section 4.28 (with respect to notice to the Depositor), Section 4.29 (with respect to notice to the Depositor) or Article X, for which the grace period shall not exceed the lesser of 10 calendar days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions); or

                  (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located except where the failure to so maintain such license does not have a material adverse effect on the Servicer's ability to service the Mortgage Loans; or

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                  (iv) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of [60] days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Notes because of the financial condition or loan servicing capability of such Servicer; or

                  (v) The Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

                  (vi) The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (vii) the Servicer ceases to be a FHA Approved Mortgagee; or

                  (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer or attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

                  (ix) The Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 4.28 hereof; or

                  (x) If a representation or warranty set forth in Section
         4.02 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Noteholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within [30] days after the date on which written notice of such incorrect representation or warranty shall have been given to the Servicer by the Indenture Trustee or the Trust Administrator, or to the Servicer and the Indenture Trustee by the Majority Noteholders; or

                  (xi) A sale or pledge of any of the rights of the Servicer hereunder or an assignment of this Agreement by the Servicer or a delegation of the rights or duties of the Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Indenture Trustee and the Majority Noteholders; or

                  (xii) The Servicer has notice or actual knowledge that the Servicer at any time is not either an FHA Approved Mortgagee, and the Servicer has not terminated the rights

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         and obligations of such Servicer under this Agreement and replaced the Servicer with an FHA Approved Mortgagee within [60] days of the date the Servicer receives such notice or acquires such actual knowledge; or

                  (xiii) Any failure of the Servicer to remit to the Trust Administrator any Advance required to be made to the Trust Administrator for the benefit of Noteholders under the terms of this Agreement, which failure continues unremedied as of the close of business on the Business Day prior to a Payment Date.

         If a Servicer Event of Default described in clauses (i) through (ix) of this Section 7.01 shall occur, then, in each and every case, subject to applicable law, so long as any such Servicer Event of Default shall not have been remedied within any period of time prescribed by this Section 7.01, the Indenture Trustee, upon obtaining actual knowledge thereof, by notice in writing to the Servicer may, and shall, if so directed by the Majority Noteholders, terminate all of the rights and obligations of the Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof; provided that in the event of a Servicer Event of Default related to the obligations set forth in Section 4.26(a), Section 4.14(b) (with respect to notice to the Depositor) or Article X, the Servicer may only be terminated at the direction of the Depositor. If a Servicer Event of Default described in clause (x) of this Section 7.01 shall occur, then, in each and every case, subject to applicable law, so long as such Servicer Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 7.01, the Indenture Trustee, by notice in writing to the Servicer, shall promptly terminate all of the rights and obligations of the Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer, and only in its capacity as Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under the terms of this Agreement; and the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the defaulting Servicer's responsibilities and rights hereunder as Servicer including, without limitation, providing the Indenture Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Indenture Trustee or its designee to assume the defaulting Servicer's functions hereunder and the transfer to the Indenture Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Servicer in the Collection Account maintained by such defaulting Servicer and any other account or fund maintained with respect to the Notes or thereafter received with respect to the Mortgage Loans. The Servicer being terminated shall bear all reasonable out-of-pocket costs of a servicing transfer, including but not limited to those of the Indenture Trustee, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary. In addition, if during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer shall fail to observe or perform any of the obligations that constitute a Limited Exchange Act Reporting Obligation or the obligations set forth in Section 4.28(a), Section 4.14(a) or Section 10.01(a)(1) and (2), and such failure continues for the lesser of [10] calendar

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days or such period in which the applicable Exchange Act Report can be filed timely (without taking into account any extensions), so long as such failure shall not have been remedied, the Trust Administrator shall, but only at the direction of the Depositor, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Noteholder hereunder. The Depositor shall not be entitled to terminate the rights and obligations of the Servicer if a failure of the Servicer to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB was the attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

         The Indenture Trustee shall be entitled to be reimbursed from the Servicer (or by the Trust Estate, if the Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively. If the terminated Servicer does not pay such reimbursement within [thirty] days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Estate and the Indenture Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Collection Account pursuant to Section 4.08(ix); provided that the terminated Servicer shall reimburse the Trust Estate for any such expense incurred by the Trust Estate; and provided, further, that the Indenture Trustee shall take such action, if any, as provided in the Indenture and as directed by the Noteholders pursuant thereto with respect to pursuing any remedy against any party obligated to make such reimbursement.

         Notwithstanding the termination of its activities as Servicer, each terminated Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.08 to the extent such reimbursement relates to the period prior to such Servicer's termination.

         If any Servicer Event of Default shall occur, of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall promptly notify each Rating Agency and the Depositor of the nature and extent of such Servicer Event of Default. The Trust Administrator or the Servicer shall immediately give written notice to the Indenture Trustee upon the Servicer's failure to remit Advances on the date specified herein.

         In the event that the Indenture Trustee assumes the duties of the Servicer as set forth herein, the Indenture Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor Servicer.

         (b) On and after the time the Servicer receives a notice of termination from the Indenture Trustee pursuant to Section 7.01(a) or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 4.29, the Indenture Trustee, unless another Servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided

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for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Agreement shall not be considered a default by the Indenture Trustee hereunder. In addition, the Indenture Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination and shall have no liability relating to the representations and warranties of the Servicer set forth in Section 4.02. In the Indenture Trustee's capacity as such successor, the Indenture Trustee shall have the same limitations on liability herein granted to the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to receive all compensation payable to the Servicer under this Agreement.

         (c) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution servicer, Servicer, servicing or mortgage servicing institution having a net worth of not less than $[15,000,000] and meeting such other standards for a successor Servicer as are set forth in this Agreement, as the successor to such Servicer in the assumption of all of the responsibilities, duties or liabilities of a Servicer, like the Servicer. Such successor Servicer may be an Affiliate of the Indenture Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor Servicer, the Indenture Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Issuer and the Indenture Trustee for such Affiliate's actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer hereunder. The Indenture Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Servicer shall cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder including, without limitation, notifying the Servicer of the assignment of the servicing functions and providing the Indenture Trustee and successor Servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Servicer's functions hereunder and the transfer to the Indenture Trustee or such successor Servicer, as applicable, all amounts or investment property which shall at the time be or should have been deposited by the Servicer in the Collection Account and any other account or fund maintained with respect to the Notes or thereafter be received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by this Agreement, (iii) the failure of the Servicer to deliver the Mortgage Loan data to the Indenture Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

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         As a condition to any such succession, such successor Servicer shall provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to a successor Servicer.

         Section 7.02. Additional Remedies of Indenture Trustee Upon Servicer Event of Default. During the continuance of any Servicer Event of Default, so long as such Servicer Event of Default shall not have been remedied, the Indenture Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Noteholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Event of Default.

         Section 7.03. Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any default or Servicer Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Collection Account that would result in a failure of the Trust Administrator or the Paying Agent to make any required payment of principal of or interest on the Notes may only be waived with the consent of [100]% of the affected Noteholders. Notwithstanding the foregoing, in the event of a Servicer Event of Default related to the obligations set forth in Section 4.26, Section 4.14(b) (with respect to notice to the Depositor) and Article X, only the Depositor may waive such Servicer Event of Default. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 7.04. Notification to Holders. Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Indenture Trustee shall promptly mail notice thereof by first class mail to the Noteholders at their respective addresses appearing on the applicable Register. The Indenture Trustee shall also, within [45] days after the occurrence of any Servicer Event of Default known to the Indenture Trustee, give written notice thereof to Noteholders, unless such Servicer Event of Default shall have been cured or waived prior to the issuance of such notice and within such [45] day period.

         Section 7.05. Directions by Noteholders and Duties of Indenture Trustee During Servicer Event of Default. During the continuance of any Servicer Event of Default, the Majority Noteholders may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement; provided, however, that the Indenture Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the

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Servicer or any successor Servicer from its rights and duties as Servicer hereunder) at the request, order or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non assenting Noteholders.

         Section 7.06. Action Upon Certain Failures of the Servicer and Upon Servicer Event of Default. In the event that a Responsible Officer of the Indenture Trustee or the Trust Administrator shall have actual knowledge of any action or inaction of the Servicer that would become a Servicer Event of Default upon the Servicer's failure to remedy the same after notice, the Indenture Trustee or Trust Administrator, as applicable, shall give notice thereof to the Servicer.

                                 ARTICLE VIII

                                  TERMINATION

         Section 8.01. Termination. The respective obligations and responsibilities of the Servicer, the Trust Administrator, the Depositor, the Issuer, the Servicer and the Indenture Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the day after the day on which the Notes are paid in full (including payment pursuant to Section 8.02 below) (the "Termination Date").

         Section 8.02. Termination Prior to Maturity Date; Optional
Redemption.

         (a) On the Payment Date following the Determination Date on which the Aggregate Collateral Balance is less than [20]% of the Aggregate Collateral Balance as of the Cut-off Date, _____________________________ acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Termination Price. The Servicer will be reimbursed from the Termination Price for any outstanding Advances, Servicing Advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of this Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to this Agreement, the Indenture or the Trust Agreement, as applicable. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. _____________________ shall deliver written notice of its intention to exercise such option to the Issuer, the Trust Administrator, the Indenture Trustee and the Servicer not less than [15] days prior to the applicable Payment Date. If _____________________ fails to exercise such option prior to the Stepup Date, the Note Interest Rate for each class of Notes will be increased as set forth herein beginning on the Stepup Date and for each Payment Date thereafter. _____________________ shall deliver written notice of its intention to exercise such option to


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the Issuer, the Indenture Trustee and the Servicer not less than [ten] days prior to the applicable Payment Date.

         (b) In addition, if ______________________ does not exercise its purchase option pursuant to subsection (a) of this Section 8.02, then, on the Payment Date following the Determination Date on which the Aggregate Collateral Balance is less than [10]% of the Aggregate Collateral Balance as of the Cut-off Date, the Servicer acting directly or through one or more Affiliates, shall have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Termination Price. All conditions applying to _____________________'s right to purchase the Mortgage Loans pursuant to paragraph (a) above shall also apply to the Servicer's right.

         (c) Promptly following any such purchase pursuant to paragraph (a) or
(b) of this Section and receipt of an Officer's Certificate of _____________________ or of the Servicer, as applicable, that the purchase price has been deposited in the Collection Account, the Indenture Trustee shall release the Mortgage Files to the purchaser of such Mortgage Loans pursuant to this Section 8.02, or otherwise upon its order.

         Section 8.03. Certain Notices upon Final Payment. The Servicer or the Trust Administrator, as applicable, shall give the Issuer, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least [30] days' prior written notice of the date on which the Trust is expected to terminate in accordance with Section 8.01, or the date on which the Notes will be redeemed in accordance with Section 8.02. Not later than the [fifth] Business Day in the Collection Period in which the final payment in respect to the Notes is payable to the Noteholders, the Indenture Trustee shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

         Section 9.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 9.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         Section 9.03. Amendment.

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         (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders of the Notes,
(i) to cure any ambiguity, (ii) to conform the provisions of this Agreement to the information contained in the Prospectus or to correct or supplement any provision herein, (iii) to make any other provision with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel (which shall be an expense of the party requesting such amendment and shall not be an expense of the Trust or the Indenture Trustee), (1) affect the status of the Notes as debt for federal income tax purposes or (2) only in the case of an amendment effected pursuant to clause (iii) of such sentence, adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current ratings assigned to the Notes.

         (b) This Agreement may also be amended from time to time by the parties hereto with the consent of (i) the Holders of each Class of Notes affected thereby evidencing Voting Interests aggregating not less than [66-2/3]% of each such Class and (ii) the Holder of the Ownership Certificate, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the Holder of each such Note affected thereby or (ii) reduce the percentage of Notes the Holders of which are required to consent to any such amendment without the consent of the Holders of [100]% of the Class Principal Amount of the Notes. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of Book-Entry Notes, the related Note Owners.

         (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to each Rating Agency.

         (d) It shall not be necessary for the consent of Holders under this
Section 9.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

         Section 9.04. Acts of Noteholders. Except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

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

         Section 9.05. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor on direction and at the expense of Holders of not less than [66-2/3]% of the Note Principal Amount of the Notes and of the Holder of the Ownership Certificate requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders, or is necessary for the administration or servicing of the Mortgage Loans.

         Section 9.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 9.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows or delivered by facsimile (or such other address as may hereafter be furnished to the other party by like notice):

                  (i)      if to the Seller:

                           ____________________________
                           ___________________________
                           ________________________
                           Attention:  _____________________________
                           Telephone:  ____________
                           Facsimile:  ____________

                           with a copy to:
                           ___________________

                  (ii)     if to the Servicer:

                           _________________________
                           _______________________
                           Attention:  _________________________
                           Telephone:  _____________
                           Facsimile:  ____________

                           with a copy to:
                           ____________________

                  (iii)    if to the Trust Administrator:

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                           ____________________
                           ______________
                           _________________
                           Attention:  ___________________________
                           ______________________________
                           ________________________
                           Telephone:  ____________
                           Facsimile:   _____________

                  (iv)     if to the Indenture Trustee:

                           ____________________________________
                           __________________________
                           _______________________
                           Attention:  ______________________
                           Telephone:  _____________
                           Facsimile:  ____________

                  (v)      if to the Depositor:

                           IndyMac MBS, Inc.
                           155 North Lake Avenue
                           Pasadena, California  91101
                           Attention: _______ 200____

                  (vi)     if to the Issuer:

                           c/o ___________________
                           ________________
                           _____________________
                           _______________________
                           Attention:  ______________________

         All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 9.07.

         Section 9.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

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

         Section 9.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         Section 9.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

         Section 9.11. Benefits of Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, power, remedy or claim under this Agreement. Notwithstanding the foregoing, (i) the Owner Trustee shall be an express third-party beneficiary of this Agreement and (ii) _____________________ shall be an express third-party beneficiary with respect to Section 8.02.

         Section 9.12. Special Notices to the Rating Agencies.

         (a) The Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section 9.03; and

                  (ii) the making of a final payment hereunder.

         (b) All notices to the Rating Agencies provided for by this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

if to [Moody's]:

         [Moody's Investors Service, Inc.
         99 Church Street
         New York, New York 10004
         Fax no.:  (212) 553-4392]

if to [S&P]:

         [Standard & Poor's Ratings Services, a division
         of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, New York  10041
         Fax no.:  (212) 438-2661]

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

         (c) The Trust Administrator shall make available to the Rating Agencies each report prepared pursuant to Section 4.11.

         Section 9.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         Section 9.14. Execution by the Issuer. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by __________________, not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by _____________________ but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on ______________________, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall ______________________ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.

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

                                  ARTICLE X
                            EXCHANGE ACT REPORTING

         Section 10.01. Filing Obligations.

                  The Servicer, the Trust Administrator, the [Indenture Trustee], the Owner Trustee and the Seller shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor's reporting requirements under the Exchange Act with respect to the Trust Fund. In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Servicer, the Trust Administrator, the [Indenture Trustee], the Owner Trustee and the Seller shall provide the Depositor with (a) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor's reporting obligations under the Exchange Act and
(b) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

         Section 10.02. Form 10-D Filings.

         (a) In accordance with the Exchange Act, the Trust Administrator shall prepare for filing and file within 15 days after each Payment Date (subject to permitted extensions under the Exchange Act) with the Commission with respect to the Trust Fund, a Form 10-D with copies of the Monthly Report and, to the extent delivered to the Trust Administrator, no later than 10 days following the Payment Date, such other information identified by the Depositor or the Servicer, in writing, to be filed with the Commission (such other information, the "Additional Designated Information"). If the Depositor or Servicer directs that any Additional Designated Information is to be filed with any Form 10-D, the Depositor or Servicer, as the case may be, shall specify the Item on Form 10-D to which such information is responsive and, with respect to any Exhibit to be filed on Form 10-D, the Exhibit number. Any information to be filed on Form 10-D shall be delivered to the Trust Administrator in EDGAR-compatible form or as otherwise agreed upon by the Trust Administrator and the Depositor or the Servicer, as the case may be, at the [Servicer's] expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. At the reasonable request of, and in accordance with the reasonable directions of, the Depositor or the Servicer, subject to the two preceding sentences, the Trust Administrator shall prepare for filing and file an amendment to any Form 10-D previously filed with the Commission with respect to the Trust Fund. The [Servicer] shall sign the Form 10-D filed on behalf of the Trust Fund.

         (b) No later than each Payment Date, each of the Servicer, the Trust Administrator, the Owner Trustee and the [Indenture Trustee] shall notify the Depositor and the Servicer of any Form 10-D Disclosure Item, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably acceptable to the Depositor. In addition to such information as the Servicer, the Trust Administrator and the [Indenture Trustee] are obligated to provide pursuant to other provisions of this Agreement, if so requested by the Depositor, each of the Servicer, the Trust Administrator and the [Indenture Trustee] shall provide such information which is available to the Servicer, the Trust Administrator and the [Indenture Trustee], as applicable, without unreasonable effort or expense regarding the performance or servicing of the

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

Mortgage Loans (in the case of the Servicer, the [Indenture Trustee] and the Trust Administrator, based on the information provided by the Servicer) as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the remittance reports in the case of the Servicer and the reports to the noteholders in the case of the Trust Administrator and the [Indenture Trustee], commencing with the first such report due not less than five Business Days following such request.

         (c) The Trust Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format). The Trust Administrator shall have no liability to the Noteholders, the Trust Fund, the Servicer, the [Indenture Trustee] or the Depositor with respect to any failure to properly prepare or file any of Form 10-D to the extent that such failure is not the result of any negligence, bad faith or willful misconduct on its part.

         Section 10.03. Form 8-K Filings.

                  The Servicer shall prepare and file on behalf of the Trust Fund any Form 8-K required by the Exchange Act. [Each Form 8-K must be signed by the Servicer.] Each of the Servicer, the Trust Administrator, the Owner Trustee and the [Indenture Trustee] shall promptly notify the Depositor and the Servicer (if the notifying party is not the Servicer), but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which it has actual knowledge. Each Person shall be deemed to have actual knowledge of any such event to the extent that it relates to such Person or any action or failure to act by such Person.

         Section 10.04. Form 10-K Filings.

                  Prior to March 30th of each year, commencing in 20[ ] (or such earlier date as may be required by the Exchange Act), the Servicer shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. A senior officer in charge of the servicing function of the Servicer shall sign each Form 10-K filed on behalf of the Trust Fund. Such Form 10-K shall include as exhibits each (i) annual compliance statement described under Section 4.26, (ii) annual report on assessments of compliance with servicing criteria described under Section
10.07 and (iii) accountant's report described under Section 10.07. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in Section 10.05.

                  If the Item 1119 Parties listed on Exhibit G have changed since the Closing Date, no later than March 1 of each year, the [Depositor/Servicer] shall provide each of the Servicer, the Trust Administrator, the Owner Trustee and the [Indenture Trustee] with an updated Exhibit G setting forth the Item 1119 Parties. No later than March 15 of each year, commencing in 20[ ], the Servicer, the Trust Administrator, the Owner Trustee and the [Indenture Trustee] shall notify the Depositor and the Servicer of any Form 10-K Disclosure Item, together with a description of any such Form 10-K Disclosure Item in form and substance reasonably acceptable to the Depositor. Additionally, each of the Servicer, the Trust Administrator and the [Indenture

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

Trustee] shall provide, and shall cause each Reporting Subcontractor retained by the Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, to provide the following information no later than March 15 of each year in which a Form 10-K is required to be filed on behalf of the Trust
Fund: (i) if such Person's report on assessment of compliance with servicing criteria described under Section 10.07 or related registered public accounting firm attestation report described under Section 10.07 identifies any material instance of noncompliance, notification of such instance of noncompliance and
(ii) if any such Person's report on assessment of compliance with servicing criteria or related registered public accounting firm attestation report is not provided to be filed as an exhibit to such Form 10-K, information detailing the explanation why such report is not included.

         Section 10.05. Sarbanes-Oxley Certification.

         (a) Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff)). No later than March 15 of each year, beginning in 20[ ], the Depositor, the Servicer, the Trust Administrator and the [Indenture Trustee] shall (unless such person is the Certifying Person) provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit F-1 (in the case of the Servicer) and Exhibit F-2 (in the case of the Trust Administrator and the [Indenture Trustee]), on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the servicing function of the Servicer shall serve as the Certifying Person on behalf of the Trust Fund. Neither the Servicer nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust Fund. In the event that prior to the filing date of the Form 10-K in March of each year, the Servicer, the Trust Administrator, the [Indenture Trustee] or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trust Administrator, the Servicer, the [Indenture Trustee] or the Depositor, as the case may be, shall promptly notify the Servicer and the Depositor. The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust Fund.

         Section 10.06. Form 15 Filing.

                  Prior to January 30 of the first year in which the Depositor is able to do so under applicable law, the Depositor shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

         Section 10.07. Report on Assessment of Compliance and Attestation.

         (a) On or before March 15 of each calendar year, commencing in 20[ ]:

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

                  (1) Each of the Servicer, the Trust Administrator and the [Indenture Trustee] shall deliver to the Depositor and the Servicer a report (in form and substance reasonably satisfactory to the Depositor) regarding the Servicer's, the Trust Administrator's or the [Indenture Trustee]'s, as applicable, assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of such Person and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit H hereto delivered to the Depositor concurrently with the execution of this Agreement. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect. The Depositor and the Servicer, and each of their respective officers and directors shall be entitled to rely on upon each such servicing criteria assessment.

                  (2) Each of the Servicer, the Trust Administrator and the [Indenture Trustee] shall deliver to the Depositor and the Servicer a report of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, and delivered pursuant to the preceding paragraphs. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, including, without limitation that in the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language. To the extent any of the Servicing Criteria are not applicable to such Person, with respect to asset-backed securities transactions taken as a whole involving such Person and that are backed by the same asset type backing the Notes, such report shall include such a statement to that effect.

                  (3) The Servicer shall cause each Reporting Subcontractor to deliver to the Depositor an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and (b) of this
         Section 10.07.

                  (4) Each of the Trust Administrator and the [Indenture Trustee] shall cause each Reporting Subcontractor to deliver to the Depositor and the Servicer an assessment of compliance and accountant's attestation as and when provided in paragraphs (a) and
         (b) of this Section.

                  (5) The Servicer, the Trust Administrator and the [Indenture Trustee] shall execute (and the Servicer, the Trust Administrator and the [Indenture Trustee] shall cause each Reporting Subcontractor to execute) a reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 4.26, (ii) annual report on assessments of compliance with servicing criteria provided pursuant to this Section 10.07 and (iii) accountant's report provided pursuant to this Section 10.07 and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered

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

         public accountants of such Person to enable such accountants to render the Notes provided for in this Section 10.07. In the event the Servicer, the Trust Administrator or Reporting Subcontractor is terminated or resigns during the term of this Agreement, such Person shall provide a certification to the Certifying Person pursuant to this Section 10.07 with respect to the period of time it was subject to this Agreement or provided services with respect to the Trust Fund, the Notes or the Mortgage Loans.

         (b) An assessment of compliance provided by a Subcontractor pursuant to Section 10.07(a)(3) or (4) need not address any elements of the Servicing Criteria other than those specified by the Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, pursuant to Section 10.07(a)(1).

         Section 10.08. Use of Subcontractors.

         (a) It shall not be necessary for the Servicer, the Trust Administrator or the [Indenture Trustee] to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor. The Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, shall promptly upon request provide to the Depositor (or any designee of the Depositor, such as the Servicer or administrator) a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

                  As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, shall cause any such Subcontractor used by such Person for the benefit of the Depositor to comply with the provisions of Sections 10.07 and 10.09 of this Agreement to the same extent as if such Subcontractor were the Servicer, the Trust Administrator or the [Indenture Trustee], as applicable (except with respect to the Servicer's duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person). The Servicer, the Trust Administrator or the [Indenture Trustee], as applicable, shall be responsible for obtaining from each Subcontractor and delivering to the Depositor and the Servicer, any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 10.07, in each case as and when required to be delivered.

         Section 10.09. Amendments. In the event the parties to this Agreement desire to further clarify or amend any provision of this Article X this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Article X pursuant to Section 9.03, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Noteholder.


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


         If, during the period that the Depositor is required to file Exchange Act Reports with respect to the Trust Fund, the Servicer is no longer an Affiliate of the Depositor, the Depositor shall assume the obligations and responsibilities of the Servicer in this Article [XI] with respect to the preparation and filing of the Exchange Act Reports and/or acting as the Certifying Person, if the Depositor has received indemnity from such successor Servicer satisfactory to the Depositor, and such Servicer has agreed to provide a Sarbanes-Oxley Certification to the Depositor substantially in the form of Exhibit K.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                   [ ] 200__-[ ], as Issuer

                                   By:    ________________________, not in
                                          its individual capacity but solely
                                          as Owner Trustee


                                   By: __________________________________
                                   Name:
                                   Title:

                                   INDYMAC MBS, INC.,
                                   as Depositor


                                   By: __________________________________
                                   Name:
                                   Title:

                                   ____________________________________, not
                                   in its individual capacity but solely as Indenture Trustee


                                   By: __________________________________
                                   Name:
                                   Title:

                                   ________________________,
                                   as Trust Administrator and Servicer


                                   By: __________________________________
                                   Name:
                                   Title:






                         Sale and Servicing Agreement

                                   ______________________________,
                                   as Servicer


                                   By: __________________________________
                                   Name:
                                   Title:

                                   ________________________, as Seller


                                   By: __________________________________
                                   Name:
                                   Title:

With Respect to Article [XI] only

_________________________, as Owner Trustee

By: _____________________
Name:
Title:








                         Sale and Servicing Agreement

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  On this ___ day of ___________ 200_, before me, personally appeared ____________, known to me to be a _______ of ____________________, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public

[NOTARIAL SEAL]












                  Notary page to Sale and Servicing Agreement

STATE OF CALIFORNIA       )
                          : ss.:
COUNTY OF LOS ANGELES     )

                  On the ___ day of ___________ 200_, before me, personally appeared __________, known to me to be a _________________ of IndyMac MBS, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public


[NOTARIAL SEAL]











                  Notary page to Sale and Servicing Agreement

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  On the ____ of ___________ 200_, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of ____________________________________, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public

[NOTARIAL SEAL]














                  Notary page to Sale and Servicing Agreement

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  On the ____ of ___________ 200_, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of ____________________, a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public

[NOTARIAL SEAL]









                  Notary page to Sale and Servicing Agreement

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  On the ____ of ___________ 200_, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of _________________________, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public

[NOTARIAL SEAL]











                  Notary page to Sale and Servicing Agreement

STATE OF                   )
                           : ss.:
COUNTY OF                  )

                  On the ____ of ___________ 200_, before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of ____________________________, one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                        __________________________________
                                        Notary Public

[NOTARIAL SEAL]












                  Notary page to Sale and Servicing Agreement

                                  EXHIBIT A-1
                                  -----------

                         FORM OF INITIAL CERTIFICATION


                                                      _________________
                                                               Date

[Trust
Administrator]________________________     ____________________________________
_______________________                             _______________________
_______________________                             _______________________
Attention:  __________________                          Attention:  ___________

[IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101]


         Re: Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of _______, 200_ by and among [IndyMac MBS, Inc.], as Depositor, ________________________, as
                  Indenture Trustee, ____________________, as Trust Administrator and Servicer, ______ [ ] 200__-[ ], as Issuer and ____________________________, as Seller

Ladies and Gentlemen:

         In accordance with Section 2.02(a) of the Sale and Servicing Agreement, subject to review of the contents thereof, the Indenture Trustee (or its custodian), hereby certifies that it has received the documents listed in Section 2.01(b) of the Sale and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A to the Sale and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

         Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement. This certificate is subject in all respects to the terms of Section 2.02 of the Sale and Servicing Agreement and the Sale and Servicing Agreement sections cross-referenced therein.

                                        [Indenture Trustee]

                                        By:___________________________________


                                     A-1-1

                                             Name:
                                             Title:

                                  EXHIBIT A-2
                                  -----------

                         FORM OF INTERIM CERTIFICATION
                         -----------------------------


                                                             _________________
                                                                  Date


[Trust Administrator]________________________    _____________________________
_______________________                             _______________________
_______________________                             _______________________
Attention:  __________________                      Attention:  ______________

[IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101]

         Re: Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of _______, 200_ by and among [IndyMac MBS, Inc.], as Depositor, _________________________, as
                  Indenture Trustee, ____________________, as Trust Administrator and Servicer, ______ [ ] 200__-[ ], as Issuer and ____________________________, as Seller

Ladies and Gentlemen:

         In accordance with Section 2.02(b) of the Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Sale and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement. This certificate is qualified in all respects by the terms of said Sale and Servicing Agreement including, but not limited to, Section 2.02(b).

                                          [Indenture Trustee]


                                          By:_______________________________
                                               Name:
                                               Title:



                                    A-2-1

                                  EXHIBIT A-3
                                  -----------

                          FORM OF FINAL CERTIFICATION
                          ---------------------------


                                                             _________________
                                                                   Date


[Trust Administrator]________________________    ____________________________
_______________________                          _______________________
_______________________                          _______________________
Attention:  __________________                   Attention:  ______________

[IndyMac MBS, Inc.
155 North Lake Avenue
Pasadena, California 91101]


         Re: Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of _______, 200_ by and among [IndyMac MBS, Inc.], as Depositor, _____________________, as
                  Indenture Trustee, ____________________, as Trust Administrator and Servicer, ______ [ ] 200__-[ ], as Issuer and ____________________________, as Seller

Ladies and Gentlemen:

         In accordance with Section 2.02(d) of the Sale and Servicing Agreement, the undersigned hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Sale and Servicing Agreement.

         The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan
Schedule is correct.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Servicing Agreement. This certificate is qualified in all respects by the terms of said Sale and Servicing Agreement.

                                            [Indenture Trustee]


                                            By:____________________________
                                                  Name:
                                                  Title:

                                     A-3-1

                                  EXHIBIT A-4
                                  -----------

                              FORM OF ENDORSEMENT
                              -------------------

         Pay to the order of ____________________________________, as indenture trustee (the "Indenture Trustee") under the Sale and Servicing Agreement dated as of _______, 200_ by and among [IndyMac MBS, Inc.], as Depositor, the Indenture Trustee, ____________________, as Trust Administrator and Servicer, ______ [ ] 200__-[ ], as Issuer, as Seller, relating to ______ [ ] 200__-[ ] Mortgage Backed Notes, Series 200_-__, without recourse.

                                        _________________________________
                                        [current signatory on note]

                                        By:_______________________________
                                             Name:
                                             Title:














                                     A-4-1

                                   EXHIBIT B
                                   ---------

                                  [Reserved]

                                   EXHIBIT C
                                   ---------

                          FORM OF LOST NOTE AFFIDAVIT

         I, _________________________________________, being duly sworn, do hereby state under oath that:

         1. I am a duly elected ______________________ of
____________________________ (the "Company") and am duly authorized to make this affidavit.

         2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Sale and Servicing Agreement, dated as of _______, 200_, among ______ Mortgage Investment Trust 200_-__, as Issuer, [IndyMac MBS, Inc.], as Depositor, ____________________, as Servicer and as Trust Administrator, _________________________, as Servicer, ____________________________, as
Seller, and ____________________________________, as Indenture Trustee,
relating to the [ ] 200__-[ ], Mortgage Backed Notes, Series 200_-__ (the "Agreement").

         3. The ______________ is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

         Loan Number: __________________________________
         Mortgage Note Date:_____________________________
         Borrower(s): ___________________________________
         Original Payee (if not the Company): ___________
         Original Amount:________________________________
         Mortgage Rate: _________________________________
         Address of Mortgaged Property: _________________
         ________________________________________________

         4. The Company is the lawful owner of the Mortgage Note and has not cancelled, altered, assigned or hypothecated the Mortgage Note.

         5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

         6. Attached hereto is a true and correct copy of the Mortgage Note.

         7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the Mortgage Loan Purchase Agreement.

         8. Without limiting the generality of the rights and remedies of the Indenture Trustee contained in the Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations, warranties and covenants appearing in Section 2 of the Mortgage Loan Purchase

Agreement and Section 3.01 of the Agreement, the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section
3.03 of the Agreement. In addition, the Company covenants and agrees to indemnify the Indenture Trustee and the Trust from and hold them harmless against any and all losses, liabilities, damages, claims or expenses arising from the Company's failure to have delivered the Mortgage Note to the Indenture Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

         9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Indenture Trustee.

         10. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Date: _______________________

                                      ______________________________
                                      (signature)

                                      ______________________________
                                      (print name)

                                      ______________________________
                                      (print title)

                                   EXHIBIT D
                                   ---------

                        ESCROW ACCOUNT LETTER AGREEMENT


                                                       ______________ __, ____

To:      ______________________

         ______________________

         ______________________
         (the "Depository")


                  As Servicer under the Sale and Servicing Agreement dated as of _______, 200_, by and among [IndyMac MBS, Inc.], as Depositor, you, as Indenture Trustee, ____________________, as Trust Administrator and Servicer, [ ] 200__-[ ], as Issuer, _________________________, as Servicer and
____________________________, as Seller (the "Sale and Servicing Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.02(f) of the Sale and Servicing Agreement, designated as "_________________________ in trust for
_________________________, as Indenture Trustee for [ ] 200__-[ ]." All
deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                      _________________________
                                            Servicer

                                      By: _________________________________
                                           Name: __________________________
                                           Title: _________________________
                                           Date: __________________________

                  The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                      _________________________
                                            Depository

                                      By: _________________________________
                                           Name: __________________________
                                           Title: _________________________
                                           Date: __________________________

                                  EXHIBIT E-1
                                  -----------

                       FORM OF MONTHLY REMITTANCE ADVICE

                          [On file with the Servicer]













                                     E-1-1

                                  EXHIBIT E-2
                                  -----------

               STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT



                          [On file with the Servicer]










                                     E-2-1

                                  EXHIBIT E-3
                                  -----------

                         Form 332 Realized Loss Report
                             --------------------

                            [On file with Servicer]










                                     E-3-1

                                  EXHIBIT F-1

                       FORM OF PERFORMANCE CERTIFICATION
                                  (Servicer)

                    [On file with the Trust Administrator]











                                     F-1-1

                                  EXHIBIT F-2

                       FORM OF PERFORMANCE CERTIFICATION
                    (Trust Administrator/Indenture Trustee)

                    [On file with the Trust Administrator]







                                     F-2-1

                                   EXHIBIT G

                                    FORM OF
                     SERVICING CRITERIA TO BE ADDRESSED IN
                      ASSESSMENT OF COMPLIANCE STATEMENT

         The assessment of compliance to be delivered by [the Servicer] [Indenture Trustee] [Trust Administrator] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria":

-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                       General Servicing Considerations
--------------------                                                                       ----------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any
                     performance or other triggers and events of default in
                     accordance with the transaction agreements.
--------------------                                                                       ----------------------
                     If any material servicing activities are outsourced to
                     third parties, policies and procedures are instituted to
                     monitor the third party's performance and compliance with
1122(d)(1)(ii)       such servicing activities.
--------------------                                                                       ----------------------
                     Any requirements in the transaction agreements to maintain a
1122(d)(1)(iii)      back-up servicer for the mortgage loans are maintained.
--------------------                                                                       ----------------------
                     A fidelity bond and errors and omissions policy is in
                     effect on the party participating in the servicing
                     function throughout the reporting period in the amount of
                     coverage required by and otherwise in accordance with the
1122(d)(1)(iv)       terms of the transaction agreements.
--------------------                                                                       ----------------------
                      Cash Collection and Administration
--------------------                                                                       ----------------------
                     Payments on mortgage loans are deposited into the
                     appropriate custodial bank accounts and related bank
                     clearing accounts no more than two business days
                     following receipt, or such other number of
1122(d)(2)(i)        days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made via wire transfer on behalf of an obligor or to
1122(d)(2)(ii)       an investor are made only by authorized personnel.
--------------------                                                                       ----------------------
                     Advances of funds or guarantees regarding collections,
                     cash flows or distributions, and any interest or other
                     fees charged for such advances, are made, reviewed and
1122(d)(2)(iii)      approved as specified in the transaction agreements.
--------------------                                                                       ----------------------
                     The related accounts for the transaction, such as cash
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in the
1122(d)(2)(iv)       transaction agreements.
--------------------                                                                       ----------------------
                     Each custodial account is maintained at a federally
                     insured depository institution as set forth in the
                     transaction agreements. For purposes of this criterion,
                     "federally insured depository institution" with respect
                     to a foreign financial institution means a foreign
                     financial institution that meets the requirements of Rule
1122(d)(2)(v)        13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                       ----------------------
                     Unissued checks are safeguarded so as to prevent unauthorized
1122(d)(2)(vi)       access.
--------------------                                                                       ----------------------
                     Reconciliations are prepared on a monthly basis for all
                     asset-backed securities related bank accounts, including
                     custodial accounts and related bank clearing accounts.
                     These reconciliations are (A) mathematically accurate;
                     (B) prepared within 30 calendar days after the bank
                     statement cutoff date, or such other number of days
                     specified in the transaction agreements; (C) reviewed and
                     approved by someone other than the person who prepared
                     the reconciliation; and (D) contain explanations for
                     reconciling items. These reconciling items are resolved
                     within 90 calendar days of their original identification,
1122(d)(2)(vii)      or such other number of days specified in the

                                     G-1


-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                     transaction agreements.
--------------------                                                                       ----------------------
                              Investor Remittances and Reporting
--------------------                                                                       ----------------------
                     Reports to investors, including those to be filed with
                     the Commission, are maintained in accordance with the
                     transaction agreements and applicable Commission
                     requirements. Specifically, such reports (A) are prepared
                     in accordance with timeframes and other terms set forth
                     in the transaction agreements; (B) provide information
                     calculated in accordance with the terms specified in the
                     transaction agreements; (C) are filed with the Commission
                     as required by its rules and regulations; and (D) agree
                     with investors' or the Trust Administrator's records as
                     to the total unpaid principal balance and number of
1122(d)(3)(i)        mortgage loans serviced by the Servicer.
--------------------                                                                       ----------------------
                     Amounts due to investors are allocated and remitted in
                     accordance with timeframes, distribution priority and
1122(d)(3)(ii)       other terms set forth in the transaction agreements.
--------------------                                                                       ----------------------
                     Disbursements made to an investor are posted within two
                     business days to the Servicer's investor records, or such
1122(d)(3)(iii)      other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Amounts remitted to investors per the investor reports
                     agree with cancelled checks, or other form of payment, or
1122(d)(3)(iv)       custodial bank statements.
--------------------                                                                       ----------------------
                                 Pool Asset Administration
--------------------                                                                       ----------------------
                     Collateral or security on mortgage loans is maintained as required
1122(d)(4)(i)        by the transaction agreements or related mortgage loan documents.
--------------------                                                                       ----------------------
                     Mortgage loan and related documents are safeguarded as required by
1122(d)(4)(ii)       the transaction agreements.
--------------------                                                                       ----------------------
                     Any additions, removals or substitutions to the asset
                     pool are made, reviewed and approved in accordance with
1122(d)(4)(iii)      any conditions or requirements in the transaction agreements.
--------------------                                                                       ----------------------
                     Payments on mortgage loans, including any payoffs, made
                     in accordance with the related mortgage loan documents
                     are posted to the Servicer's obligor records maintained
                     no more than two business days after receipt, or such
                     other number of days specified in the transaction
                     agreements, and allocated to principal, interest or other
                     items (e.g., escrow) in accordance with the related
1122(d)(4)(iv)       mortgage loan documents.
--------------------                                                                       ----------------------
                     The Servicer's records regarding the mortgage loans agree
                     with the Servicer's records with respect to an obligor's
1122(d)(4)(v)        unpaid principal balance.
--------------------                                                                       ----------------------
                     Changes with respect to the terms or status of an
                     obligor's mortgage loans (e.g., loan modifications or
                     re-agings) are made, reviewed and approved by authorized
                     personnel in accordance with the transaction agreements and
1122(d)(4)(vi)       related pool asset documents.
--------------------                                                                       ----------------------
                     Loss mitigation or recovery actions (e.g., forbearance
                     plans, modifications and deeds in lieu of foreclosure,
                     foreclosures and repossessions, as applicable) are
                     initiated, conducted and concluded in accordance with the
                     timeframes or other requirements established by the
1122(d)(4)(vii)      transaction agreements.
--------------------                                                                       ----------------------
                     Records documenting collection efforts are maintained
                     during the period a mortgage loan is delinquent in
                     accordance with the transaction agreements. Such records
                     are maintained on at least a monthly basis, or such other
                     period specified in the transaction agreements, and
                     describe the entity's activities in monitoring delinquent
                     mortgage loans including, for example, phone calls,
                     letters and payment rescheduling plans in cases where
1122(d)(4)(viii)     delinquency is deemed temporary (e.g., illness or unemployment).
--------------------                                                                       ----------------------
                     Adjustments to interest rates or rates of return for
                     mortgage loans with variable rates are computed based on
1122(d)(4)(ix)       the related mortgage loan documents.
--------------------                                                                       ----------------------

                                     G-2

-----------------------------------------------------------------------------------------------------------------
                                                                                           Applicable Servicing
                                   Servicing Criteria                                            Criteria
------------------------------------------------------------------------------------------ ----------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- ----------------------
                     Regarding any funds held in trust for an obligor (such as
                     escrow accounts): (A) such funds are analyzed, in
                     accordance with the obligor's mortgage loan documents, on
                     at least an annual basis, or such other period specified
                     in the transaction agreements; (B) interest on such funds
                     is paid, or credited, to obligors in accordance with
                     applicable mortgage loan documents and state laws; and
                     (C) such funds are returned to the obligor within 30
                     calendar days of full repayment of the related mortgage
                     loans, or such other number of days specified in the transaction
1122(d)(4)(x)        agreements.
--------------------                                                                       ----------------------
                     Payments made on behalf of an obligor (such as tax or
                     insurance payments) are made on or before the related
                     penalty or expiration dates, as indicated on the
                     appropriate bills or notices for such payments, provided
                     that such support has been received by the servicer at
                     least 30 calendar days prior to these dates, or such
1122(d)(4)(xi)       other number of days specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Any late payment penalties in connection with any payment
                     to be made on behalf of an obligor are paid from the
                     servicer's funds and not charged to the obligor, unless
1122(d)(4)(xii)      the late payment was due to the obligor's error or omission.
--------------------                                                                       ----------------------
                     Disbursements made on behalf of an obligor are posted
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of days
1122(d)(4)(xiii)     specified in the transaction agreements.
--------------------                                                                       ----------------------
                     Delinquencies, charge-offs and uncollectible accounts are
                     recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)      agreements.
--------------------                                                                       ----------------------
                     Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation
1122(d)(4)(xv)       AB, is maintained as set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- ----------------------

-------------------- --------------------------------------------------------------------- ----------------------



                                    [NAME OF SERVICER] [NAME OF TRUST
                                    ADMINISTRATOR] [NAME OF INDENTURE TRUSTEE]


                                    Date:    _________________________

                                    By:  ________________________________
                                    Name:
                                    Title:

                                   EXHIBIT H
                               Item 1119 Parties
                            MORTGAGE BACKED NOTES,
                                Series 200_-__

                                                          [Date]

------------------- ------------------------------------------------------
Party               Contact Information
------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

------------------- ------------------------------------------------------

                                   EXHIBIT I


                   [FORM OF] [CLASS AF-5B] INSURANCE POLICY

                              [On file with [ ].]

                                   EXHIBIT J


                    [FORM OF] SUBSEQUENT TRANSFER AGREEMENT

                            [On file with the [ ].]

                                   EXHIBIT K


                    [FORM OF] SARBANES-OXLEY CERTIFICATION
                           (Replacement of Servicer)

                            [On file with the [ ].]

                                  SCHEDULE A
                                  ----------
                            MORTGAGE LOAN SCHEDULE

                   [On file with the [                 ].]







                                 Schedule A-1